Exhibit C.3.b

LOAN AND TRUST AGREEMENT

among

MASSACHUSETTS DEVELOPMENT FINANCE AGENCY

and

MASSACHUSETTS ELECTRIC COMPANY

and

U.S. BANK NATIONAL ASSOCIATION, as Trustee

Dated as of December 1, 2004
And Providing for the Issue of
$40,000,000
Massachusetts Development Finance Agency
Pollution Control Revenue Bonds
(Massachusetts Electric Company Issue), Series 2004,
Dated the Date of Delivery

ARTICLE I
INTRODUCTION AND DEFINITIONS.
  101. Description of the Agreement and the Parties. This LOAN AND TRUST AGREEMENT (the "Agreement") is entered into as of December 1, 2004, by the Massachusetts Development Finance Agency, a body politic and corporate and a public instrumentality of The Commonwealth of Massachusetts created by and existing under the Massachusetts General Laws, Chapter 23G (with its successors, the "Issuer"), Massachusetts Electric Company (with its successors, the "Borrower") and U.S. Bank National Association, a national banking association, as Trustee (with its successors, the "Trustee"). This Agreement is a financing document combined with a trust agreement as one instrument under Massachusetts General Laws Chapters 23G and 40D, each as amended (the "Act").
This Agreement provides for the following transactions:
  the Issuer's issue of the Bonds;
  the Issuer's loan of the proceeds of the Bonds to the Borrower for the purpose of refunding the Series 1993 Bonds and thereby refinancing the Project;
  the Borrower's repayment of the loan of Bond proceeds from the Issuer through payment to the Trustee of all amounts necessary to pay the Bonds issued by the Issuer; and
  the Issuer's assignment to the Trustee in trust for the benefit and security of the Bondowners of the Revenues to be received hereunder and the rights to receive the same.
In consideration of the mutual agreements contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Borrower and the Trustee agree as set forth herein for their own benefit and for the benefit of the Bondowners, provided that any financial obligation of the Issuer hereunder shall not be a general obligation of the Issuer nor a debt or pledge of the faith and credit of The Commonwealth of Massachusetts, but shall be payable solely from the funds and Revenues pledged under this Agreement.
  102. Definitions. In addition to terms defined elsewhere herein including but not limited to Section 401, the following terms have the following meanings in this Agreement, unless the context otherwise requires:
  "1954 Code" means the Internal Revenue Code of 1954, as amended and applicable to the Bonds.
  "1986 Code" means the Internal Revenue Code of 1986, as it may be amended and applied to the Bonds from time to time.
  "Act" has the meaning set forth in Section 101.
  "Alternate Rate" means for a Bond in a particular Mode, the following as the same shall be applied in accordance with the provisions of Section 306 hereof:
  For a Bond in the Commercial Paper Mode, the Lehman Brothers Tax Exempt Commercial Paper Index.
  For a Bond in the Daily Mode, the BMA Municipal Swap Index.
  For a Bond in the Weekly Mode, the BMA Municipal Swap Index.
  For a Bond in the Term Rate Mode, the Alternate Term Rate.
  "Alternate Term Rate" means for a Bond in the Term Rate Mode, an index published or provided by Kenny Information Systems, which index is based on yield evaluations at par of bonds, the interest on which is excluded from gross income for purposes of federal income taxation and that are not subject to a "minimum tax" or similar tax under the 1986 Code (unless all tax-exempt bonds are subject to such tax). The bonds upon which the index is based shall include not less than five "high grade" component issuers selected by Kenny Information Systems which shall include, without limitation, issuers of general obligation bonds. The specific issuers included among the component issuers may be changed from time to time by Kenny Information Systems in its discretion. The yield evaluation period for the index shall be a one year evaluation.
  "Auction Rate" means the per annum interest on any Bond in the Auction Rate Bond Mode determined pursuant to Section 307 hereof.
  "Auction Rate Bond Mode" means the Mode during which all or any part of the Bonds bear interest at the Auction Rate.
  "Authorized Denominations" means (i) with respect to Bonds in a Commercial Paper Mode, $100,000 and any integral multiple of $5,000 in excess thereof, (ii) with respect to Bonds in a Daily Mode or Weekly Mode, $100,000 and any integral multiple thereof, (iii) with respect to Bonds in an Auction Rate Bond Mode, $25,000 and any integral multiple thereof, and (iv) with respect to Bonds in a Term Rate Mode or a Fixed Rate Mode, $5,000 and any integral multiple thereof.
  "BMA Municipal Swap Index" means, with respect to any Bond in the Daily Mode or Weekly Mode for which a rate is not set pursuant to Section 304 hereof, the rate per annum determined on the basis of an index based upon the weekly interest rates of tax-exempt variable rate issues included in a database maintained by the Indexing Agent which meet specific criteria established by The Bond Market Association, formerly known as the Public Securities Association. In the event the Indexing Agent no longer publishes an index satisfying the requirements of the preceding sentence, the rate shall be the "J.J. Kenny Index", provided, however, that if the J.J. Kenny Index also ceases to be published, an alternative index shall be calculated by an entity selected in good faith by the Issuer, and shall be determined using the criteria for the BMA Municipal Swap Index.
  "Bond Counsel" means any attorney at law or firm of attorneys of nationally recognized standing in matters pertaining to the federal tax exemption of interest on bonds issued by states and political subdivisions, and duly admitted to practice law before the highest court of any state of the United States.
  "Bond Year" means each one year period (or shorter period from the date of issue of the Bonds) ending on March 31.
  "Bondowners" or "Owners" means the registered owners of the Bonds from time to time as shown in the books kept by the Paying Agent as bond registrar and transfer agent.
  "Bonds" means the $40,000,000 Massachusetts Development Finance Agency Pollution Control Revenue Bonds (Massachusetts Electric Company Issue), Series 2004, and any Bond or Bonds duly issued in exchange or replacement therefor.
  "Business Day" means a day on which banks in each of the cities in which the principal offices of the Trustee and the Paying Agent are located are not required or authorized to remain closed and on which the New York Stock Exchange is not closed.
  "Commercial Paper Bond" means any Bond which is in the Commercial Paper Mode.
  "Commercial Paper Mode" means, with respect to a particular Bond, the Mode during which such Bond bears interest at a Commercial Paper Rate.
  "Commercial Paper Rate" means the interest rate (per annum) on any Bond in the Commercial Paper Mode determined pursuant to Section 303 hereof.
  "Continuing Disclosure Agreement" means the Continuing Disclosure Agreement dated as of the date of issuance of the Bonds between the Borrower and the Trustee, as originally executed and as it may be amended from time to time in accordance with its terms.
  "Credit Facility" means any irrevocable transferable insurance policy, letter of credit or surety bond constituting a credit enhancement or liquidity facility.
  "Current Mode" shall have the meaning specified in Section 404(a)(i) hereof.
  "Daily Mode" means the Mode during which all or any part of the Bonds bear interest at the Daily Rate.
  "Daily Rate" means the per annum interest rate on any Bond in the Daily Mode determined pursuant to Section 304(a) hereof.
  "Date of Interest Accrual" means the date of delivery of the Bonds.
  "Electronic Means" means telecopy, telegraph, telex, facsimile transmission, e-mail transmission or other similar electronic means of communication, including a telephonic communication confirmed by writing or written transmission.
  "Favorable Opinion of Bond Counsel" means, with respect to any action the occurrence of which requires such an opinion, an unqualified opinion of Bond Counsel to the effect that such action is permitted under the Act and this Agreement and will not impair the exclusion of interest on the Bonds from gross income for purposes of federal income taxation (subject to the inclusion of any exceptions contained in the opinion delivered upon original issuance of the Bonds).
  "Fiscal Year" means the fiscal year ending March 31, or any other fiscal year designated from time to time in writing by the Borrower to the Trustee.
  "Fitch" means Fitch Ratings, or any successor rating agency.
  "Fixed Rate" means the per annum interest rate on any Bond in the Fixed Rate Mode determined pursuant to Section 305(b) hereof.
  "Fixed Rate Bonds" means any Bonds in the Fixed Rate Mode.
  "Fixed Rate Mode" means the Mode during which all or a particular portion of the Bonds bear interest at a Fixed Rate(s).
  "Government or Equivalent Obligations" means (i) obligations issued or guaranteed by the United States; (ii) certificates evidencing ownership of the right to the payment of the principal of and interest on obligations described in clause (i), provided that such obligations are held in the custody of a bank or trust company satisfactory to the Trustee or the Issuer, as the case may be, in a special account separate from the general assets of such custodian; (iii) any open-end or closed-end management type investment company or trust registered under 15 U.S.C. §80(a)-1 et seq., provided that the portfolio of such investment company or trust is limited to obligations described in clause (i) and repurchase agreements fully collateralized by such obligations, and provided further that such investment company or trust shall take custody of such collateral either directly or through a custodian satisfactory to the Trustee or the Issuer; and (iv) tax-exempt obligations of any state or instrumentality, agency or political subdivision thereof which are fully secured by, or payments of principal and interest on which shall be made from, obligations described in clause (i) above.
  "Indexing Agent" means Municipal Market Data, Boston, Massachusetts, a Thompson Financial Services Company, or its successor.
  "Interest Accrual Period" means the period during which a Bond accrues interest payable on any Interest Payment Date applicable thereto. With respect to Bonds in the Daily Mode, the Interest Accrual Period shall commence on (and include) the first day of each month and shall extend through (and include) the last day of such month; provided, that if such month is the month in which the Bonds are authenticated and delivered, or if the Bonds are changed to the Daily Mode during such month, the Interest Accrual Period shall commence on the date of authentication and delivery of the Bonds or the Mode Change Date, as the case may be; provided, further, that if no interest has been paid on Bonds in the Daily Mode, interest shall accrue from the date of original authentication and delivery of the Bonds or the Mode Change Date, as appropriate. With respect to a Bond in a Mode other than the Daily Mode (except for a Bond in the Auction Rate Bond Mode), the Interest Accrual Period shall commence on (and include) the last Interest Payment Date to which interest has been paid (or, if no interest has been paid in such Mode, from the date of original authentication and delivery of such Bond, or the Mode Change Date, as the case may be) to, but not including, the Interest Payment Date on which interest is to be paid. With respect to a Bond in the Auction Rate Bond Mode, the Interest Accrual Period shall be as set forth in the definition of "Auction Period" in Section 401. If, at the time of authentication of any Bond, interest is in default or overdue on the Bonds, such Bond shall bear interest from the date to which interest has previously been paid in full or made available for payment in full on Outstanding Bonds.
  "Interest Payment Date" means each date on which interest is to be paid and is: (i) with respect to a Commercial Paper Bond, the Purchase Date; (ii) with respect to a Bond in the Daily Mode, the first Business Day of each month, (iii) with respect to a Bond in the Weekly Mode, the first Business Day of each month; (iv) with respect to a Bond in the Term Rate Mode, each Term Rate Interest Payment Date for such Bond; (v) with respect to a Bond in the Fixed Rate Mode, each Stated Interest Payment Date (beginning with the first Stated Interest Payment Date that occurs no earlier than three months after the commencement of the Fixed Rate Mode for such Bond); and (vi) with respect to Bonds bearing interest at Auction Rates, means (a) when used with respect to any Auction Period other than a daily Auction Period or a Special Rate Period, the Business Day immediately following such Auction Period, (b) when used with respect to a daily Auction Period, the first Business Day of the month immediately succeeding such Auction Period, (c) when used with respect to a Special Rate Period of (i) seven or more but fewer than 92 days, the Business Day immediately following such Special Rate Period, or (ii) 92 or more days, each thirteenth Thursday after the first day of such Special Rate Period or the next Business Day if such Thursday is not a Business Day and on the Business Day immediately following such Special Rate Period, (vii) any Mode Change Date and (viii) each Maturity Date.
  "Interest Period" means, for a Bond in a particular Mode, the period of time that such Bond bears interest at the rate (per annum) which becomes effective at the beginning of such period. The Interest Period for each Mode is as follows:
  for a Bond in the Commercial Paper Mode, the period of from one to 270 calendar days as established by the Remarketing Agent pursuant to Section 303 hereof;
  for a Bond in the Daily Mode, the period from (and including) the Mode Change Date upon which such Bond is changed to the Daily Mode to (but excluding) the next Rate Determination Date for such Bond, and thereafter the period from and including the current Rate Determination Date for such Bond to (but excluding) the next Rate Determination Date for such Bond;
  for a Bond in the Weekly Mode, the period from (and including) the Mode Change Date upon which such bond is changed to the Weekly Mode to (and including) the next Tuesday, and thereafter the period from (and including) each Wednesday to (and including) the next Tuesday;
  for a Bond in the Term Rate Mode, the period from (and including) the Mode Change Date to (but excluding) the last day of the first period that such Bond shall be in the Term Rate Mode as established by the Borrower for such Bond pursuant to Section 404(a)(i) hereof and, thereafter, the period from (and including) the beginning date of each successive interest rate period selected for such Bond by the Borrower pursuant to Section 305(a) while it is in the Term Rate Mode to (but excluding) the ending date for such period selected for such Bond by the Borrower. Each Interest Period for a Bond in the Term Rate Mode shall end on a Stated Interest Payment Date occurring not earlier than three months after the commencement of such Interest Period;
  for a Bond in an Auction Rate Bond Mode, see the definition of "Auction Period" in Section 401.
  "J.J. Kenny Index" means, with respect to a Bond in the Weekly Mode for which a rate is not, or cannot be, set pursuant to Section 304(b) hereof, the index generally made available on the applicable Rate Determination Date by Kenny Information Systems or any successor thereto. The J.J. Kenny Index shall be based upon 30-day yield evaluations at par of bonds, the interest on which is exempt from Federal income taxation under the 1986 Code, of not less than five "high grade" component issuers selected by the Kenny Information Systems which shall include, without limitation, issuers of general obligation bonds. The specific issuers included among the component issuers may be changed from time to time by the Kenny Information Systems in its discretion. The bonds on which the J.J. Kenny Index is based shall not include any bonds the interest on which is subject to a "minimum tax" or similar tax under the 1986 Code, unless all tax-exempt bonds are subject to such tax.
  "Lehman Brothers Tax Exempt Commercial Paper Index" means the index by that name published from time to time by Lehman Brothers Inc.
  "Loan" has the meaning given such term in Section 201.
  "Mandatory Purchase Date" means (i) any Purchase Date for Bonds in the Commercial Paper Mode or the Term Rate Mode, (ii) any Mode Change Date involving a change from the Daily Mode or the Weekly Mode or the Auction Rate Bond Mode and (iii) the Substitution Tender Date.
  "Maturity Date" means August 1, 2008 and August 1, 2014, as applicable.
  "Maximum Rate" means, on any day, the least of (1) 10% per annum with respect to Bonds in Daily Mode, Weekly Mode or Commercial Paper Mode, or 14% per annum with respect to Bonds in Auction Rate Bond Mode, (2) the maximum rate on such date permitted by Massachusetts law, as the same may be modified by United States law of general application and (3) the maximum rate authorized from time to time by the Massachusetts Department of Telecommunications and Energy ("MDTE"), as set forth in Section 302(d) hereof.
  "Mode" means, as the context may require, the Commercial Paper Mode, the Daily Mode, the Weekly Mode, the Auction Rate Bond Mode, the Term Rate Mode or the Fixed Rate Mode.
  "Mode Change Date" means with respect to any Bond in a particular Mode, the day on which another Mode for such Bond begins.
  "Mode Change Notice" means the notice from the Borrower to the other Notice Parties of the Borrower's intention to change Mode.
  "Moody's" means Moody's Investors Service, Inc., or any successor rating agency.
  "New Mode" shall have the meaning specified in Section 404(a)(i) hereof.
  "Notice Parties" means the Issuer, the Trustee, the Remarketing Agent and the Paying Agent and when there are Bonds Outstanding in the Auction Rate Bond Mode, the Auction Agent and Broker-Dealers.
  "Outstanding," when used to modify Bonds, refers to Bonds issued under this Agreement, excluding: (i) Bonds which have been exchanged or replaced, or delivered to the Trustee for credit against a principal payment or a sinking fund installment; (ii) Bonds which have been paid; (iii) Bonds which have become due and for the payment of which moneys have been duly provided; (iv) Bonds deemed tendered under Section 422(c) or 423(d), provided the Purchase Price for such Bonds has been received by the Tender Agent; and (v) Bonds for which there have been irrevocably set aside sufficient funds, or Government or Equivalent Obligations described in clause (i), (ii) or (iv) of the definition thereof bearing interest at such rates, and with such maturities as will provide sufficient funds, to pay or redeem them, provided, however, that if any such Bonds are to be redeemed prior to maturity, the Issuer shall have taken all action necessary to redeem such Bonds and notice of such redemption shall have been duly mailed in accordance with this Agreement or irrevocable instructions so to mail shall have been given to the Trustee.
  "Paying Agent" means the Paying Agent designated from time to time pursuant to Section 315.
  "Project" means the acquisition of land, site development, construction or alteration of buildings or the acquisition or installation of equipment, or any combination of the foregoing, in connection with the pollution control facilities refinanced by the Series 1993 Bonds. The word "Project" also refers to the facilities which result or have resulted from the foregoing activities.
  "Purchase Date" means (i) for a Bond in the Commercial Paper Mode, the last day of the Interest Period for such Bond, (ii) for a Bond in the Daily Mode or the Weekly Mode, any Business Day selected by the owner of said Bond pursuant to the provisions of Section 422(a) hereof and (iii) for a Bond in the Term Rate Mode, the last day of the Interest Period for such Bond (or the next Business Day is such last day is not a Business Day).
  "Purchase Price" means (i) an amount equal to the principal amount of any Bonds purchased on any Purchase Date, plus, in the case of any purchase of Bonds in the Daily Mode or the Weekly Mode, accrued interest, if any, to the Purchase Date, or (ii) an amount equal to the principal amount of any Bonds purchased on a Mandatory Purchase Date, plus, accrued interest, if any, to the Mandatory Purchase Date and, in the case of any Term Rate Bonds purchased on a date when it is subject to redemption at a premium, plus an amount equal to such premium.
  "Rate Determination Date" means the date on which the interest rate on a Bond shall be determined, which, (i) in the case of the Commercial Paper Mode, shall be the first day of an Interest Period; (ii) in the case of the Daily Mode, shall be each Business Day commencing with the first day the Bonds become subject to the Daily Mode; (iii) in the case of the initial conversion to the Weekly Mode, shall be no later than the Business Day prior to the Mode Change Date, and thereafter, shall be each Tuesday or, if Tuesday is not a Business Day, the next succeeding day or, if such day is not a Business Day, then the Business Day immediately preceding such Tuesday; (iv) in the case of the Term Rate Mode, shall be a Business Day no later than the Business Day immediately preceding the first day of an Interest Period, as determined by the Remarketing Agent; and (v) in the case of the Fixed Rate Mode, shall be a date determined by the Remarketing Agent which shall be at least one Business Day prior to the Mode Change Date.
  "Rebate Year" means with respect to the Bonds each twelve month period beginning on April 1 of each year; provided that the first Rebate Year with respect to the Bonds shall be deemed to end on March 31, 2005.
  "Record Date" means (i) with respect to Bonds in a Commercial Paper Mode, a Daily Mode or a Weekly Mode, the day (whether or not a Business Day) immediately preceding each Interest Payment Date, (ii) with respect to Bonds in a Term Rate Mode or a Fixed Rate Mode, the fifteenth (15th) day (whether or not a Business Day) of the month preceding each Interest Payment Date and (iii) with respect to Bonds in an Auction Rate Bond Mode, the Business Day immediately preceding an Interest Payment Date.
  "Redemption Date" means the date fixed for redemption of Bonds subject to redemption in any notice of redemption given in accordance with the terms of this Agreement.
  "Redemption Price" means an amount equal to the principal of and premium, if any, and accrued interest, if any, on the Bonds to be paid on the Redemption Date.
  "Refunding Trust Agreement" means the Refunding Trust Agreement among the Issuer, the Borrower and U.S. Bank National Association, as Refunded Bond Trustee, dated as of December 1, 2004.
  "Remarketing Agent" means the remarketing agent or remarketing agents appointed pursuant to Section 428 and its or their successors or assigns.
  "Remarketing Agreement" means the remarketing agreement to be entered into by the Borrower and the Remarketing Agent in a form satisfactory to the Issuer, as from time to time amended or supplemented.
  "Revenues" means all rates, mortgage payments, rents, fees, charges, and other income and receipts, including proceeds of insurance, eminent domain and sale, and including proceeds derived from any security provided hereunder, payable to the Issuer or the Trustee under this Agreement, excluding the Purchase Price of tendered bonds, administrative fees of the Issuer, fees of the Trustee, reimbursements to the Issuer or the Trustee for expenses incurred by the Issuer or the Trustee, and indemnification of the Issuer and the Trustee.
  "S&P" means Standard & Poor's Ratings Group, or any successor rating agency.
  "Series 1993 Bonds" means the Massachusetts Industrial Finance Agency (as predecessor to the Massachusetts Development Finance Agency) 5 7/8% Pollution Control Revenue Refunding Bonds, 1993 Series (Eastern Edison Company Project), dated July 1, 1993 and issued in the original principal amount of $40,000,000.
  "Short-Term Mode" means the Daily Mode, the Weekly Mode or the Commercial Paper Mode.
  "Stated Interest Payment Dates" means each February 1 and August 1.
  "Substitution Date" means the date on which an any Credit Facility is to be provided with respect to payment of any of the principal of, premium, if any, or interest due on the Bonds or Purchase Price.
  "Substitution Tender Date" means the date five Business Days prior to the Substitution Date.
  "Tax Certificate" means the Tax Certificate and Agreement between the Issuer and the Borrower dated the date of original issuance of the Bonds.
  "Term Rate" means the interest rate (per annum) for any Bond in the Term Rate Mode determined pursuant to Section 305(a) hereof.
  "Term Rate Interest Payment Dates" means, with respect to a Bond in the Term Rate Mode and for the current Interest Period for such Bond, each Stated Interest Payment Date occurring in such Interest Period (beginning with the first Stated Interest Payment Date that occurs no earlier than three months after the commencement of such Interest Period).
  "Term Rate Mode" means the Mode during which all or any part of the Bonds bear interest at the Term Rate.
  "Term Rate Period" shall mean the period from (and including) the Mode Change Date to (but excluding) the last day of the first period that the Bonds shall be in the Term Rate Mode as established by the for the Bonds pursuant to Section 404 hereof and, thereafter, the period from (and including) the beginning date of each successive Interest Period selected for the Bonds pursuant to Section 305 while it is in the Term Rate Mode to (but excluding) the commencement date of the next succeeding Interest Period, including another Term Rate Period. Except as otherwise provided in this Agreement, an Interest Period for the Bonds in the Term Rate Mode must be at least 180 days in length.
  "UCC" means the Massachusetts Uniform Commercial Code as amended from time to time.
  "Variable Rate" means the Daily Rate, Weekly Rate, Commercial Paper Rate and Term Rate.
  "Variable Rate Mode" means the Daily Mode, Weekly Mode, Commercial Paper Mode or Term Rate Mode.
  "Weekly Mode" means the Mode during which all or any part of the Bonds bear interest at the Weekly Rate.
  "Weekly Rate" means the per annum interest rate on any Bond in the Weekly Mode determined pursuant to Section 304(b) hereof.
Words importing persons include firms, associations and corporations, and the singular and plural form of words shall be deemed interchangeable wherever appropriate.

ARTICLE II
LOAN OF BOND PROCEEDS; THE ASSIGNMENT AND PLEDGE.
  201. Loan of Bond Proceeds. The Issuer shall issue the Bonds pursuant to the Act in the amount, in the form, and with the terms provided herein, and shall loan to the Borrower such amount (the "Loan") to refinance costs of the Project as hereinafter provided. The Borrower agrees to repay the Loan of the aggregate principal amount of the Bonds by making payment to the Trustee in the amounts and at the times necessary to enable the Paying Agent to make timely payment of the corresponding amounts of principal of, premium, if any, and interest on the Bonds.
  202. The Assignment and Pledge of Revenues. The Issuer assigns and pledges to the Trustee in trust upon the terms hereof (a) all Revenues to be received from the Borrower or derived from any security provided hereunder, (b) all rights to receive such Revenues and the proceeds of such rights, (c) all funds and investments held from time to time in the funds established under this Agreement, and (d) all of its right, title and interest in this Agreement, including enforcement rights and remedies but excluding certain rights of indemnification and to reimbursement of certain expenses as set forth herein. This assignment and pledge does not include: (i) the rights of the Issuer pursuant to provisions for consent, concurrence, approval or other action by the Issuer, notice to the Issuer or the filing of reports, certificates or other documents with the Issuer; (ii) the right of the Issuer to any payment or reimbursement pursuant to Sections 312(f) and (g) and Section 803(c); or (iii) the powers of the Issuer as stated herein to enforce the provisions hereof. As additional security for its obligations to make payments to the Debt Service Fund and the Redemption Fund, and for its other payment obligations under this Agreement, the Borrower grants to the Issuer a security interest in its interest in the moneys and other investments held from time to time in the funds established under this Agreement.
  203. Further Assurances. The Issuer shall from time to time execute and the Borrower and the Trustee shall from time to time execute, deliver and register, record and file such instruments as the Trustee may reasonably require to confirm, perfect or maintain the security created or intended to be created hereby.
  204. Defeasance. When there are in the Debt Service Fund and Redemption Fund sufficient funds, or non-callable and non-prepayable Government or Equivalent Obligations described in clause (i), (ii) or (iv) of the definition thereof, in such principal amount, bearing interest at such rates and with such maturities as will provide, without reinvestment, sufficient amounts to pay principal of, premium, if any, and interest on the Bonds as and when such amounts become due and, prior to the change to the Fixed Rate Mode, to pay the Purchase Price thereof, whenever the same may be payable, as determined through a verification report or computation, which may be prepared by the Borrower and shall be satisfactory to the Trustee, and when all the rights hereunder of the Issuer and the Trustee have been provided for (1) the Bondowners will cease to be entitled to any right, benefit or security under this Agreement except the right to receive payment of the funds deposited and held for payment and other rights set forth below or which by their nature cannot be satisfied prior to or simultaneously with termination of the lien hereof, (2) the security interests created by this Agreement (except in such funds and investments) shall terminate, and (3) the Issuer and the Trustee shall execute and deliver such instruments as may be necessary to discharge the lien and security interests created hereunder; provided, however, that, if within ninety (90) days of such deposit, the Bonds are not to be redeemed in full prior to maturity or paid in full at maturity, the Trustee shall have received on the date of the deposit an opinion of Bond Counsel to the effect that such deposit and the investment thereof will not affect the exclusion of interest on the Bonds from gross income of the owners thereof for federal income tax purposes; and provided further that if any Bonds are to be redeemed prior to the maturity thereof, such Bonds shall have been duly called for redemption or irrevocable instructions for such a call shall have been given to the Trustee. Upon such defeasance, the funds and investments required to pay or redeem the Bonds in full shall be irrevocably set aside for such purpose. The Trustee shall cause to be mailed to all Bondowners within fifteen (15) days of the conditions of this section being met in the manner herein specified for redemption of Bonds a notice stating that such conditions have been met and that the lien of this Agreement has been discharged, and, if the Bonds are to be redeemed prior to maturity, specifying the date of redemption and the redemption price. Any funds or property held by the Trustee for payment of the Bonds under this section and not required for such payment shall (unless there is an Event of Default hereunder, in which case they shall be applied as provided in Section 604), after satisfaction of all the rights of the Issuer and the Trustee, and payment of the rebate, if any, due to the United States of America under 1986 Code §148(f), and upon such indemnification, if any, as the Issuer or the Trustee may reasonably require, be distributed to the Borrower. If Bonds are not presented for final payment when due and moneys are available in the hands of the Trustee therefor, the Trustee shall, without liability for interest thereon and without any other liability to other Bondowners except to make payment(s) otherwise due to them hereunder, continue to hold the moneys held for that purpose subject to Section 316, and interest shall cease to accrue on the principal amount represented thereby.
When there are in the Debt Service Fund and Redemption Fund funds or securities as described in the preceding paragraph as are sufficient to pay principal or Purchase Price of, premium, if any, and interest on, some but not all of the Bonds in full as and when such amounts become due and all of the other conditions in the preceding paragraph have been met with respect to such Bonds, the particular Bonds (or portions thereof) for which such provision for payment shall have been considered made shall be selected by the Borrower, or if the Borrower does not make such selection, by the Trustee (or, if the Bonds are then registered to CEDE & CO. and the Book-Entry Only System is then in effect, by The Depository Trust Company) and thereupon the Trustee and the Issuer shall take similar action to release the security interests created by this Agreement in respect of such Bonds (except in such funds or securities and investments thereon), subject however to compliance with the applicable conditions set forth in the provisos above.
Notwithstanding the foregoing, those provisions relating to the maturity of Bonds, interest payments and dates thereof and the Trustee's remedies with respect thereto, and provisions relating to exchange, transfer and registration of Bonds, replacement and cancellation of Bonds, the holding of moneys in trust and the duties of the Trustee in connection with all of the foregoing and the fees, expenses and indemnities of the Trustee and the Issuer, shall remain in full force and effect and shall be binding upon the Trustee, the Issuer, the Borrower and the Bondowners notwithstanding the release and discharge of this Agreement until the Bonds have been actually paid in full.
Notwithstanding anything herein to the contrary, if moneys or Government or Equivalent Obligations have been deposited or set aside with the Trustee pursuant to the provisions of this Section 204 and the principal of, premium, if any, and interest on the Bonds shall not, in fact, have been actually paid in full, no amendment to the provisions of this Section 204 will be made without the consent of the owner of each of the Bonds affected thereby.

ARTICLE III
THE BORROWING.
  301. The Bonds.
  Details of the Bonds. The Bonds shall be issued in the principal amount of $40,000,000 in one series in fully registered form in Authorized Denominations and shall be numbered R-1 upwards in the order of their issuance, or in any other manner deemed appropriate by the Paying Agent and the Issuer. The Bonds shall be initially issued in the Commercial Paper Mode. The Bonds (including within a single maturity) may be in more than one Mode at any time after their initial issuance. The Bonds shall be dated December 8, 2004 and interest thereon shall accrue from the Date of Interest Accrual thereof. The principal of and interest on the Bonds shall be payable as provided in Article IV hereof. The Bonds are subject to redemption and optional and mandatory tender for purchase all as described in Article IV of this Agreement and the form of Bonds.
The Bonds shall be signed on behalf of the Issuer by the manual or facsimile signature of the President and Chief Executive Officer, Executive Vice President and Chief Operating Officer, Senior Executive Vice President, Treasurer and Executive Vice President of Finance and Administration and Chief Financial Officer, Secretary and General Counsel, Executive Vice President for Finance Programs, Executive Vice President for Real Estate, or Senior Vice President, Investment Banking, and the corporate seal of the Issuer or a facsimile thereof shall be engraved or otherwise reproduced thereon. The authenticating certificate of the Paying Agent shall be manually signed on behalf of the Paying Agent.
In case any officer whose manual or facsimile signature shall appear on any Bond shall cease to be such officer before the delivery thereof, such manual or facsimile signature shall nevertheless be valid and sufficient for all purposes as if he or she had remained in office until after such delivery.
The Bonds shall mature on August 1 of each of the years and in the amounts as follows:

Year	Principal Amount
2008	$20,000,000
2014	$20,000,000

  Form of Bonds.
  The Bonds shall be initially issued in substantially the following form:
Unless this bond is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
THIS BOND DOES NOT CONSTITUTE A GENERAL OBLIGATION OF THE MASSACHUSETTS DEVELOPMENT FINANCE AGENCY OR A DEBT OR PLEDGE OF THE FAITH AND CREDIT OF THE COMMONWEALTH OF MASSACHUSETTS; THE PRINCIPAL OF AND INTEREST AND PREMIUM, IF ANY, ON THIS BOND ARE PAYABLE SOLELY FROM THE REVENUES AND FUNDS PLEDGED FOR THEIR PAYMENT IN ACCORDANCE WITH THE LOAN AND TRUST AGREEMENT. THE MASSACHUSETTS DEVELOPMENT FINANCE AGENCY HAS NO TAXING POWER UNDER THE ACT.
Registered No. R-1 $_________

UNITED STATES OF AMERICA
COMMONWEALTH OF MASSACHUSETTS
MASSACHUSETTS DEVELOPMENT FINANCE AGENCY
Pollution Control Revenue Bond
(Massachusetts Electric Company Issue), Series 2004

CUSIP:
MATURITY DATE: August 1, 20__
DATE OF THIS BOND: December 8, 2004
DATE OF INTEREST ACCRUAL: December 8, 2004
INTEREST PAYMENT DATE: (i) with respect to a Commercial Paper Bond, each Purchase Date; (ii) with respect to a Bond in the Daily Mode, the first Business Day of each month, (iii) with respect to a Bond in the Weekly Mode, the first Business Day of each month; (iv) with respect to a Bond in the Term Rate Mode, each Term Rate Interest Payment Date for such Bond; (v) with respect to a Bond in the Fixed Rate Mode, each Stated Interest Payment Date (beginning with the first Stated Interest Payment Date that occurs no earlier than three months after the commencement of the Fixed Rate Mode for such Bond); (vi) any Mode Change Date and (vii) any Maturity Date.
MODE:
(as of Date of Registration)
REGISTERED OWNER: CEDE & CO.
DATE OF REGISTRATION:
PRINCIPAL AMOUNT:
ANY BONDOWNER WHICH FAILS TO DELIVER A BOND FOR PURCHASE AT THE TIMES AND AT THE PLACE REQUIRED HEREIN SHALL HAVE NO FURTHER RIGHTS HEREUNDER EXCEPT THE RIGHT TO RECEIVE THE PURCHASE PRICE AS CALCULATED HEREIN AND IN THE AGREEMENT UPON PRESENTATION AND SURRENDER OF THIS BOND TO THE PAYING AGENT AS DESCRIBED HEREIN, AND SHALL HOLD THIS BOND AS AGENT FOR THE PAYING AGENT.
The Massachusetts Development Finance Agency (the "Issuer"), for value received promises to pay to the REGISTERED OWNER of this bond, or registered assigns, but solely from the moneys to be provided under the Agreement mentioned below, upon presentation and surrender hereof, in lawful money of the United States of America, the PRINCIPAL AMOUNT on the MATURITY DATE (or earlier as hereinafter provided), at the corporate trust office of the Paying Agent designated from time to time by the Issuer and to pay by check or draft mailed or in any other manner agreed upon by the Securities Depository and the Trustee or sent by the Paying Agent to the REGISTERED OWNER of this bond (or of one or more predecessor or successor Bonds (as defined below)), interest on such PRINCIPAL AMOUNT from the DATE OF INTEREST ACCRUAL or from the Interest Payment Date (as defined in the Agreement) commencing on the initial Interest Payment Date at the rates determined as set forth below, payable on each Interest Payment Date until payment of such PRINCIPAL AMOUNT. Until conversion to the Fixed Rate Mode or Auction Rate Bond Mode as provided below, this bond shall bear interest at a Variable Rate. The Variable Rate shall be the rate of interest determined by the Remarketing Agent on each Rate Determination Date, for each Interest Period, as described in the Agreement. The Remarketing Agent shall determine the initial Variable Rate on or before the date of issue in or of conversion to the Variable Rate Mode, which rate shall remain in effect as provided in the Agreement. Thereafter, the Remarketing Agent shall redetermine the Variable Rate for each Interest Period as provided in the Agreement. The amount of interest due on any INTEREST PAYMENT DATE shall be the amount of unpaid interest accrued on this bond through the day preceding such INTEREST PAYMENT DATE. The interest so payable and punctually paid, or duly provided for, on any Interest Payment Date (as defined in the Agreement) will be paid to the person in whose name this Bond is registered at the close of business on the Record Date for such interest, which shall be the Business Day immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the REGISTERED OWNER on such Record Date, and may be paid to the person in whose name this Bond is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice thereof being given to the registered owners not more than fifteen (15) and not less than ten (10) days prior to such Special Record Date, or may be paid at any time in any other lawful manner as more fully provided in the Agreement under which this bond is issued.
This bond is one of a series of bonds (the "Bonds") representing a borrowing of $40,000,000 issued under Massachusetts General Laws, Chapters 23G and 40D, as amended (the "Act"), and pursuant to a Loan and Trust Agreement (the "Agreement") dated as of December 1, 2004 among Massachusetts Electric Company (the "Borrower"), the Issuer and U.S. Bank National Association, as Trustee (the "Trustee"). Pursuant to the Agreement, the Borrower has agreed to repay the borrowing in the amounts and at the times necessary to enable the Issuer to pay the principal, premium, if any, and interest on the Bonds and the Issuer has pledged such funds to the Trustee for the benefit of the Bondowners. Reference is made to the Agreement for a description of the funds pledged and to the rights, limitations of rights, duties, obligations and immunities of the Borrower, the Issuer, the Trustee and the Bondowners, including the order of payments in the event of insufficient funds and restrictions on the rights of the Bondowners to bring suit. The Agreement may be amended to the extent and in the manner provided therein.
Any terms not defined herein are as defined in the Agreement.
While this bond is in the Daily, Weekly or Commercial Paper Mode, interest shall be computed on the basis of a 365/366 day year and actual days elapsed. While this bond is in the Term Rate or Fixed Rate Mode, interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. From and after the date on which this bond becomes due, any unpaid principal will bear interest at the then effective interest rate until paid or duly provided for. When an Auction Rate Bond Mode is in effect in an Auction Period of 180 days or less, interest shall be calculated on the basis of actual days over 360 and when the Auction Period is greater than 180 days on the basis of a 360-day year of twelve 30-day months.
At the option of the Borrower and upon certain conditions provided for in the Agreement, all or a portion of the Bonds (a) may be converted or reconverted from time to time to or from the Daily Mode, Commercial Paper Mode, Weekly Mode or Term Rate Mode (collectively, the "Variable Rate Mode"), which means that the Interest Period is, respectively, one day, between one and 270 days, one week or three months or any period in excess thereof, (b) may be converted to the Fixed Rate Mode or (c) may be converted or reconverted from time to time to the Auction Rate Bond Mode. While this bond is in the Weekly Mode, a new interest rate shall take effect on the date such Mode takes effect and thereafter on each Wednesday. While this bond is in the Daily Mode, the new interest rate shall be determined at 10:00 A.M. on each Business Day effective for that day. While this bond is in the Commercial Paper Mode or Term Rate Mode, a new interest rate shall take effect on the date such Mode takes effect, and on the effective date of the next Interest Period applicable to this bond.
This bond is subject to optional and mandatory tender for purchase under certain circumstances as described in the Agreement. Notice of mandatory tender for purchase of this Bond shall be mailed no later than fifteen (15) days prior to the Mandatory Purchase Date, all as provided in the Agreement; provided that no notice shall be given to Owners of Commercial Paper Bonds or Term Rate Bonds for mandatory purchase on the Purchase Date constituting the last day of the current Interest Period for such Bonds.
After conversion to the Fixed Rate Mode, the Registered Owner shall have no right to tender this bond for purchase.
This bond is not subject to mandatory sinking fund redemption prior to maturity.
This bond is subject to mandatory redemption at any time at a redemption price of 100% of its principal amount plus accrued interest to the redemption date in the event (i) the Borrower delivers to the Trustee an opinion of nationally recognized bond counsel selected by the Borrower and reasonably satisfactory to the Trustee ("Bond Counsel") stating that interest on the Bonds is or will become includable in gross income of the owners thereof for federal income tax purposes, or (ii) it is finally determined by the Internal Revenue Service or a court of competent jurisdiction, as a result of (A) a proceeding in which the Borrower has participated or been given notice and an opportunity to participate, and (B) either a failure by the Borrower to observe any covenant or agreement undertaken in or pursuant to the Agreement, or the inaccuracy of any representation made by the Borrower in or pursuant to the Agreement, that interest payable on the Bonds is includable for federal income tax purposes in the gross income of any owner thereof (other than an owner which is a "substantial user" or a "related person" within the meaning of Section 103(b)(13) of the Internal Revenue Code of 1954, as amended). Any determination under clause (ii) above will not be considered final for this purpose until the earliest of the conclusion of any appellate review, the denial of appellate review or the expiration of the period for seeking appellate review. Redemption under this paragraph shall be in whole unless not later than forty-five (45) days prior to the redemption date the Borrower delivers to the Trustee an opinion of Bond Counsel reasonably satisfactory to the Trustee to the effect that a redemption of less than all of the Bonds will preserve the tax-exempt status of interest on the remaining Bonds Outstanding subsequent to such redemption. Any such redemption shall be made on the sixtieth (60th) day after the date on which the opinion described in clause (i) is delivered or the determination described in clause (ii) becomes final or on such earlier date as the Borrower may designate by notice given to the Trustee at least forty-five (45) days prior to such designated date. Any Bond in the Commercial Paper Mode or Term Rate Mode that has a Purchase Date prior to the redemption date established for that Bond pursuant to the preceding sentence shall be redeemed on that Purchase Date. If such redemption shall occur in accordance with the terms of the Agreement, then such failure by the Borrower to observe such covenant or agreement, or the inaccuracy of any such representation, will not, in and of itself, constitute a default thereunder.
If the Trustee receives written notice from any Bondowner stating that (i) such Bondowner has been notified in writing by the Internal Revenue Service that it proposes to include the interest on the Bonds in the gross income of such owner for federal income tax purposes, or any other proceeding has been instituted against such owner which may lead to a like determination, and (ii) such owner will afford the Borrower the opportunity to participate at its own expense in the proceeding, either directly or in the name of such owner, until the conclusion of any appellate review, and the Trustee has examined such written notice and it appears to be accurate on its face, then the Trustee shall promptly give notice thereof to the Borrower, the Issuer, and each Bondowner whose Bonds may be affected. The Trustee shall thereafter keep itself reasonably informed of the progress of any administrative proceedings or litigation relating to such notice. Under the Agreement the Borrower is required to give the Trustee written notice of such a final determination within forty-five (45) days of such final determination.
This bond shall be subject to optional redemption at the times and in the amounts as set forth in the Agreement.
Notice of redemption of this bond shall be mailed not less than fifteen (15) days nor more than thirty (30) days (or thirty (30) days and forty-five (45) days, respectively, in the case of Term Rate Mode or Fixed Rate Mode) prior to the redemption date, all as provided in the Agreement. It will be the responsibility of the Securities Depository and its participants to give notice of the redemption to beneficial owners of this bond. Failure to mail notice to the registered owner of any other bond, any defect in the notice to such an owner, or failure by the Securities Depository and its participants to provide notice of redemption to the beneficial owners of this bond will not affect the redemption of this bond. Notice of redemption having been duly mailed, this bond, or the portion called for redemption, will become due and payable on the redemption date at the applicable price and, moneys for the redemption having been deposited with the Trustee, from and after the redemption date interest on this bond (or such portion) will no longer accrue.
If less than all of this bond shall be called for redemption, the portion of this bond to be redeemed shall be selected in the manner provided in the Agreement.
In case any Event of Default (as defined in the Agreement) occurs, the principal amount of this bond together with accrued interest may be declared due and payable in the manner and with the effect provided in the Agreement.
The Bonds are issuable only in fully registered form in the denomination of (i) while in the Daily Mode or Weekly Mode, $100,000 or any integral multiple in excess thereof, (ii) while in the Commercial Paper Mode, $100,000 or any integral multiple of $5,000 in excess thereof, (iii) while in the Fixed Rate Mode or Term Rate Mode, $5,000 or any integral multiple thereof, and (iv) while in the Auction Rate Bond Mode, $25,000 or any integral multiple thereof.
The Bonds are being issued by means of a book entry system, with bond certificates immobilized at The Depository Trust Company, New York, New York (or its custodial agent), or its successor as Securities Depository, evidencing ownership of the Bonds, and with transfers of beneficial ownership effected on the records of the Securities Depository and its participants pursuant to rules and procedures established by the Securities Depository. Bond certificates are not available for distribution to the public, except as provided in the Agreement. The principal or redemption price of and interest on this bond are payable by the Trustee to the REGISTERED OWNER of this bond, as nominee of the Securities Depository. Transfer of principal, redemption price and interest payments to participants of the Securities Depository is the responsibility of the Securities Depository; transfer of principal, redemption price and interest payments to beneficial owners by participants of the Securities Depository will be the responsibility of such participants and other nominees of beneficial owners. The Issuer, the Borrower and the Trustee are not responsible or liable for maintaining, supervising or reviewing the records maintained by the Securities Depository, its participants or persons acting through such participants.
The Issuer, the Trustee, the Paying Agent and the Borrower may treat the REGISTERED OWNER as the absolute owner of this bond for all purposes, notwithstanding any notice to the contrary.
Neither the members of the Issuer nor any person executing this bond are liable personally hereon or subject to any personal liability or accountability by reason of the issuance hereof.
This bond will not be valid until the Certificate of Paying Agent has been signed by the Paying Agent.
MASSACHUSETTS DEVELOPMENT
FINANCE AGENCY
(SEAL)
By: ______________________________________
President and Chief Executive Officer/ Executive Vice President and Chief Operating Officer/Senior Executive Vice President/ Treasurer and Executive Vice President of Finance and Administration and Chief Financial Officer/Secretary and General Counsel/ Executive Vice President for Finance Programs/Executive Vice President for Real Estate/Senior Vice President, Investment Banking

CERTIFICATE OF PAYING AGENT
This bond is one of the Bonds described in the Loan and Trust Agreement.

U.S. BANK NATIONAL ASSOCIATION,
Paying Agent

By: ______________________________________
Authorized Signature

ASSIGNMENT
For value received the undersigned sells, assigns and transfers this bond to
_________________________________________________________________
(Name and Address of Assignee)
_________________________________________________________________
_________________________________________________________________
Social Security or Other Identifying Number of Assignee
and irrevocably appoints ________________________________ attorney-in-fact to transfer it on the books kept for registration of the bond, with full power of substitution.

__________________________________________
NOTE: The signature to this assignment must correspond with the name as written on the face of the bond without alteration or enlargement or other change.

Dated:
Signature Guaranteed:

__________________________________
Participant in a Recognized
Signature Guarantee Medallion Program

By: ______________________________
Authorized Signature
[End of Bond Form]
  In the event of a change in Mode as set forth in Article IV hereof, the Trustee shall deliver new Bonds to the owners thereof in substantially the form set forth in Section 301(b)(i) with such insertions and deletions as the parties hereto, Bond Counsel and the underwriter of the Bonds determine are necessary to reflect the terms of the Bonds in such Mode and any other applicable provisions of this Agreement.
  Replacement of Bonds. Replacement Bonds shall be issued pursuant to applicable law as a result of the destruction, loss or mutilation of the Bonds. The costs of a replacement shall be paid or reimbursed by the applicant, who shall indemnify the Issuer, the Trustee, the Paying Agent and the Borrower against all liability and expense in connection therewith, and who may be required to provide an indemnity bond with respect to such indemnity obligations.
  Registration of Bonds in the Book-Entry Only System. (i) The provisions of this Section 301(d) shall apply with respect to any Bond registered to CEDE & CO. or any other nominee of The Depository Trust Company ("DTC") while the Book-Entry Only System (meaning the system of registration described in paragraph (ii) of this Section 301(d)) is in effect.
  The Bonds shall be issued in the form of a separate single authenticated fully registered Bond for each maturity and Mode of Bonds in substantially the form set forth in Section 301(b). Any legend required to be on the Bonds by DTC may be added by the Trustee or Paying Agent. On the date of original delivery thereof, the Bonds shall be registered in the registry books of the Paying Agent in the name of CEDE & CO., as nominee of The Depository Trust Company as agent for the Issuer in maintaining the Book-Entry Only System. With respect to Bonds registered in the registry books kept by the Paying Agent in the name of CEDE & CO., as nominee of DTC, the Issuer, the Paying Agent, the Remarketing Agent, the Borrower and the Trustee shall have no responsibility or obligation to any Participant (which means securities brokers and dealers, banks, trust companies, clearing corporations and various other entities, some of whom or their representatives own DTC) or to any Beneficial Owner (which means, when used with reference to the Book-Entry Only System, the person who is considered the beneficial owner of the Bonds pursuant to the arrangements for book entry determination of ownership applicable to DTC) with respect to the following: (A) the accuracy of the records of DTC, CEDE & CO. or any Participant with respect to any ownership interest in the Bonds, (B) the delivery to or from any Participant, any Beneficial Owner or any other person, other than DTC, of any notice with respect to the Bonds, including any notice of redemption or tender (whether mandatory or optional), or (C) the payment to any Participant, any Beneficial Owner or any other person, other than DTC, of any amount with respect to the principal of or premium, if any, or interest on the Bonds. The Paying Agent shall pay all principal of and premium, if any, and interest on the Bonds only to or upon the order of DTC, and all such payments shall be valid and effective fully to satisfy and discharge the Issuer's obligations with respect to the principal of and premium, if any, and interest on such Bonds to the extent of the sum or sums so paid. No person other than DTC shall be entitled to receive an authenticated Bond evidencing the obligation of the Issuer to make payments of principal of and premium, if any, and interest pursuant to this Agreement. Upon delivery by DTC to the Trustee or the Paying Agent of written notice to the effect that DTC has determined to substitute a new nominee in place of CEDE & CO., the words "CEDE & CO." in this Agreement shall refer to such new nominee of DTC.
  Upon receipt by the Issuer and the Trustee, the Paying Agent, the Borrower or the Remarketing Agent, if any, of written notice from DTC to the effect that DTC is unable or unwilling to discharge its responsibilities, the Paying Agent shall issue, transfer and exchange Bonds as requested by DTC in appropriate amounts, and whenever DTC requests the Issuer, the Paying Agent, the Trustee and the Remarketing Agent to do so, the Trustee, the Paying Agent, the Remarketing Agent, and the Issuer will cooperate with DTC in taking appropriate action after reasonable notice (A) to arrange for a substitute bond depository willing and able upon reasonable and customary terms to maintain custody of the Bonds or (B) to make available Bonds registered in whatever name or names the Bondowners transferring or exchanging such Bonds shall designate.
  In the event the Issuer determines that it is in the best interests of the Beneficial Owners that they be able to obtain Bond certificates, the Issuer may so notify DTC, the Paying Agent, the Remarketing Agent, the Borrower and the Trustee, whereupon DTC will notify the Participants of the availability through DTC of Bond certificates. In such event, the Paying Agent shall issue, transfer and exchange Bond certificates as requested by DTC in appropriate amounts and in authorized denominations. Whenever DTC requests the Issuer and the Paying Agent to do so, the Paying Agent and the Issuer will cooperate with DTC in taking appropriate action after reasonable notice to make available Bonds registered in whatever name or names the Beneficial Owners transferring or exchanging Bonds shall designate.
  Notwithstanding any other provision of this Agreement to the contrary, so long as any Bond is registered in the name of CEDE & CO., as nominee of DTC, all payments with respect to the Purchase Price and principal of and premium, if any, and interest on such Bond and all notices with respect to such Bond shall be made and given, respectively, to DTC as provided in the Letter of Representation from the Issuer to DTC (the "Letter of Representation") as in effect from time to time.
  Notwithstanding any provision in this Agreement to the contrary, so long as all of the Bonds Outstanding are held in the Book-Entry Only System, (A) if less than all of such Bonds of a maturity are to be redeemed upon any redemption of Bonds hereunder, the particular Bonds or portions of Bonds to be redeemed shall be selected by DTC in such manner as DTC may determine, and (B) if less than all of the Bonds of a maturity are to be converted to a different Mode, upon any conversion to such Mode hereunder, the beneficial interests in particular Bonds or portions of Bonds to be converted shall be selected by DTC in such manner as DTC may determine.
  So long as the Book-Entry Only System is in effect, a Beneficial Owner who elects to have its Bonds purchased or tendered pursuant to the Agreement shall effect delivery by causing a Participant to transfer the Beneficial Owner's interest in the Bonds pursuant to the Book-Entry Only System. The requirement for physical delivery of Bonds in connection with a demand for purchase or a mandatory tender for purchase will be deemed satisfied when the ownership rights in the Bonds are transferred in accordance with the Book-Entry Only System.
  While the Bonds bear interest in a Variable Rate Mode, so long as the Book-Entry Only System is in effect, the Remarketing Agent, if any, shall communicate to DTC information concerning the purchasers of Tendered Bonds as may be necessary or appropriate, and, notwithstanding any provision in the Letter of Representation to the contrary, the Remarketing Agent shall continue to remit to the Paying Agent interest rate determination information pursuant to the terms of this Agreement.
  While the Bonds bear interest in a Variable Rate Mode, so long as the Book-Entry Only System is in effect, in the event there are Bonds purchased by the Borrower, the Paying Agent shall communicate to DTC that the Borrower, is the Beneficial Owner of such Bonds, and if such Bonds cease to be owned by the Borrower, the Remarketing Agent, if any, shall communicate to DTC information concerning the subsequent purchasers of such Bonds as may be necessary or appropriate.
  302. Calculation and Payment of Interest; Maximum Rate.
  When a Commercial Paper Mode, a Daily Mode or a Weekly Mode is in effect, interest shall be calculated on the basis of a 365/366 day year for the actual number of days elapsed. When a Term Rate Mode or a Fixed Rate Mode is in effect, interest shall be calculated on the basis of a 360 day year comprised of twelve 30-day months. When an Auction Rate Bond Mode is in effect in an Auction Period of 180 days or less, interest shall be calculated on the basis of actual days over 360 and when the Auction Period is greater than 180 days on the basis of a 360-day year of twelve 30-day months. Payment of interest on each Bond shall be made on each Interest Payment Date for such Bond for unpaid interest accrued during the Interest Accrual Period to the owner of record of such Bond on the applicable Record Date.
  Some or all of the Bonds in any Mode, other than a Fixed Rate Mode, may be changed to any other Mode at the times and in the manner hereinafter provided. Subsequent to such change in Mode (other than a change to a Fixed Rate Mode), any Bond may again be changed to a different Mode at the times and in the manner hereinafter provided. A Fixed Rate Mode shall be in effect until the Maturity Date, or acceleration thereof prior to the Maturity Date, and may not be changed to any other Mode.
  Absent manifest error, the determination of interest rates and interest periods by the Remarketing Agent and the interest rates contained in the records of the Paying Agent shall be conclusive and binding upon the Borrower, the Remarketing Agent, the Paying Agent, the Trustee and the Bondowners and with respect to the Bonds in an Auction Rate Bond Mode, the Auction Agent and the Broker-Dealers.
  No Bonds shall bear interest at an interest rate higher than the Maximum Rate. As of the date of original delivery of the Bonds, the Maximum Rate allowable under clause (3) of the definition thereof is set forth in Order Number 04-51 of MDTE, which provides that the variable interest rate shall not exceed 75 basis points above the then current rate for U.S. Treasury Securities of similar maturity. In the event the Maximum Rate allowable under said Order is hereafter modified, the Borrower shall promptly give notice to the Notice Parties and any such modification shall be deemed to be incorporated herein without any further action or amendment of this Agreement.
  303. Determination of Commercial Paper Rates and Interest Periods During the Commercial Paper Mode. An Interest Period for a Commercial Paper Bond shall be of such duration, ending on a Business Day of from one to 270 calendar days, as the Remarketing Agent shall determine in accordance with the provisions of this Section 303. A Commercial Paper Bond can have an Interest Period, and bear interest at a rate, different than other Commercial Paper Bonds. In making the determinations with respect to Interest Periods, subject to limitations imposed by the second preceding sentence and in Section 302 hereof, on each Rate Determination Date for a Commercial Paper Bond, the Remarketing Agent shall select for such Bond the Interest Period which would result in the Remarketing Agent being able to remarket such Bond at par in the secondary market at the lowest interest rate then available and for the longest Interest Period available at such rate, provided that if on any Rate Determination Date, the Remarketing Agent determines that current or anticipated future market conditions or anticipated future events are such that a different Interest Period would result in a lower average interest cost on such Bond, then the Remarketing Agent shall select the Interest Period which in the judgment of the Remarketing Agent would permit such Bond to achieve such lower average interest cost; provided, however, that if the Remarketing Agent has received notice from the Borrower that any Bond is to be changed from the Commercial Paper Mode to any other Mode or is to be purchased in accordance with a mandatory purchase pursuant to Section 423(b) hereof, the Remarketing Agent shall, with respect to such Bond, select Interest Periods which do not extend beyond the Mandatory Purchase Date.
On or after 4:00 P.M. on the Business Day immediately preceding each Rate Determination Date for a Commercial Paper Bond, any owner of such Bond may telephone the Remarketing Agent and receive notice of the anticipated next Interest Period and the anticipated Commercial Paper Rate for such Interest Period for such Bond.
By 12:15 P.M. on each Rate Determination Date for a Commercial Paper Bond, the Remarketing Agent shall determine the Commercial Paper Rate for the Interest Period then selected for such Bond and shall give notice by Electronic Means to the Paying Agent of the new Bondowner, the Interest Period, the Purchase Date and the Commercial Paper Rate.
By 1:00 P.M. on each Rate Determination Date, the Remarketing Agent will assign CUSIP numbers for each Commercial Paper Bond for which a Commercial Paper Rate and Interest Period have been determined on such date and notify the Paying Agent of such assignment by Electronic Means.
  304. Determination of Interest Rate During the Daily Mode and the Weekly Mode. The interest rate for any Bond in the Daily Mode or Weekly Mode shall be the rate of interest per annum determined by the Remarketing Agent on and as of the applicable Rate Determination Date as the minimum rate of interest which, in the opinion of the Remarketing Agent under then-existing market conditions, would result in the sale of such Bond on the Rate Determination Date at a price equal to the principal amount thereof, plus accrued and unpaid interest, if any.
  During the Daily Mode, the Remarketing Agent shall establish the Daily Rate by 10:00 A.M. on each Rate Determination Date. The Daily Rate for any day during the Daily Mode which is not a Business Day shall be the Daily Rate established on the immediately preceding Rate Determination Date. The Remarketing Agent shall make the Daily Rate available by telephone to any Owner or Notice Party requesting such rate, and on the last Business Day of each month, shall give notice to the Paying Agent of the Daily Rates that were in effect for each day of such month by Electronic Means.
  During the Weekly Mode, the Remarketing Agent shall establish the Weekly Rate by 4:00 P.M. on each Rate Determination Date. The Weekly Rate shall be in effect (i) initially, from and including the first day the Bonds become subject to the Weekly Mode to and including the following Tuesday and (ii) thereafter, from and including each Wednesday to and including the following Tuesday. The Remarketing Agent shall make the Weekly Rate available (i) after 4:00 P.M. on the Rate Determination Date by telephone to any Owner or Notice Party requesting such rate and (ii) by Electronic Means to the Paying Agent not later than the second Business Day immediately succeeding the Rate Determination Date. The Paying Agent shall give notice of such interest rates to the Trustee by Electronic Means not later than 4:00 P.M. on the second Business Day immediately succeeding the Rate Determination Date.
  305. Determination of Term Rate and Fixed Rate.
  Term Rates. Once Bonds are changed to the Term Rate Mode, such Bonds shall continue in the Term Rate Mode until changed to another Mode in accordance with Section 404 hereof. The Term Rate shall be determined by the Remarketing Agent not later than 4:00 P.M. on the Rate Determination Date, and the Remarketing Agent shall make the Term Rate available by telephone to any Notice Party requesting such rate. The Remarketing Agent shall give written notice of the Term Rate to the Borrower and the Paying Agent upon request. The Term Rate shall be the minimum rate which, in the sole judgment of the Remarketing Agent, will result in a sale of the Bonds at a price equal to the principal amount thereof on the Rate Determination Date for the Interest Period selected by the Borrower in writing delivered to the Remarketing Agent before such Rate Determination Date. If a new Interest Period is not selected by the Borrower prior to such Rate Determination Date (for a reason other than a court prohibiting such selection) the new Interest Period shall be the same length as the current Interest Period (or such lesser period as shall be necessary to comply with the next sentence and paragraph). No Interest Period in the Term Rate Mode may extend beyond the applicable Maturity Date.
  Fixed Rate. The Remarketing Agent shall determine the Fixed Rate for a Bond in the Fixed Rate Mode in the manner and at the times as follows: Not later than 4:00 P.M. on the Rate Determination Date for such Bond, the Remarketing Agent shall determine the Fixed Rate for such Bond. The Fixed Rate shall be the minimum interest rate which, in the sole judgment of the Remarketing Agent, will result in a sale of such Bond at a price equal to the principal amount thereof on the Rate Determination Date. The Remarketing Agent shall make the Fixed Rate available by telephone to any Notice Party requesting such Fixed Rate. Upon request of any Notice Party, the Paying Agent shall give notice of such rate by Electronic Means.
  306. Alternate Rates.
  The following provisions shall apply in the event (i) the Remarketing Agent fails or is unable to determine the interest rate or Interest Period for any Bond or (ii) the method by which the Remarketing Agent determines the interest rate or Interest Period with respect to a Bond (or the selection by the Borrower of the Interest Periods for Bonds in the Term Rate Mode) shall be held to be unenforceable by a court of law of competent jurisdiction. These provisions shall continue to apply until such time as the Remarketing Agent (or the Borrower if applicable) again makes such determinations. In the case of clause (ii) above, the Remarketing Agent (or the Borrower, if applicable) shall again make such determination at such time as there is delivered to the Remarketing Agent and the Issuer an opinion of Bond Counsel to the effect that there are no longer any legal prohibitions against such determinations. The following shall be the methods by which the interest rates and, in the case of the Commercial Paper and Term Rate Modes, the Interest Periods, shall be determined for a Bond as to which either of the events described in clauses (i) or (ii) shall be applicable. Such methods shall be applicable from and after the date either of the events described in clauses (i) or (ii) first become applicable to such Bond until such time as the events described in clauses (i) or (ii) are no longer applicable to such Bond. These provisions shall not apply if the Borrower fails to select an Interest Period for a Bond in the Term Rate Mode for a reason other than as described in clause (ii) above.
  For a Commercial Paper Bond, the next Interest Period shall be from, and including, the last day of the current Interest Period for such Bond to, but excluding, the next succeeding Business Day and thereafter shall commence on each Business Day and extend to, but exclude, the next succeeding Business Day. For each such Interest Period, the interest rate for such Bond shall be the Lehman Brothers Tax Exempt Commercial Paper Index (as defined in Section 102) in effect on the Business Day that begins an Interest Period.
  If such Bond is in the Daily Mode, then such Bond shall bear interest during each subsequent Interest Period at the BMA Municipal Swap Index in effect on the first day of such Interest Period.
  If such Bond is in the Weekly Mode, then such Bond shall bear interest during each subsequent Interest Period at the BMA Municipal Swap Index in effect on the first day of such Interest Period.
  If such Bond is in the Term Rate Mode, then such Bond shall stay in the Term Rate Mode for subsequent Interest Periods, each beginning on the last Stated Interest Payment Date and ending on the next Stated Interest Payment Date, and shall bear interest at the Alternate Term Rate in effect at the beginning of each such Interest Period.
  307. Determination of Auction Rate. The Auction Rate to be applicable to the Bonds during each Auction Period shall be determined by the Auction Agent and notice thereof shall be given as provided in Article IV. The Auction Rate from the date of conversion to Auction Rate Bond Mode to, but not including, the first Interest Payment Date of the Bonds in the Auction Rate Bond Mode will be determined by the Broker-Dealer prior to the conversion of the Bonds to the Auction Rate Bond Mode.
  308. Application of Bond Proceeds. Upon the receipt of the proceeds of the Bonds, the Trustee shall deposit such amount in the Refunding Trust Fund established under the Refunding Trust Agreement.
  309. Debt Service Fund.
  A Debt Service Fund is hereby established with the Trustee and moneys shall be deposited therein as provided in this Agreement. The moneys in the Debt Service Fund and any investments held as part of such Fund shall be held in trust and, except as otherwise provided, shall be applied solely to the payment of the principal (including sinking fund installments, if any), redemption premium, if any, and interest on the Bonds. Promptly after each Interest Payment Date, the Trustee shall transfer any excess amount in the Debt Service Fund to the Borrower unless there is then an Event of Default known to the Trustee with respect to payments to the Debt Service Fund or to the Trustee, the Paying Agent or the Issuer, in which case the excess shall be applied to such payments.
  The Trustee shall transfer moneys from the Debt Service Fund to the Paying Agent for the payment of Bonds on or before the date on which such payment is to be made, provided that moneys set aside for the payment of particular Bonds pursuant to clause (iv) of the definition of "Outstanding" or Section 204 may be transferred to the Paying Agent in immediately available funds at the opening of business on the date on which the payment is to be made.
  310. Redemption Fund.
  A Redemption Fund is hereby established with the Trustee and moneys shall be deposited therein as provided in this Agreement. The moneys in the Redemption Fund and any investments held as a part of such Fund shall be held in trust and, except as otherwise provided, shall be applied by the Trustee on behalf of the Issuer solely to the redemption of Bonds. The Trustee may, and upon written direction of the Borrower for specific purchases shall, apply moneys in the Redemption Fund to the purchase of Bonds for cancellation at prices not exceeding the price at which they are then redeemable (or next redeemable if they are not then redeemable), but not within the forty-five (45) days preceding a redemption date. Accrued interest on the purchase of Bonds shall be paid from the Debt Service Fund.
  When moneys in the Redemption Fund are to be applied to the redemption of Bonds, the Trustee shall transfer such moneys to the Paying Agent on or before the redemption date, provided that moneys set aside for the redemption of particular Bonds pursuant to clause (iv) of the definition of "Outstanding" or Section 204 may be transferred in immediately available funds at the opening of business on the redemption date.
  If on any date the amount in the Debt Service Fund is less than the amount then required to be transferred to the Paying Agent to pay the principal (including sinking fund installments, if any) and interest then due on the Bonds or if on any date an amount is then required to be paid to the United States as provided in Section 317(a), the Trustee shall apply the amount in the Redemption Fund (other than any sum irrevocably set aside for the redemption of particular Bonds or required to purchase Bonds under outstanding purchase contracts) first, to the satisfaction of such rebate payment and second, to the Debt Service Fund to the extent necessary to meet the deficiency. The Borrower shall remain liable for any sums which it has not paid into the Debt Service Fund and any subsequent payment thereof shall be used to restore the funds so applied.
  If any moneys in the Redemption Fund are invested in accordance with this Agreement and a loss results therefrom so that there are insufficient funds to pay the redemption price of Bonds called for redemption in accordance with this Agreement, then the Borrower shall immediately supply the deficiency.
  311. Application of Moneys. If available moneys in the Debt Service Fund after any required transfers from the Redemption Fund are not sufficient on any day to pay all principal (including sinking fund installments, if any), redemption price and interest on the Outstanding Bonds then due or overdue, such moneys (other than any sum in the Redemption Fund irrevocably set aside for the redemption of particular Bonds or required to purchase Bonds under outstanding purchase contracts) shall, after payment of all charges, disbursements and indemnities of the Trustee in accordance with this Agreement, be applied (in the order such funds are named in this section) first to the payment of interest, including interest on overdue principal, in the order in which the same became due (pro rata with respect to interest which became due at the same time) and second to the payment of principal (including sinking fund installments, if any) and redemption premiums, if any, without regard to the order in which the same became due (in proportion to the amounts due). For this purpose interest on overdue principal shall be treated as coming due on the first day of each month. Whenever moneys are to be applied pursuant to this section, such moneys shall be applied at such times, and from time to time, as the Trustee in its discretion shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall exercise such discretion it shall fix the date (which shall be the first of a month unless the Trustee shall deem another date more suitable) upon which such application is to be made, and upon such date interest on the amounts of principal paid on such date shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the fixing of any such date. When interest or a portion of the principal is to be paid on an overdue Bond, the Trustee may require presentation of the Bond for endorsement of the payment.
  312. Payments by the Borrower.
  The Borrower shall pay to the Trustee for deposit in the Debt Service Fund the amounts specified in Sections 201 and 417 of this Agreement at the times specified. The Borrower shall pay to the Trustee for deposit in the Debt Service Fund not later than 10:00 A.M., New York City time, on each Interest Payment Date an aggregate amount of immediately available funds equal to the aggregate amount of interest payable by the Issuer on the Bonds on such Interest Payment Date. Not later than 10:00 A.M., New York City time, on each Maturity Date, the Borrower shall deposit with the Trustee an amount of money sufficient to pay the aggregate principal of, and accrued and unpaid interest to the Maturity Date on, all of the Outstanding Bonds payable by the Issuer on the Maturity Date. Not later than 10:00 A.M., New York City time, on the date fixed for redemption, the Borrower shall deposit with the Trustee an amount of money sufficient to pay the aggregate redemption price of, and accrued and unpaid interest to such date fixed for redemption on, all the Bonds or portions thereof which are to be redeemed on such date fixed for redemption.
  The payments to be made under the foregoing subsection shall be appropriately adjusted to reflect any earnings on amounts in the Debt Service Fund and any purchase or redemption of Bonds, so that there will be available on each payment date in the Debt Service Fund the amount necessary to pay the interest and principal or sinking fund installment due or coming due on the Bonds.
  At any time when any principal (including sinking fund installments) of the Bonds is overdue, the Borrower shall also have a continuing obligation to pay to the Trustee for deposit in the Debt Service Fund an amount equal to interest on the overdue principal but the installment payments required under this section shall not otherwise bear interest. Redemption premiums shall not bear interest.
  Payments by the Borrower to the Trustee for deposit in the Debt Service Fund under this Agreement shall discharge the obligation of the Borrower to the extent of such payments; provided, that if any moneys are invested in accordance with this Agreement and a loss results therefrom so that there are insufficient funds to pay principal (including sinking fund installments) and interest on the Bonds when due, the Borrower shall supply the deficiency.
  In addition to payments required by Section 703, the Borrower shall pay the Trustee on demand for reimbursement of any and all costs, expenses and liabilities reasonably paid or incurred by the Trustee, including reasonable fees of counsel and disbursements thereof, in satisfaction of any obligations of the Borrower not performed by the Borrower or in satisfaction of any of the obligations of the Issuer not performed by the Issuer, in each case, as required hereunder.
  The Borrower shall pay the Issuer on demand for reimbursement or prepayment of any and all costs, expenses and liabilities paid or incurred or to be paid or incurred by the Issuer or any of its directors, officers, employees or agents, including reasonable fees of counsel and disbursements thereof, and requested by the Borrower or required by this Agreement or required by the Act with respect to the Bonds or the Project.
  Within thirty (30) days after notice from the Issuer, the Borrower shall pay to the Issuer all expenditures reasonably incurred by the Issuer by reason of this Agreement.
  Within thirty (30) days after notice from the Trustee, the Borrower shall pay to the Trustee the reasonable fees and expenses of the Trustee as set forth in Section 703 of this Agreement.
  Within thirty (30) days after notice from the Paying Agent, the Borrower shall pay to the Paying Agent its reasonable fees and expenses.
  The Borrower will pay to the Paying Agent in immediately available funds all amounts necessary for the timely payment of Purchase Price under Section 424. Such amounts are not Revenues and are not pledged hereunder.
  313. Unconditional Obligation. To the extent permitted by law, the obligation of the Borrower to make payments to the Issuer, the Paying Agent and the Trustee under this Agreement shall be absolute and unconditional, shall be binding and enforceable in all circumstances whatsoever, shall not be subject to setoff, recoupment or counterclaim and shall be a general obligation of the Borrower to which the full faith and credit of the Borrower are pledged.
  314. Investments.
  Pending their use under this Agreement, moneys in the Debt Service Fund and Redemption Fund may be invested by the Trustee in Permitted Investments (as defined below) maturing or redeemable at the option of the holder at or before the time when such moneys are expected to be needed and shall be so invested pursuant to written direction of the Borrower if there is not then an Event of Default known to the Trustee. Any investments pursuant to this subsection shall be held by the Trustee as a part of the applicable Fund and shall be sold or redeemed to the extent necessary to make payments or transfers or anticipated payments or transfers from such Fund, subject to the notice provisions of Section 9-611 of the UCC to the extent applicable.
  Any interest realized on investments in any Fund and any profit realized upon the sale or other disposition thereof shall remain in such Fund or, unless an Event of Default has occurred and is continuing, at the option of the Borrower, shall be paid to the Borrower promptly upon receipt. Any loss shall be charged to the applicable Fund.
(c) (i) The term "Permitted Investments" means: (A) Government or Equivalent Obligations, (B) "tax exempt bonds" as defined in 1986 Code §150(a)(6), other than "specified private activity bonds" as defined in 1986 Code §57(a)(5)(C), rated at least "AA" or "Aa2" by S&P and Moody's, respectively, or the equivalent by any other nationally recognized rating agency, at the time of acquisition thereof or shares of a so-called money market or mutual fund that do not constitute "investment property" within the meaning of 1986 Code §148(b)(2), provided either that the fund has all of its assets invested in such "tax exempt bonds" of such rating quality or, if such obligations are not so rated, that the fund has comparable creditworthiness through insurance or otherwise and which fund is rated "Aam" or "AAm-G" if rated by S&P, (C) negotiable certificates of deposit or other evidences of deposit issued by a nationally or state-chartered bank or a state or federal savings and loan association or by a state-licensed branch of a foreign bank, which have assets of not less than $1,000,000,000, provided that the senior debt obligations of the issuing institution are rated "Aa3" or "AA-" or better by Moody's or S&P and mature not more than two years after the date of purchase, (D) bills of exchange or time drafts drawn on and accepted by a commercial bank (otherwise known as bankers' acceptances), provided that such bankers' acceptances may not exceed 180 days maturity, and provided further that the accepting bank has the highest short-term letter and numerical rating as provided by Moody's or S&P, (E) Repurchase Agreements, (F) money market funds rated at least "Aam" or "AAm-G" by S&P, (G) investment agreements with providers rated at least "AA-" and "Aa3" by S&P and Moody's, respectively, (H) collateralized investment agreements with providers rated at least "A-" and "A3" by S&P and Moody's, respectively, (I) Federal Agency Securities and participation certificates issued by the Federal National Mortgage Association, Federal Home Loan Bank, Federal Home Loan Mortgage Corporation, Federal Farm Credit Bank System, Student Loan Marketing Association, World Bank or Federal Agricultural Mortgage Corporation, and (J) commercial paper which is rated at the time of purchase at least "A-1+" by S&P or "P-1" by Moody's and which matures not more than 270 days after the date of purchase. The term "Repurchase Agreement" shall mean a written agreement under which a bank or trust company which has a capital and surplus of not less than $50,000,000 or a government bond dealer reporting to, trading with, and recognized as a primary dealer by the Federal Reserve Bank of New York sells to, and agrees to repurchase from the Trustee obligations issued or guaranteed by the United States; provided that the market value of such obligations is at the time of entering into the agreement at least one hundred and three percent (103%) of the repurchase price specified in the agreement and that such obligations are segregated from the unencumbered assets of such bank or trust company or government bond dealer; and provided further that unless the agreement is with a bank or trust company, such agreement shall require the repurchase to occur on demand or on a date certain which is not later than one (1) year after such agreement is entered into and shall expressly authorize the Trustee to liquidate the purchased obligations in the event of the insolvency of the party required to repurchase such obligations or the commencement against such party of a case under the federal Bankruptcy Code or the appointment of or taking possession by a trustee or custodian in a case against such party under the Bankruptcy Code. Any such investments may be purchased from or through the Trustee.
  Notwithstanding the preceding paragraph (i), Permitted Investments shall not include the following:
  Government or Equivalent Obligations, certificates of deposit and bankers' acceptances, in each case with yields lower than either (1) the yield available on comparable obligations then offered by the United States Treasury, or (2) the highest yield published or posted by the provider of the Permitted Investments to be currently available from the provider on reasonably comparable investments;
  any demand deposit or similar account with a bank, trust company or broker, unless (1) the account is used for holding funds for a short period of time until such funds are reinvested or spent, and (2) substantially all the funds in the account are withdrawn for reinvestment or expenditure within fifteen (15) days of their deposit therein; or
  Repurchase Agreements or investment agreements, unless (1) at least three (3) bids are obtained on the proposed Repurchase Agreement or investment agreement from persons other than those with an interest in the Bonds, (2) the highest yielding Repurchase Agreement or investment agreement for which a qualifying bid is received is purchased, (3) the provider of the Repurchase Agreement or investment agreement certifies that the yield on the Repurchase Agreement or investment agreement is not less than the yield then available from the provider on reasonably comparable Repurchase Agreements or investment agreements, as applicable, if any, offered to persons who are purchasing the agreement from a source other than proceeds of tax-exempt bonds, (4) the terms of the Repurchase Agreement or investment agreement, including collateral requirements, are reasonable, and (5) a written record of the yield offered by each bidder is maintained.
Any of the requirements of this paragraph (ii) shall not apply to moneys allocable to any investment as to which the Trustee shall have received an opinion of Bond Counsel regarding the waiver of such requirements. Permitted Investments shall not include any investment that would cause any of the Bonds to be federally guaranteed for purposes of §103(h) of the 1954 Code.
  A security interest required by Section 314(c) shall be perfected in such manner as may be provided by law. In the case of a Repurchase Agreement, if under applicable law, including the federal Bankruptcy Code, the agreement is recognized as transferring ownership in the underlying securities to the investing party with a right to liquidate the securities and apply the proceeds against the repurchase obligation, all free and clear of the claims of creditors and transferees of the other party, the interest of the investing party shall be regarded as the equivalent of a perfected security interest for the purposes of this subsection. In any case, however, if the underlying securities or the securities subject to the security interest are certificated securities (as opposed to uncertificated or book-entry securities), they shall be delivered to the Trustee or to a depository satisfactory to the Trustee, either as agent for the Trustee or as bailee with appropriate instructions and acknowledgment, at the time of or prior to the investment, or, if the security interest is perfected without delivery, delivery shall be made within three (3) Business Days. Possession by the Trustee of the security for an obligation of the Trustee shall not be deemed to satisfy the requirements of this subsection unless there is an opinion of counsel satisfactory to the Issuer to the effect that such possession satisfies the requirements of this subsection.
  The Trustee may hold undivided interests in Permitted Investments for more than one Fund (for which they are eligible) and may make interfund transfers in kind.
  315. Paying Agent. The Issuer hereby designates the Trustee to serve as Paying Agent. The Issuer, at the direction of the Borrower, may discharge the Paying Agent from time to time and appoint a successor. The Issuer shall also, at the direction of the Borrower, designate a successor if the Paying Agent resigns or becomes ineligible. The Paying Agent shall be a bank or trust company having a capital and surplus of not less than $50,000,000 and shall be registered as a transfer agent with the Securities and Exchange Commission. The Issuer shall give notice of the appointment of a successor Paying Agent in writing to each Bondowner. The Issuer will promptly certify to the Trustee that it has mailed such notice to all Bondowners and such certificate will be conclusive evidence that such notice was given in the manner required hereby. The Paying Agent may but need not be the same person as the Trustee. The Paying Agent shall act as such and as Bond registrar and transfer agent. So long as the Paying Agent is the Trustee, it shall have all the same rights as the Trustee under this Agreement.
  316. Unclaimed Moneys. Except as may otherwise be required by applicable law, in case any moneys deposited with the Paying Agent for the payment of the principal of, the Purchase Price, interest or premium, if any, on any Bond remain unclaimed for three (3) years after such principal, interest or premium has become due and payable, the Paying Agent may and upon receipt of a written request of the Borrower shall pay over to the Borrower the amount so deposited in immediately available funds, and thereupon the Paying Agent and the Issuer shall be released from any further liability with respect to the payment of principal, Purchase Price, interest or premium and the owner of such Bond shall be entitled (subject to any applicable statute of limitations) to look only to the Borrower as an unsecured creditor for the payment thereof.
  317. Rebate.
  Payment of Rebate to the United States. No later than sixty (60) days after the close of the fifth Rebate Year following the date of issue of the Bonds (or any earlier date that may be required) and the close of each fifth Rebate Year thereafter, the Borrower shall pay to the United States on behalf of the Issuer the full amount of rebate then required to be paid under 1986 Code §148(f) and the regulations thereunder (the "Rebate Provision"). Within sixty (60) days after the Bonds have been paid in full, the Borrower shall pay to the United States on behalf of the Issuer the full amount of rebate then required to be paid under the Rebate Provision. Each such payment shall be made to the Internal Revenue Service Center, Ogden, Utah 84201 or any successor location specified by the Internal Revenue Service, accompanied by a Form 8038-T (or other similar information reporting form) prepared by the Borrower.
  No later than fifteen (15) days prior to each date on which a payment could become due under this Section 317(a)(i) (a "Rebate Payment Date"), the Borrower shall deliver to the Issuer and the Trustee a certificate either summarizing the determination that no amount is required to be paid or specifying the amount then required to be paid pursuant to this Section 317(a)(i). If the certificate specifies an amount to be paid, (A) such certificate shall be accompanied by a completed Form 8038-T, which is to be signed by an officer of the Issuer, and shall include a certification stating that the Form 8038-T is accurate and complete, and (B) no later than ten (10) days after the Rebate Payment Date the Borrower shall furnish to the Issuer and the Trustee a certificate stating that such amount has been timely paid.
  Records. The Borrower, the Trustee and the Issuer shall keep such records as will enable them to fulfill their responsibilities under this section and the Rebate Provision.
  Interpretation of this Section. The purpose of this Section 317 is to satisfy the requirements of the Rebate Provision. Accordingly, this section shall be construed so as to meet such requirements. The Borrower covenants that all action taken under this section shall be taken in a manner that complies with the Rebate Provision and that it shall neither take any action nor omit to take any action that would cause the Bonds to be arbitrage bonds by reason of the failure to comply with the Rebate Provision. To the extent any payment of rebatable arbitrage or penalty in lieu of rebate is not timely made to the United States, the Borrower shall pay to the United States on behalf of the Issuer any interest, penalty, or other amount necessary to prevent any series of Bonds from becoming arbitrage bonds within the meaning of 1986 Code §148. The Borrower covenants that to the extent necessary it shall obtain the advice and assistance of experts to aid it in complying with the Rebate Provision.

ARTICLE IV
SPECIAL PROVISIONS RELATING TO BONDS
  401. Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings, unless the context otherwise requires:
"Affiliate" means any person controlled by, in control of or under common control with the Issuer or the Borrower; provided that no Broker-Dealer controlled by, in control of or under common control with the Issuer or the Borrower shall be an Affiliate nor shall any corporation or any person controlled by, in control of or in common control with such Broker-Dealer be an Affiliate solely because a director or executive officer of such Broker-Dealer is also a director of the Issuer or the Borrower.
"Agent Member" means a member of, or participant in, the Securities Depository who shall act on behalf of a Bidder.
"All Hold Rate" means, as of any Auction Date, 45% of the Reference Rate in effect on such Auction Date.
"Applicable Percentage" means, as of any Auction Date, the Percentage of Reference Rate (in effect or such Auction Date) determined as set forth below, based on the Prevailing Rating of the Bonds in effect at the close of business on the Business Day immediately preceding such Auction Date:
Percentage of
Prevailing Rating Reference Rate
AAA/Aaa 175%
AA/Aa 200
A/A 250
BBB/Baa 275
Below BBB/Baa 300
"Auction" means each periodic implementation of the Auction Procedures.
"Auction Agent" means the auctioneer appointed in accordance with Section 414 or 415.
"Auction Agreement" means an agreement between the Auction Agent and the Trustee pursuant to which the Auction Agent agrees to follow the procedures specified in this Article IV with respect to the Bonds while bearing interest at an Auction Rate, as such agreement may from time to time be amended or supplemented.
"Auction Date" means during any period in which the Auction Procedures are not suspended in accordance with the provisions hereof, (i) if the Bonds are in a daily Auction Period, each Business Day, (ii) if the Bonds are in a Special Rate Period, the last Business Day of the Special Rate Period, and (iii) if the Bonds are in any other Auction Period, the Business Day immediately preceding each Interest Payment Date for such Bonds (whether or not an Auction shall be conducted on such date); provided, however, that the last Auction Date with respect to the Bonds in an Auction Period other than a daily Auction Period or a Special Rate Period shall be the earlier of (a) the Business Day immediately preceding the Interest Payment Date immediately preceding the Conversion Date for the Bonds and (b) the Business Day immediately preceding the Interest Payment Date immediately preceding the final maturity date for the Bonds; and provided, further, that if the Bonds are in a daily Auction Period, the last Auction Date shall be the earlier of (x) the Business Day immediately preceding the Conversion Date for the Bonds and (y) the Business Day immediately preceding the final maturity date for the Bonds. The last Business Day of a Special Rate Period shall be the Auction Date for the Auction Period which begins on the next succeeding Business Day, if any. On the Business Day preceding the conversion from a daily Auction Period to another Auction Period, there shall be two Auctions, one for the last daily Auction Period and one for the first Auction Period following the conversion.
"Auction Period" means (i) a Special Rate Period, (ii) with respect to Auction Rate Bonds in a daily mode, a period beginning on each Business Day and extending to but not including the next succeeding Business Day, (iii) with respect to Auction Rate Bonds in a seven-day mode, a period of generally seven days beginning on a Thursday (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on a Wednesday) and ending on the Wednesday thereafter (unless such Wednesday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day), (iv) with respect to Auction Rate Bonds in a 28-day mode, a period of generally 28 days beginning on a Thursday (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on a Wednesday) and ending on the fourth Wednesday thereafter (unless such Wednesday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day), (v) with respect to Auction Rate Bonds in a 35-day mode, a period of generally 35 days beginning on a Thursday (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on a Wednesday) and ending on the fifth Wednesday thereafter (unless such Wednesday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day), and (vi) with respect to Auction Rate Bonds in a semiannual mode, a period of generally six months (or shorter period upon a conversion from another Auction Period) beginning on the day following the last day of the prior Auction Period and ending on the next succeeding February 1 or August 1; provided, however, that if there is a conversion of Auction Rate Bonds from a daily Auction Period to a seven-day Auction Period, the next Auction Period shall begin on the date of the conversion (i.e. the Interest Payment Date for the prior Auction Period) and shall end on the next succeeding Wednesday (unless such Wednesday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day), if there is a conversion from a daily Auction Period to a 28-day Auction Period, the next Auction Period shall begin on the date of the conversion (i.e. the Interest Payment Date for the prior Auction Period) and shall end on the Wednesday (unless such Wednesday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day) which is more than 21 days but not more than 28 days from such date of conversion, and, if there is a conversion from a daily Auction Period to a 35-day Auction Period, the next Auction Period shall begin on the date of the conversion (i.e. the Interest Payment Date for the prior Auction Period) and shall end on the Wednesday (unless such Wednesday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day) which is more than 28 days but not more than 35 days from such date of conversion.
"Auction Procedures" means the procedures for conducting Auctions for Bonds during an Auction Rate Period set forth in this Article IV.
"Auction Rate" means the rate of interest to be borne by the Bonds during each Auction Period determined in accordance with Section 408; provided, however, in no event may the Auction Rate exceed the Maximum Auction Rate. For each Auction Period, "Auction Rate" means (i) if Sufficient Clearing Bids exist, the Winning Bid Rate, provided, however, if all of the Bonds are the subject of Submitted Hold Orders, the All Hold Rate and (ii) if Sufficient Clearing Bids do not exist, the Maximum Auction Rate.
"Auction Rate Bonds" means the Bonds while they bear interest at an Auction Rate.
"Auction Rate Conversion Date" means with respect to Bonds, the date on which the Bonds convert from an interest rate period other than an Auction Rate Period and begin to bear interest at an Auction Rate.
"Auction Rate Period" means after the Initial Period any period of time commencing on the day following the Initial Period and ending on a Conversion Date to a Commercial Paper Rate, Daily Rate, Weekly Rate, Term Rate or Fixed Rate.
"Available Bonds" means on each Auction Date, the aggregate principal amount of Bonds that are not the subject of Submitted Hold Orders.
"Bid" has the meaning specified in subsection (a) of Section 406.
"Bidder" means each Existing Owner and Potential Owner who places an Order.
"Broker-Dealer" means any entity that is permitted by law to perform the function required of a Broker-Dealer described in this Article IV, that is a member of, or a direct participant in, the Securities Depository, that has been selected by the Issuer with the consent of Citigroup Global Markets Inc., so long as Citigroup Global Markets Inc. is a Broker-Dealer, and that is a party to a Broker-Dealer Agreement with the Auction Agent.
"Broker-Dealer Agreement" means an agreement among the Auction Agent, the Issuer and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures described in this Article IV, as such agreement may from to time be amended or supplemented.
"Business Day," in addition to any other definition of "Business Day" included in this Agreement while Bonds bear interest at an Auction Rate, the term Business Day shall not include April 14 or 15 or December 30 or 31 or days on which the Auction Agent or any Broker-Dealer are not open for business.
"Conversion Date" means the date on which the Auction Rate Bonds begin to bear interest at a Fixed Rate, a Commercial Paper Rate, a Daily Rate, a Weekly Rate or a Term Rate.
"Default Rate" means, in respect of any Auction Period other than a daily Auction Period, a per annum rate equal to three hundred percent (300%) of the Reference Rate determined on the Auction Date immediately preceding the first day of such Auction Period or in the case of Auction Rate Bonds in a daily Auction Period, three hundred percent (300%) of the Reference Rate determined on the Auction Date which was the first day of such Auction Period, provided, however, the Default Rate shall not exceed the Maximum Auction Rate.
"Depository Participant" means a member of, or participant in, the Securities Depository.
"Existing Owner" means a person who is listed as the beneficial owner of Bonds in the records of the Auction Agent.
"Hold Order" has the meaning specified in subsection (a) of Section 406.
"Initial Period" means the period from the date of conversion of the Bonds to the Auction Rate Bond Mode to but not including an Interest Payment Date to be specified at or prior to the time of such conversion.
"LIBOR," on any date of determination for any Auction Period, means: (i) for any Auction Period of fewer than 49 days, the offered rate for deposits in U.S. dollars for a one-month period which appears on the Telerate Page 3750 at approximately 11:00 A.M., London time, on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market (the "calculation date") and (ii) for any Auction Period of (A) 49 or more but fewer than 70 days, such rates for deposits in U.S. dollars for a two-month period, (B) 70 or more but fewer than 85 days, the arithmetic average of such rates for deposits in U.S. dollars for two and three-month periods, (C) 85 or more but fewer than 120 days, such rate for deposits in U.S. dollars for a three-month period, (D) 120 or more but fewer than 148 days, the arithmetic average of such rates for deposits in U.S. dollars for three and six-month periods, (E) 148 or more but fewer than 180 days, such rate for deposits in U.S. dollars for a six-month period, (F) 180 or more but fewer than 225 days, the arithmetic average of such rates for deposits in U.S. dollars for six and nine-month periods, (G) 225 or more but fewer than 290 days, such rate for deposits in U.S. dollars for a nine-month period, (H) 290 or more but fewer than 325 days, the arithmetic average of such rates for deposits in U.S. dollars for nine-month and one-year periods and (I) 325 or more but fewer than 365 days, such rate for deposits in U.S. dollars for a one-year period.
"Maximum Auction Rate" means, as of any Auction Date, the product of the Reference Rate multiplied by the Applicable Percentage, provided, however, the Maximum Auction Rate shall not exceed the Maximum Rate.
"Order" means a Hold Order, Bid or Sell Order.
"Outstanding" has the meaning set forth in Section 102 of this Agreement; provided, however, that for the purposes of the Auction Procedures on any Auction Date, (x) Auction Rate Bonds as to which the Borrower or any person known to the Auction Agent to be an Affiliate of the Borrower shall be the Existing Owner thereof shall be disregarded and deemed not to be Outstanding and (y) Auction Rate Bonds which are no longer Outstanding pursuant to Section 204 of this Agreement shall be deemed to be Outstanding.
"Potential Owner" means any person, including any Existing Owner, who may be interested in acquiring a beneficial interest in the Bonds in addition to the Bonds currently owned by such person, if any.
"Prevailing Rating" means (a) AAA/Aaa, if the Bonds shall have a rating of AAA or better by S&P and a rating of Aaa or better by Moody's, (b) if not AAA/Aaa, AA/Aa if the Bonds shall have a rating of AA- or better by S&P and a rating of Aa3 or better by Moody's, (c) if not AAA/Aaa or AA/Aa, A/A if the Bonds shall have a rating of A- or better by S&P and a rating of A3 or better by Moody's, and (d) if not AAA/Aaa, AA/Aa or A/A, then below A/A, whether or not the Bonds are rated by any securities rating agency. For purposes of this definition, S&P's rating categories of "AAA," "AA," and "A-" and Moody's rating categories of "Aaa," "Aa3" and "A3," shall be deemed to refer to and include the respective rating categories correlative thereto in the event that any such rating agencies shall have changed or modified their generic rating categories or if any successor thereto appointed in accordance with the definitions thereof shall use different rating categories. If the Bonds are not rated by Moody's or S&P, the requirement of a rating by such rating agency shall be disregarded. If the ratings for the Bonds are split between two of the foregoing categories, the lower rating shall determine the Prevailing Rating. If there is no rating, then the Auction Rate shall be the Maximum Auction Rate.
"Principal Office" means, with respect to the Auction Agent, the office thereof designated in writing to the Borrower, the Trustee and each Broker-Dealer.
"Reference Rate" shall have the meaning specified in Section 411.
"Securities Depository" means The Depository Trust Company and its successors and assigns or any other securities depository selected by the Issuer which agrees to follow the procedures required to be followed by such securities depository in connection with the Bonds.
"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.
"Sell Order" has the meaning specified in subsection (a) of Section 406.
"Special Rate Period" means any period of not less than seven nor more than 1,092 days which begins on an Interest Payment Date and ends on a Wednesday unless such Wednesday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day.
"Standby Bonds" has the meaning specified in Section 427.
"Submission Deadline" means 1:00 P.M., New York City time, on each Auction Date not in a daily Auction Period and 11:00 A.M., New York City time, on each Auction Date in a daily Auction Period, or such other time on such date as shall be specified from time to time by the Auction Agent pursuant to the Auction Agreement as the time by which Broker-Dealers are required to submit Orders to the Auction Agent.
"Submitted Bid" has the meaning specified in subsection (b) of Section 408.
"Submitted Hold Order" has the meaning specified in subsection (b) of Section 408.
"Submitted Order" has the meaning specified in subsection (b) of Section 408.
"Submitted Sell Order" has the meaning specified in subsection (b) of Section 408.
"Sufficient Clearing Bids" means an Auction for which the aggregate principal amount of Bonds that are the subject of Submitted Bids by Potential Owners specifying one or more rates not higher than the Maximum Auction Rate is not less than the aggregate principal amount of Bonds that are the subject of Submitted Sell Orders and of Submitted Bids by Existing Owners specifying rates higher than the Maximum Auction Rate.
"Tender Agent" means the Trustee, or such other person as may be appointed by the Borrower to perform the duties of Tender Agent hereunder, meeting the requirements of Section 429.
"Winning Bid Rate" means the lowest rate specified in any Submitted Bid which if selected by the Auction Agent as the Auction Rate would cause the aggregate principal amount of Bonds that are the subject of Submitted Bids specifying a rate not greater than such rate to be not less than the aggregate principal amount of Available Bonds.
  402. Global Form; Securities Depository. (a) Except as otherwise provided in this Section 402, the Auction Rate Bonds, in the form of one global bond for each maturity of Bonds, shall be registered in the name of the Securities Depository or its nominee and ownership thereof shall be maintained in book entry form by the Securities Depository for the account of the Depository Participants thereof. Initially, the Auction Rate Bonds shall be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except as provided in Section 402(d), the Auction Rate Bonds may be transferred, in whole but not in part, only to the Securities Depository or a nominee of the Securities Depository, or to a successor Securities Depository selected by the Issuer, with the consent of the Borrower, and, during the Auction Rate Period, the Auction Agent, or to a nominee of such successor Securities Depository. The global Auction Rate Bond shall bear a legend substantially to the following effect: "Except as otherwise provided in Section 402 of the Agreement, this global bond may be transferred, in whole but not in part, only to another nominee of the Securities Depository (as defined in the Agreement) or to a successor Securities Depository or to a nominee of a successor Securities Depository."
  The Issuer, the Borrower, the Trustee, the Paying Agent and the Tender Agent shall have no responsibility or obligation with respect to:
  the accuracy of the records of the Securities Depository or any Depository Participant with respect to any beneficial ownership interest in the Auction Rate Bonds;
  the delivery to any Depository Participant, beneficial owner of the Auction Rate Bonds or other person, other than the Securities Depository, of any notice with respect to the Auction Rate Bonds;
  the payment to any Depository Participant, beneficial owner of the Auction Rate Bonds or other person, other than the Securities Depository, of any amount with respect to the principal of, premium, if any, or interest on, the Auction Rate Bonds;
  any consent given by the Securities Depository as registered owner; or
  the selection by the Securities Depository or any Depository Participant of any beneficial owners to receive payment if Auction Rate Bonds are redeemed in part.
  So long as the certificates for the Auction Rate Bonds issued under this Agreement are not issued pursuant to Section 402(d), the Issuer, the Borrower, the Trustee, the Tender Agent and the Paying Agent may treat the Securities Depository as, and deem the Securities Depository to be, the absolute owner of the Auction Rate Bonds for all purposes whatsoever, including without limitation:
  the payment of principal, redemption premium, if any, and interest on the Auction Rate Bonds;
  giving notices of redemption and other matters with respect to the Auction Rate Bonds; and
  registering transfers with respect to the Auction Rate Bonds.
  If at any time the Securities Depository notifies the Issuer and the Borrower that it is unwilling or unable to continue as Securities Depository with respect to the Auction Rate Bonds or if at any time the Securities Depository shall no longer be registered or in good standing under the Securities Exchange Act or other applicable statute or regulation and a successor Securities Depository is not appointed by the Issuer with the consent of the Borrower within 90 days after the Issuer and the Borrower receive notice or become aware of such condition, as the case may be, subsections (a), (b), and (c) of this Section 402 shall no longer be applicable and the Issuer shall execute and the Trustee shall authenticate and deliver certificates representing the Auction Rate Bonds as provided below. In addition, the Issuer may determine at any time that the Auction Rate Bonds shall no longer be represented by global certificates and that the provisions of subsections (a), (b), and (c) above shall no longer apply to Auction Rate Bonds. In any such event the Issuer shall execute and the Trustee shall authenticate and deliver certificates representing the Auction Rate Bonds as provided below. Certificates for the Auction Rate Bonds issued in exchange for a global certificate pursuant to this subsection (d) shall be registered in such names and authorized denominations as the Securities Depository, pursuant to instructions from the Depository Participants or otherwise, shall instruct the Issuer and the Trustee. The Trustee shall deliver such certificates representing the Auction Rate Bonds to the persons in whose names such Auction Rate Bonds are so registered on the Business Day immediately preceding an Interest Payment Date.
  403. Payments. Payment of interest (other than on the Maturity Date) and premium, if any, on, and of principal at redemption of, the Auction Rate Bonds will be made to the person in whose name each Auction Rate Bond is registered at the close of business on the applicable Record Date, so long as ownership of such Auction Rate Bond is maintained in book-entry form by the Securities Depository, by wire transfer to such person, and otherwise by check or draft mailed by the Paying Agent to such person; provided, however, that if the Borrower shall default in the payment of interest due on any Interest Payment Date, such interest shall cease to be payable to the person in whose name each Auction Rate Bond was registered on such Record Date and shall be payable, when and if paid by the Borrower, to the person in whose name each Auction Rate Bond is registered at the close of business on the record date fixed therefor by the Trustee (each a "Special Record Date"), which shall not be more than 15 days and not less than 10 days prior to the date of the proposed payment. Payment of principal of the Auction Rate Bonds on the Maturity Date will be made upon presentation and surrender of each Auction Rate Bond at the office or agency of the Paying Agent maintained for that purpose.
  404. Changes in Mode Subject to the provisions of this Section 404, the Borrower may effect a change in Mode with respect to a Bond (other than Bonds in an Auction Rate Bond Mode which is set forth under Section 405 below) by following the procedures set forth in this Section 404. If a change in Mode will make a Bond subject to Rule 15c2-12 promulgated under the Securities Act of 1934, as amended, and a continuing disclosure undertaking satisfying the requirements of the Rule has not already been entered into by the Borrower and the Trustee with respect to such Bond, a continuing disclosure undertaking shall be entered into by the Borrower and the Trustee satisfying the requirements of said Rule.
  Changes to a Mode Other Than the Fixed Rate Mode A Bond (other than a Bond in the Fixed Rate Mode) may be changed from one Mode to another Mode (other than the Fixed Rate Mode) as follows:
  Mode Change Notice; Notice to Owners. No later than the twentieth (20th) day (thirty-five (35) days for Bonds in the Term Rate Mode) (or such shorter time as may be agreed to by the Borrower, the Trustee, the Paying Agent and the Remarketing Agent) preceding the proposed Mode Change Date, the Borrower shall give written notice to the Notice Parties of its intention to effect a change in the Mode from the Mode then prevailing (for purposes of this section, the "Current Mode") to another Mode (for purposes of this section, the "New Mode") specified in such written notice, and, if the change is to a Term Rate Mode, the length of the initial Interest Period as set by the Borrower. Notice of the proposed change in Mode shall be given to the Owners pursuant to Section 423 hereof.
  Determination of Interest Rates. The New Mode for a Bond shall commence on the Mode Change Date for such Bond and the interest rate (together, in the case of a change to the Commercial Paper Mode, with the Interest Period for such Bond) shall be determined by the Remarketing Agent (or the Borrower in the case of the Interest Period for a Bond converted to the Term Rate Mode) in the manner provided in Sections 303, 304 and 305 hereof, as applicable.
  Conditions Precedent.
  The Mode Change Date shall be a Business Day.
  Additionally, the Mode Change Date in the case of a change:
  from the Commercial Paper Mode, shall be the next Purchase Date for the Commercial Paper Bond to be changed to the New Mode; and
  from a Term Rate Mode, shall be a day on which the Bond being converted is subject to optional redemption.
  The following item shall have been delivered to the Trustee, the Paying Agent and the Remarketing Agent on the Mode Change Date:
  in the case of a change from a Short-Term Mode to Term Rate Mode or from Term Rate Mode to a Short-Term Mode, a Favorable Opinion of Bond Counsel dated the Mode Change Date and addressed to the Trustee, the Paying Agent and the Remarketing Agent.
  If the Bonds to be changed are in the Commercial Paper Mode, no Interest Period set after delivery by the Borrower to the Remarketing Agent of the notice of the intention to effect a change in Mode with respect to such Bonds shall extend beyond the proposed Mode Change Date.
  Change to Fixed Rate Mode. At the option of the Borrower, a Bond may be changed to the Fixed Rate Mode as provided in this Section 404(b). Not less than forty-five (45) days (or such shorter time as may be agreed to by the Borrower, the Trustee and the Remarketing Agent) before the proposed Mode Change Date for such Bond, the Borrower shall give written notice to the Notice Parties stating that the Mode will be changed to the Fixed Rate Mode and setting forth the proposed Mode Change Date. Such notice shall also state whether or not some or all of the Bonds to be converted shall be converted to serial bonds and, if so, the applicable serial maturity dates and serial payments, all as determined pursuant to the provisions of subsection (v) of this subsection (b). Any such change in Mode shall be made as follows:
  Conditions Precedent. The Mode Change Date shall be:
  a Business Day;
  in the case of a change from the Commercial Paper Mode, the Purchase Date for the Commercial Paper Bond to be changed to the Fixed Rate Mode; and
  in the case of a change from the Term Rate Mode, a day on which the Bond being converted is subject to optional redemption.
  Notice to Owners. Not less than the thirtieth (30th) day preceding the Mode Change Date, the Paying Agent shall mail a notice of such proposed change to the Owners of the Bonds being converted stating that the Mode will be changed to the Fixed Rate Mode, the proposed Mode Change Date and that such Owner is required to tender such Owner's Bonds for purchase on such proposed Mode Change Date.
  General Provisions Applying to Change to Fixed Rate Mode. The change to the Fixed Rate Mode shall not occur unless the following item shall have been delivered to the Trustee and the Remarketing Agent on the Mode Change Date:
  if the change is from a Short-Term Mode, a Favorable Opinion of Bond Counsel dated the Mode Change Date and addressed to the Trustee and the Remarketing Agent.
  Determination of Interest Rate. The Fixed Rate for a Bond to be converted to the Fixed Rate Mode shall be established by the Remarketing Agent pursuant to the provisions of Section 305(b).
  Failure to Satisfy Conditions Precedent to a Mode Change. In the event the conditions described above in subsections (a) or (b), as applicable, of this Section 404 have not been satisfied by the applicable Mode Change Date, then the New Mode or Fixed Rate Mode, as the case may be, shall not take effect. If the failed change in Mode was from the Commercial Paper Mode, the applicable Bond shall remain in the Commercial Paper Mode with interest rates and Interest Periods to be established by the Remarketing Agent on the failed Mode Change Date in accordance with Section 303 hereof. If the failed change in Mode was from the Daily Mode, the applicable Bond shall remain in the Daily Mode, and if the failed change in Mode was from the Weekly Mode, the applicable Bond shall remain in the Weekly Mode, in each case with interest rates established in accordance with the applicable provisions of Section 304 hereof on and as of the failed Mode Change Date. If the failed change in Mode was from the Term Rate Mode, the applicable Bond shall be changed to the Commercial Paper Mode with an Interest Period and Commercial Paper Rate to be determined by the Remarketing Agent on the failed Mode Change Date in accordance with Section 303 hereof.
  405. Auction Rates; Conversions to and From Auction Rate Bond Mode.
  Determination and Notice of Auction Rates. The Auction Rate to be applicable to the Bonds during each Auction Period shall be determined by the Auction Agent and notice thereof shall be given as provided in Article IV hereof.
  Conversions to an Auction Rate Bond Mode. At the option of the Borrower, all or any portion of the Bonds (in an amount which is an Authorized Denomination for the new Interest Period) may be converted from another Mode to an Auction Rate Bond Mode; provided that after any conversion of a portion of the Bonds from another Mode to an Auction Rate Bond Mode, there shall be not less than $10,000,000 in aggregate principal amount of Bonds bearing interest at an Auction Rate unless otherwise consented to by the Broker-Dealers. Any such conversion shall be made as follows:
  In any such conversion from another Mode, the Mode Change Date shall be any Business Day; provided, however, that if the conversion is from a Term Rate Mode, the Mode Change Date shall be a date on which the Bond to be converted is subject to optional redemption, and in any such conversion from a Commercial Paper Rate Mode, the Mode Change Date shall be the last regularly scheduled Interest Payment Date on which interest is payable for any Interest Period theretofore established for the Bonds to be converted.
  The Borrower shall give written notice of any such conversion to the Remarketing Agent, the Trustee, the Auction Agent and the Broker-Dealer not less than seven (7) Business Days prior to the date on which the Trustee is required to notify the Owners of the conversion pursuant to subparagraph (iii) below. Such notice shall specify the Mode Change Date and the length of the initial Auction Period. Together with such notice, the Borrower shall file with the Trustee a Favorable Opinion of Bond Counsel. No such change to an Auction Rate Bond Mode shall become effective unless the Borrower shall also file with the Trustee a Favorable Opinion of Bond Counsel to the same effect dated the Mode Change Date.
  Not less than fifteen (15) days prior to the Mode Change Date, the Trustee shall mail a written notice of the conversion to the Owners of all Bonds to be converted; provided, however, that the Trustee shall not mail such written notice if converting from a Commercial Paper Rate Period until it has received a written confirmation from the Remarketing Agent that no Interest Period for the Bonds extends beyond the Mode Change Date.
  The Auction Rate for the Auction Period commencing on the Mode Change Date shall be the lowest rate which, in the judgment of the Broker-Dealer, is necessary to enable the Bonds to be remarketed at a price equal to the principal amount thereof, plus accrued interest, if any, on the Mode Change Date. Such determination shall be conclusive and binding upon the Borrower, the Trustee, the Auction Agent and the Owners of the Bonds to which such rate will be applicable.
  Not later than 5:00 P.M., New York City time, on the date of determination of the Auction Rate, the Broker-Dealer shall notify the Trustee, the Borrower, the Issuer and the Auction Agent of the Auction Rate by telephone, promptly confirmed in writing.
  The Borrower may revoke its election to effect a conversion of the interest rate on any Bonds to an Auction Rate by giving written notice of such revocation to the Trustee, the Remarketing Agent, the Auction Agent and the Broker-Dealer at any time prior to the setting of the Auction Rate by the Broker-Dealer.
  Conversions from Auction Rate Bond Mode. At the option of the Borrower, all or any portion of the Bonds (in an amount which is an Authorized Denomination for the new Rate Period) may be converted from an Auction Rate Bond Mode to another Mode, provided that after any conversion of a portion of the Bonds from an Auction Rate Bond Mode to another Mode, there shall remain not less than $10,000,000 in aggregate principal amount of the Bonds bearing interest at an Auction Rate unless otherwise consented to by the Broker-Dealers. Any such conversion shall be made as follows:
  If the Auction Rate Bonds are in an Auction Period other than the daily Auction Period, the Mode Change Date shall be the second regularly scheduled Interest Payment Date following the final Auction Date. If the Auction Rate Bonds are in a daily Auction Period, the Mode Change Date shall be the next regularly scheduled Interest Payment Date.
  The Borrower shall give written notice of any such conversion to the Trustee, the Remarketing Agent, if any, the Auction Agent and the Broker-Dealer not less than seven (7) Business Days prior to the date on which the Trustee is required to notify the Owners of the conversion pursuant to subparagraph (iii) below. Such notice shall specify the Mode Change Date and the Mode to which the conversion will be made (and the length of any Term Rate Period). Together with such notice, the Borrower shall file with the Trustee a Favorable Opinion of Bond Counsel that the conversion of the Bonds to be converted will not adversely affect the validity of the Bonds or any exclusion from gross income for federal income tax purposes to which interest on the Bonds would otherwise be entitled. No change to the Mode shall become effective unless the Borrower shall also file with the Trustee a Favorable Opinion of Bond Counsel dated the Mode Change Date.
  Not less than twenty (20) days prior to the Mode Change Date, the Trustee shall mail a written notice of the conversion to the Owners of all Bonds to be converted, specifying the Mode Change Date.
  On the Mode Change Date applicable to the Bonds to be converted, the Bonds to be converted shall be subject to mandatory tender at a purchase price equal to 100% of the principal amount thereof, plus accrued interest. The purchase price of such Bonds so tendered shall be payable solely from the proceeds of the remarketing of such Bonds.
  If on the Mode Change Date any condition precedent to such conversion required under this Agreement is not satisfied, the Trustee will give written notice by first class mail postage prepaid as soon as practicable and in any event not later than the next succeeding Business Day to the Bondholders to have been converted, the Issuer and the Borrower that such conversion has not occurred, that Bonds will not be purchased on the failed Mode Change Date, that the Auction Agent will continue to implement the Auction Procedures on the Auction Dates with respect to such Bonds which otherwise would have been converted excluding, however, the Auction Date falling on the Business Day immediately preceding the failed Mode Change Date, and that the interest rate will continue to be the Auction Rate; provided, however, that the interest rate borne by such Bonds during the Auction Period commencing on such failed Mode Change Date will be the Maximum Auction Rate, and the Auction Period will be the seven-day Auction Period.
  Conversions from an Auction Rate Bond Mode to Fixed Rate Mode At the option of the Borrower, all or any portion of the Bonds in an Auction Rate Bond Mode (in an amount which is an Authorized Denomination for the new Mode and if a partial conversion, leaves at least $10,000,000 in aggregate principal amount of the Bonds bearing interest at an Auction Rate unless consented to by the Broker-Dealers) may be converted to bear interest in a Fixed Rate as follows:
  The Mode Change Date shall be, in the case of a conversion from an Auction Rate Bond Mode in other than a daily Auction Period, the second regularly scheduled Interest Payment Date following the final Auction Date and in the case of a conversion from a daily Auction Period, the first Business Day of any calendar month.
  Not less than seven (7) Business Days prior to the date on which the Trustee is required to notify the Owners of the conversion pursuant to subparagraph (c) below, the Borrower shall give written notice of the conversion to the Trustee, the Remarketing Agent, if any, the Auction Agent, if any, and the Broker-Dealer, if any, setting forth the Mode Change Date. Together with such notice, the Borrower shall file with the Trustee a Favorable Opinion of Bond Counsel that the conversion of the Bonds to the Fixed Rate Mode will not adversely affect the validity of the Bonds or any exclusion from gross income for federal income tax purposes to which interest on the Bonds would otherwise be entitled. No conversion to the Fixed Rate shall occur unless the Borrower shall also file with the Trustee a Favorable Opinion of Bond Counsel dated the Mode Change Date.
  The Trustee shall mail a notice of the proposed conversion to the Owners of all Bonds to be converted not less than twenty (20) days prior to the Mode Change Date.
  Not later than 12:00 Noon, New York City time, on the Business Day prior to the Mode Change Date, the Remarketing Agent shall determine the Fixed Rate for the Bonds to be converted.
  Such determination shall be conclusive and binding upon the Borrower, the Trustee, the Broker-Dealer, if any, the Auction Agent, if any, and the Owners of the Bonds to which such rate will be applicable. Not later than 5:00 P.M., New York City time, on the date of determination of the Fixed Rate, the Remarketing Agent shall notify the Trustee, the Borrower and the Issuer of such rate by telephone.
  The Borrower may revoke its election to effect a conversion of the interest rate on the Bonds to the Fixed Rate by giving written notice of such revocation to the Trustee, the Remarketing Agent, if any, the Auction Agent, if any, and the Broker-Dealer, if any, at any time prior to the determination of the Fixed Rate by the Remarketing Agent.
  406. Auction Procedures - Orders by Existing Owners and Potential Owners (a) Prior to the Submission Deadline on each Auction Date:
  each Existing Owner may submit to a Broker-Dealer, in writing or by such other method as shall be reasonably acceptable to such Broker-Dealer, information as to:
  the principal amount of Bonds, if any, held by such Existing Owner which such Existing Owner irrevocably commits to continue to hold for the next succeeding Auction Period without regard to the rate determined by the Auction Procedures for such Auction Period, the principal amount of Bonds, if any, held by such Existing Owner which such Existing Owner irrevocably commits to continue to hold for the next succeeding Auction Period if the rate determined by the Auction Procedures for such Auction Period shall not be less than the rate per annum then specified by such Existing Owner (and which such Existing Owner irrevocably offers to sell on the next succeeding Interest Payment Date (or the same day in the case of a daily Auction Period) if the rate determined by the Auction Procedures for the next succeeding Auction Period shall be less than the rate per annum then specified by such Existing Owner), and/or the principal amount of Bonds, if any, held by such Existing Owner which such Existing Owner irrevocably offers to sell on the next succeeding Interest Payment Date (or on the same day in the case of a daily Auction Period) without regard to the rate determined by the Auction Procedures for the next succeeding Auction Period; and
  for the purpose of implementing the Auctions and thereby to achieve the lowest possible interest rate on the Bonds, the Broker-Dealers shall contact Potential Owners, including persons that are Existing Owners, to determine the principal amount of Bonds, if any, which each such Potential Owner irrevocably offers to purchase if the rate determined by the Auction Procedures for the next succeeding Auction Period is not less than the rate per annum then specified by such Potential Owner.
For the purposes hereof an Order containing the information referred to in clause (i)(A) above is herein referred to as a "Hold Order", an Order containing the information referred to in clause (i)(B) or (ii) above is herein referred to as a "Bid", and an Order containing the information referred to in clause (i)(C) above is herein referred to as a "Sell Order."
(b) (i) A Bid by an Existing Owner shall constitute an irrevocable offer to sell:
  the principal amount of Bonds specified in such Bid if the rate determined by the Auction Procedures on such Auction Date shall be less than the rate specified therein; or
  such principal amount or a lesser principal amount of Bonds to be determined as set forth in subsection (a)(v) of Section 409 hereof if the rate determined by the Auction Procedures on such Auction Date shall be equal to such specified rate; or
  a lesser principal amount of Bonds to be determined as set forth in subsection (b)(iv) of Section 409 hereof if such specified rate shall be higher than the Maximum Auction Rate and Sufficient Clearing Bids do not exist.
  A Sell Order by an Existing Owner shall constitute an irrevocable offer to sell:
  the principal amount of Bonds specified in such Sell Order; or
  such principal amount or a lesser principal amount of Bonds as set forth in subsection (b)(iv) of Section 409 hereof if Sufficient Clearing Bids do not exist.
  A Bid by a Potential Owner shall constitute an irrevocable offer to purchase:
  the principal amount of Bonds specified in such Bid if the rate determined by the Auction Procedures on such Auction Date shall be higher than the rate specified therein; or
  such principal amount or a lesser principal amount of Bonds as set forth in subsection (a)(vi) of Section 409 hereof if the rate determined by the Auction Procedures on such Auction Date shall be equal to such specified rate.
  Anything herein to the contrary notwithstanding:
  for purposes of any Auction, any Order which specifies Bonds to be held, purchased or sold in a principal amount which is not $25,000 or an integral multiple thereof shall be rounded down to the nearest $25,000, and the Auction Agent shall conduct the Auction Procedures as if such Order had been submitted in such lower amount;
  for purposes of any Auction other than during a daily Auction Period, any portion of an Order of an Existing Owner which relates to a Bond which has been called for redemption on or prior to the Interest Payment Date next succeeding such Auction shall be invalid with respect to such portion and the Auction Agent shall conduct the Auction Procedures as if such portion of such Order had not been submitted;
  for purposes of any Auction other than during a daily Auction Period, no portion of a Bond which has been called for redemption on or prior to the Interest Payment Date next succeeding such Auction shall be included in the calculation of Available Bonds for such Auction; and
  the Auction Procedures shall be suspended during the period commencing on the date of the Auction Agent's receipt of notice from the Trustee or the Issuer of the occurrence of an Event of Default resulting from a failure to pay principal, premium or interest on any Bond when due but shall resume two Business Days after the date on which the Auction Agent receives notice from the Trustee that such Event of Default has been waived or cured, with the next Auction to occur on the next regularly scheduled Auction Date occurring thereafter.
  407. Auction Procedures - Submission of Orders by Broker-Dealers to Auction Agent.
  Each Broker-Dealer shall submit to the Auction Agent in writing or by such other method as shall be reasonably acceptable to the Auction Agent, prior to the Submission Deadline on each Auction Date, all Orders obtained by such Broker-Dealer and specifying, if requested, with respect to each Order:
  the aggregate principal amount of Bonds, if any, that are the subject of each Order;
  to the extent that such Bidder is an Existing Owner:
  the principal amount of Bonds, if any, subject to any Hold Order placed by such Existing Owner;
  the principal amount of Bonds, if any, subject to any Bid placed by such Existing Owner and the rate specified in such Bid; and
  the principal amount of Bonds, if any, subject to any Sell Order placed by such Existing Owner; and
  to the extent such Bidder is a Potential Owner, the rate specified in such Bid.
  If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth of one percent (0.001%).
  If an Order or Orders covering all of the Bonds held by an Existing Owner is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Owner covering the principal amount of Bonds held by such Existing Owner and not subject to Orders submitted to the Auction Agent; provided, however, that if there is a conversion from one Auction Period to another Auction Period and Orders have not been submitted to the Auction Agent prior to the Submission Deadline covering the aggregate principal amount of Bonds to be converted held by such Existing Owner, the Auction Agent shall deem a Sell Order to have been submitted on behalf of such Existing Owner covering the principal amount of Bonds to be converted held by such Existing Owner not subject to Orders submitted to the Auction Agent.
  If one or more Orders covering in the aggregate more than the principal amount of Outstanding Bonds held by any Existing Owner are submitted to the Auction Agent, such Orders shall be considered valid as follows:
  all Hold Orders shall be considered Hold Orders, but only up to and including in the aggregate the principal amount of Bonds held by such Existing Owner;
(ii) (A) any Bid of an Existing Owner shall be considered valid as a Bid of an Existing Owner up to and including the excess of the principal amount of Bonds held by such Existing Owner over the principal amount of the Bonds subject to Hold Orders referred to in paragraph (i) above;
  subject to clause (A) above, all Bids of an Existing Owner with the same rate shall be aggregated and considered a single Bid of an Existing Owner up to and including the excess of the principal amount of Bonds held by such Existing Owner over the principal amount of Bonds held by such Existing Owner subject to Hold Orders referred to in paragraph (i) above;
  subject to clause (A) above, if more than one Bid with different rates is submitted on behalf of such Existing Owner, such Bids shall be considered Bids of an Existing Owner in the ascending order of their respective rates up to the amount of the excess of the principal amount of Bonds held by such Existing Owner over the principal amount of Bonds held by such Existing Owner subject to Hold Orders referred to in paragraph (i) above; and
  the principal amount, if any, of such Bonds subject to Bids not considered to be Bids of an Existing Owner under this paragraph (ii) shall be treated as the subject of a Bid by a Potential Owner; and
  all Sell Orders shall be considered Sell Orders, but only up to and including a principal amount of Bonds equal to the excess of the principal amount of Bonds held by such Existing Owner over the sum of the principal amount of the Bonds considered to be subject to Hold Orders pursuant to paragraph (i) above and the principal amount of Bonds considered to be subject to Bids of such Existing Owner pursuant to paragraph (ii) above.
  If more than one Bid is submitted on behalf of any Potential Owner, each Bid submitted with the same rate shall be aggregated and considered a single Bid and each Bid submitted with a different rate shall be considered a separate Bid with the rate and the principal amount of Bonds specified therein.
  None of the Issuer, the Borrower, the Trustee or the Auction Agent shall be responsible for the failure of any Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Owner or Potential Owner.
  408. Auction Procedures - Determination of Auction Rate.
  Not later than 9:30 A.M., New York City time, on each Auction Date, the Auction Agent shall advise the Broker-Dealers and the Trustee by telephone of the All Hold Rate, the Maximum Auction Rate and the Reference Rate.
  Promptly after the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, and collectively as a "Submitted Order") and shall determine (i) the Available Bonds, (ii) whether there are Sufficient Clearing Bids, and (iii) the Auction Rate.
  Promptly after the Auction Agent has made the determinations pursuant to subsection (b) above the Auction Agent shall advise the Trustee by telephone (promptly confirmed in writing), telex or facsimile transmission of the Auction Rate for the next succeeding Auction Period and the Trustee shall promptly notify DTC of such Auction Rate.
  In the event the Auction Agent fails to calculate or, for any reason, fails to timely provide the Auction Rate for any Auction Period, (i) if the preceding Auction Period was a period of 35 days or less, the new Auction Period shall be the same as the preceding Auction Period and the Auction Rate for the New Auction Period shall be the same as the Auction Rate for the preceding Auction Period, and (ii) if the preceding Auction Period was a period of greater than 35 days, the preceding Auction Period shall be extended to the seventh day following the day that would have been the last day of such Auction Period had it not been extended (or if such seventh day is not followed by a Business Day then to the next succeeding day which is followed by a Business Day) and the Auction Rate in effect for the preceding Auction Period will continue in effect for the Auction Period as so extended. In the event an Auction Period is extended as set forth in clause (ii) of the preceding sentence, an Auction shall be held on the last Business Day of the Auction Period as so extended to take effect for an Auction Period beginning on the Business Day immediately following the last day of the Auction Period as extended which Auction Period will end on the date it would otherwise have ended on had the prior Auction Period not been extended.
  In the event the Auction Procedures are suspended due to the failure to pay principal of, premium or interest on any Bond, the Auction Rate for the next succeeding Auction Period shall be the Default Rate.
  In the event of a failed conversion from an Auction Rate Bond Mode to another Mode or in the event of a failure to change the length of the current Auction Period due to the lack of Sufficient Clearing Bids at the Auction on the Auction Date for the first new Auction Period, the Auction Rate for the next Auction Period shall be the Maximum Auction Rate and the Auction Period shall be a seven-day Auction Period.
  If the Bonds are not rated or are no longer maintained in book-entry-only form by the Securities Depository then the Auction Rate shall be the Maximum Auction Rate.
  409. Auction Procedures - Allocation of Bonds.
  In the event of Sufficient Clearing Bids, subject to the further provisions of subsections (c) and (d) below, Submitted Orders shall be accepted or rejected as follows in the following order of priority:
  the Submitted Hold Order of each Existing Owner shall be accepted, thus requiring each such Existing Owner to continue to hold the Bonds that are the subject of such Submitted Hold Order;
  the Submitted Sell Order of each Existing Owner shall be accepted and the Submitted Bid of each Existing Owner specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Owner to sell the Bonds that are the subject of such Submitted Sell Order or Submitted Bid;
  the Submitted Bid of each Existing Owner specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Existing Owner to continue to hold the Bonds that are the subject of such Submitted Bid;
  the Submitted Bid of each Potential Owner specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Potential Owner to purchase the Bonds that are the subject of such Submitted Bid;
  the Submitted Bid of each Existing Owner specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus requiring each such Existing Owner to continue to hold the Bonds that are the subject of such Submitted Bid, but only up to and including the principal amount of Bonds obtained by multiplying (A) the aggregate principal amount of Outstanding Bonds which are not the subject of Submitted Hold Orders described in paragraph (i) above or of Submitted Bids described in paragraphs (iii) or (iv) above by (B) a fraction the numerator of which shall be the principal amount of Outstanding Bonds held by such Existing Owner subject to such Submitted Bid and the denominator of which shall be the aggregate principal amount of Outstanding Bonds subject to such Submitted Bids made by all such Existing Owners that specified a rate equal to the Winning Bid Rate, and the remainder, if any, of such Submitted Bid shall be rejected, thus requiring each such Existing Owner to sell any excess amount of Bonds;
  the Submitted Bid of each Potential Owner specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus requiring each such Potential Owner to purchase the Bonds that are the subject of such Submitted Bid, but only in an amount equal to the principal amount of Bonds obtained by multiplying (A) the aggregate principal amount of Outstanding Bonds which are not the subject of Submitted Hold Orders described in paragraph (i) above or of Submitted Bids described in paragraphs (iii), (iv) or (v) above by (B) a fraction the numerator of which shall be the principal amount of Outstanding Bonds subject to such Submitted Bid and the denominator of which shall be the sum of the aggregate principal amount of Outstanding Bonds subject to such Submitted Bids made by all such Potential Owners that specified a rate equal to the Winning Bid Rate, and the remainder of such Submitted Bid shall be rejected; and
  the Submitted Bid of each Potential Owner specifying any rate that is higher than the Winning Bid Rate shall be rejected.
  In the event there are not Sufficient Clearing Bids, subject to the further provisions of subsections (c) and (d) below, Submitted Orders shall be accepted or rejected as follows in the following order of priority:
  the Submitted Hold Order of each Existing Owner shall be accepted, thus requiring each such Existing Owner to continue to hold the Bonds that are the subject of such Submitted Hold Order;
  the Submitted Bid of each Existing Owner specifying any rate that is not higher than the Maximum Auction Rate shall be accepted, thus requiring each such Existing Owner to continue to hold the Bonds that are the subject of such Submitted Bid;
  the Submitted Bid of each Potential Owner specifying any rate that is not higher than the Maximum Auction Rate shall be accepted, thus requiring each such Potential Owner to purchase the Bonds that are the subject of such Submitted Bid;
  the Submitted Sell Orders of each Existing Owner shall be accepted as Submitted Sell Orders and the Submitted Bids of each Existing Owner specifying any rate that is higher than the Maximum Auction Rate shall be deemed to be and shall be accepted as Submitted Sell Orders, in both cases only up to and including the principal amount of Bonds obtained by multiplying (A) the aggregate principal amount of Bonds subject to Submitted Bids described in paragraph (iii) of this subsection (b) by (B) a fraction the numerator of which shall be the principal amount of Outstanding Bonds held by such Existing Owner subject to such Submitted Sell Order or such Submitted Bid deemed to be a Submitted Sell Order and the denominator of which shall be the principal amount of Outstanding Bonds subject to all such Submitted Sell Orders and such Submitted Bids deemed to be Submitted Sell Orders, and the remainder of each such Submitted Sell Order or Submitted Bid shall be deemed to be and shall be accepted as a Hold Order and each such Existing Owner shall be required to continue to hold such excess amount of Bonds; and
  the Submitted Bid of each Potential Owner specifying any rate that is higher than the Maximum Auction Rate shall be rejected.
  If, as a result of the procedures described in subsection (a) or (b) above, any Existing Owner or Potential Owner would be required to purchase or sell an aggregate principal amount of Bonds which is not an integral multiple of $25,000 on any Auction Date, the Auction Agent shall by lot, in such manner as it shall determine in its sole discretion, round up or down the principal amount of Bonds to be purchased or sold by any Existing Owner or Potential Owner on such Auction Date so that the aggregate principal amount of Bonds purchased or sold by each Existing Owner or Potential Owner on such Auction Date shall be an integral multiple of $25,000, even if such allocation results in one or more of such Existing Owners or Potential Owners not purchasing or selling any Bonds on such Auction Date.
  If, as a result of the procedures described in subsection (a) above, any Potential Owner would be required to purchase less than $25,000 in principal amount of Bonds on any Auction Date, the Auction Agent shall by lot, in such manner as it shall determine in its sole discretion, allocate Bonds for purchase among Potential Owners so that the principal amount of Auction Rate Bonds purchased on such Auction Date by any Potential Owner shall be an integral multiple of $25,000, even if such allocation results in one or more of such Potential Owners not purchasing Bonds on such Auction Date.
  410. Auction Procedures - Notice of Auction Rate. (a) On each Auction Date, the Auction Agent shall notify by telephone or other telecommunication device or in writing each Broker-Dealer that participated in the Auction held on such Auction Date of the following:
  the Auction Rate determined on such Auction Date for the succeeding Auction Period;
  whether Sufficient Clearing Bids existed for the determination of the Winning Bid Rate;
  if such Broker-Dealer submitted a Bid or a Sell Order on behalf of an Existing Owner, whether such Bid or Sell Order was accepted or rejected and the principal amount of Bonds, if any, to be sold by such Existing Owner;
  if such Broker-Dealer submitted a Bid on behalf of a Potential Owner, whether such Bid was accepted or rejected and the principal amount of Bonds, if any, to be purchased by such Potential Owner;
  if the aggregate principal amount of the Bonds to be sold by all Existing Owners on whose behalf such Broker-Dealer submitted Bids or Sell Orders is different from the aggregate principal amount of Bonds to be purchased by all Potential Owners on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Broker-Dealers (and the Agent Member, if any, of each such other Broker-Dealer) and the principal amount of Bonds to be (A) purchased from one or more Existing Owners on whose behalf such other Broker-Dealers submitted Bids or Sell Orders or (B) sold to one or more Potential Owners on whose behalf such Broker-Dealer submitted Bids; and
  the immediately succeeding Auction Date.
  On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Owner or Potential Owner shall: (i) advise each Existing Owner and Potential Owner on whose behalf such Broker-Dealer submitted an Order as to (A) the Auction Rate determined on such Auction Date, (B) whether any Bid or Sell Order submitted on behalf of each such Owner was accepted or rejected and (C) the immediately succeeding Auction Date; (ii) instruct each Potential Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Existing Owner's Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the principal amount of such Bonds to be purchased pursuant to such Bid (including, with respect to the Bonds in a daily Auction Period, accrued interest if the purchase date is not an Interest Payment Date for such Bond) against receipt of such Bonds; and (iii) instruct each Existing Owner on whose behalf such Broker-Dealer submitted a Sell Order that was accepted or a Bid that was rejected in whole or in part, to instruct such Existing Owner's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the principal amount of Bonds to be sold pursuant to such Bid or Sell Order against payment therefor.
  411. Auction Procedures - Reference Rate (a) The Reference Rate on any Auction Date with respect to Bonds in any Auction Period of less than 180 days shall be the greater of LIBOR or the Thirty-Day "AA" Composite Commercial Paper Rate on such date. The Reference Rate with respect to Bonds in any Auction Period of 180 days or more shall be the greater of LIBOR or the rate on United States Treasury Securities having a maturity which most closely approximates the length of the Auction Period, as last published in The Wall Street Journal. If either rate is unavailable, the Reference Rate shall be an index or rate agreed to by all Broker-Dealers and consented to by the Borrower.
"Thirty-Day 'AA' Composite Commercial Paper Rate" on any date of determination, means the interest equivalent of the Thirty-Day rate on commercial paper placed on behalf of non-financial issuers whose corporate bonds are rated AA by S&P, or the equivalent of such rating by S&P, as made available on a discount basis or otherwise by (A) the Federal Reserve Bank of New York for the Business Day immediately preceding such date of determination, or (B) if the Federal Reserve Bank of New York does not make available any such rate, then the arithmetic average of such rates, as quoted on a discount basis or otherwise, by Lehman Commercial Paper Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated or, in lieu of any thereof, their respective affiliates or successors which are commercial paper dealers (the "Commercial Paper Dealers"), to the Auction Agent before the close of business on the Business Day immediately preceding such date of determination.
For purposes of the definitions of Thirty-Day "AA" Composite Commercial Paper Rate, the "interest equivalent" means the equivalent yield on a 360-day basis of a discount-basis security to an interest-bearing security. If any Commercial Paper Dealer does not quote a commercial paper rate required to determine the Thirty-Day "AA" Composite Commercial Paper Rate, the Thirty-Day "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any substitute commercial paper dealer not included within the definition of Commercial Paper Dealer above, which may be CS First Boston Corporation or Morgan Stanley Dean Witter or their respective affiliates or successors which are commercial paper dealers (a "Substitute Commercial Paper Dealer") selected by the Trustee (who shall be under no liability for such selection) to provide such commercial paper rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or if the Trustee does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers.
  If for any reason on any Auction Date the Reference Rate shall not be determined as hereinabove provided in this Section 411, the Reference Rate shall be the Reference Rate for the Auction Period ending on such Auction Date.
  The determination of the Reference Rate as provided herein shall be conclusive and binding upon the Borrower, the Trustee, the Broker-Dealers, the Auction Agent and the Owners of the Bonds.
  412. Auction Procedures - Miscellaneous Provisions Regarding Auctions.
  In this Article IV, each reference to the purchase, sale or holding of Bonds shall refer to beneficial interests in Bonds, unless the context clearly requires otherwise.
  During an Auction Rate Period, the provisions of this Agreement and the definitions contained therein and as described in this Article IV, including without limitation the definitions of All Hold Rate, Default Rate, Interest Payment Date, Maximum Auction Rate, Reference Rate, Applicable Percentage and Auction Rate, may be amended pursuant to this Agreement by obtaining the consent of the owners of all Outstanding Bonds bearing interest at an Auction Rate as follows. If on the first Auction Date occurring at least 20 days after the date on which the Trustee mailed notice of such proposed amendment to the registered owners of the Outstanding Bonds as required by this Agreement, (i) the Auction Rate which is determined on such date is the Winning Bid Rate and (ii) there is delivered to the Issuer and the Trustee an opinion of Bond Counsel to the effect that such amendment shall not adversely affect the validity of the Bonds or any exemption from federal income tax to which the interest on the Bonds would otherwise be entitled, the proposed amendment shall be deemed to have been consented to by the owners of all affected Outstanding Bonds bearing interest at an Auction Rate.
During an Auction Rate Period, so long as the ownership of the Bonds is maintained in book-entry form by the Securities Depository, an Existing Owner or a beneficial owner may sell, transfer or otherwise dispose of a Bond only pursuant to a Bid or Sell Order in accordance with the Auction Procedures or to or through a Broker-Dealer, provided that (i) in the case of all transfers other than pursuant to Auctions such Existing Owner or its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer and (ii) a sale, transfer or other disposition of Bonds from a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer as the holder of such Bonds to that Broker-Dealer or another customer of that Broker-Dealer shall not be deemed to be a sale, transfer or other disposition for purposes of this paragraph if such Broker-Dealer remains the Existing Owner of the Bonds so sold, transferred or disposed of immediately after such sale, transfer or disposition.
  413. Auction Procedures - Changes in Auction Period or Auction Date.
  Changes in Auction Period. (i) During any Auction Rate Period, the Borrower may, from time to time on any Interest Payment Date, change the length of the Auction Period with respect to all of the Bonds among daily, seven days, 28 days, 35 days, six months and a Special Rate Period in order to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by such Bonds. The Borrower shall initiate the change in the length of the Auction Period by giving written notice to the Trustee, the Auction Agent, the Broker-Dealers and the Securities Depository that the Auction Period shall change if the conditions described herein are satisfied and the proposed effective date of the change, at least 10 Business Days prior to the Auction Date for such Auction Period.
  Any such changed Auction Period shall be for a period of one day, seven days, 28 days, 35 days, six months or a Special Rate Period and shall be for all of the Bonds in an Auction Rate Period.
  The change in the length of the Auction Period shall not be allowed unless Sufficient Clearing Bids existed at both the Auction before the date on which the notice of the proposed change was given as provided in this subsection (a) and the Auction immediately preceding the proposed change.
  The change in length of the Auction Period shall take effect only if (A) the Trustee and the Auction Agent receive, by 11:00 A.M., New York City time, on the Business Day before the Auction Date for the first such Auction Period, a certificate from the Borrower consenting to the change in the length of the Auction Period specified in such certificate and (B) Sufficient Clearing Bids exist at the Auction on the Auction Date for such first Auction Period. For purposes of the Auction for such first Auction Period only, each Existing Owner shall be deemed to have submitted Sell Orders with respect to all of its Bonds except to the extent such Existing Owner submits an Order with respect to such Bonds. If the condition referred to in (A) above is not met, the Auction Rate for the next Auction Period shall be determined pursuant to the Auction Procedures and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in (A) is met but the condition referred to in (B) above is not met, the Auction Rate for the next Auction Period shall be the Maximum Auction Rate, and the Auction Period shall be a seven-day Auction Period.
  Changes in Auction Date. During any Auction Rate Period, the Auction Agent, with the written consent of the Borrower may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the Bonds. The Auction Agent shall provide notice of its determination to specify an earlier Auction Date for an Auction Period by means of a written notice delivered at least 45 days prior to the proposed changed Auction Date to the Trustee, the Issuer, the Broker-Dealers and the Securities Depository.
  414. Auction Agent. (a) The Auction Agent shall be appointed by the Trustee at the written direction of the Issuer, to perform the functions specified herein. The Auction Agent shall designate its Principal Office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument, delivered to the Trustee, the Issuer and each Broker-Dealer which shall set forth such procedural and other matters relating to the implementation of the Auction Procedures as shall be satisfactory to the Issuer and the Trustee.
  Subject to any applicable governmental restrictions, the Auction Agent may be or become the owner of or trade in Bonds with the same rights as if such entity were not the Auction Agent.
  415. Qualifications of Auction Agent; Resignation; Removal. The Auction Agent shall be (a) a bank or trust company organized under the laws of the United States or any state or territory thereof having a combined capital stock, surplus and undivided profits of at least $30,000,000, or (b) a member of NASD having a capitalization of at least $30,000,000 and, in either case, authorized by law to perform all the duties imposed upon it by this Agreement and a member of or a participant in, the Securities Depository. The Auction Agent may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least ninety (90) days notice to the Issuer, the Borrower, and the Trustee. The Auction Agent may be removed at any time by the Borrower by written notice, delivered to the Auction Agent, the Issuer and the Trustee. Upon any such resignation or removal, the Trustee shall appoint a successor Auction Agent meeting the requirements of this section. In the event of the resignation or removal of the Auction Agent, the Auction Agent shall pay over, assign and deliver any moneys and Bonds held by it in such capacity to its successor. The Auction Agent shall continue to perform its duties until its successor has been appointed by the Borrower. In the event that the Auction Agent has not been compensated for its services, the Auction Agent may resign by giving thirty (30) days notice to the Issuer, the Borrower and the Trustee even if a successor Auction Agent has not been appointed.
  416. Certain Orders Not Permitted. None of the Issuer, the Borrower or any Affiliate thereof may submit an Order in any Auction except as set forth in the next sentence. Any Broker-Dealer that is an Affiliate of the Borrower or the Issuer may submit Orders in an Auction but only if such Orders are not for its own account, except that if such affiliated Broker-Dealer holds Auction Rate Bonds for its own account, it must submit a Sell Order on the next Auction Date with respect to such Auction Rate Bonds.
  417. Deposit and Application of Interest Payments.
  During the Auction Rate Bond Mode, the Borrower shall pay to the Trustee not later than 10:00 A.M., New York City time, on each Interest Payment Date an aggregate amount of immediately available funds equal to the aggregate amount of interest payable by the Issuer on the Auction Rate Bonds on such Interest Payment Date.
  Not later than 9:00 A.M., New York City time, on each Interest Payment Date that is immediately preceded by an Auction Date, the Paying Agent shall notify the Trustee of the payment (or nonpayment, as the case may be) of the aggregate amount of interest payable by the Borrower on the Auction Rate Bonds on such Interest Payment Date pursuant to subsection (a) of this Section 417. So long as no Payment Default with respect to the Auction Rate Bonds has previously occurred and is continuing and the ownership of the Auction Rate Bonds is maintained in book-entry form by the Securities Depository, (i) if the Paying Agent notifies the Trustee of any nonpayment, the Trustee shall immediately send a notice thereof to the Auction Agent and to the registered owners of the Auction Rate Bonds, with a copy to the Borrower, by telecopy or similar means, and (ii) if all such nonpayments are cured prior to 10:00 A.M., New York City time, on such Interest Payment Date, the Trustee shall immediately send a notice thereof to the Auction Agent and to the registered owners of the Auction Rate Bonds by telecopy or similar means.
  After the Conversion Date, the Borrower shall pay to the Trustee not later than 10:00 A.M., New York City time, on each Interest Payment Date an aggregate amount of immediately available funds equal to the aggregate amount of interest payable by the Issuer on the Bonds on such Interest Payment Date.
  The Trustee shall calculate the amount of interest due and payable on each Interest Payment Date or date on which the Auction Rate Bonds are subject to purchase, and notify the Borrower of such amount, by 9:00 A.M., New York City time, on such Interest Payment Date or date set for purchase, as the case may be. In preparing such calculation the Trustee shall rely on calculations or other services provided by the Remarketing Agent, the Auction Agent, the Borrower or any person or persons selected by the Trustee in its discretion.
  418. Optional Redemption
  Bonds in the Commercial Paper Mode are not subject to optional redemption prior to their respective Purchase Dates. Bonds in the Commercial Paper Mode shall be subject to redemption at the option of the Borrower in whole or in part on their respective Purchase Dates at a redemption price equal to the principal amount thereof, together with interest accrued and unpaid thereon to the date fixed for redemption.
  Bonds in the Daily Mode or the Weekly Mode are subject to optional redemption at the option of the Borrower in whole or in part in Authorized Denominations on any Business Day, at a redemption price equal to the principal amount thereof, together with interest accrued and unpaid thereon to the date fixed for redemption.
  Bonds in the Auction Rate Bond Mode are subject to optional redemption at the option of the Borrower in whole or in part in Authorized Denominations on the Business Day immediately following the end of an Auction Period, at a redemption price equal to the principal amount thereof, together with interest accrued and unpaid thereon to the date fixed for redemption.
  Bonds in the Term Rate Mode or Fixed Rate Mode are subject to redemption in whole or in part on any date (and if in part, in such order of maturity as the Borrower shall specify and within a maturity by lot or by such other method as the Paying Agent determines to be fair and reasonable and in Authorized Denominations) at the redemption prices set forth below:
  If, on the Mode Change Date, the remaining term of the Bonds, in the case of Fixed Rate Bonds, or the length of the Interest Period, in the case of Term Rate Bonds, is equal to or less than ten (10) years but greater than five (5) years, the Bonds will not be subject to optional redemption until the first Stated Interest Payment Date to follow the third anniversary of the Mode Change Date. On such first Stated Interest Payment Date, the Bonds will be subject to redemption at a redemption price of 101 percent of the principal amount thereof, plus accrued interest, if any, to the Redemption Date, which price will decline by one percent per annum on each succeeding anniversary of such first Stated Interest Payment Date until reaching a price of 100 percent of the principal amount thereof, plus accrued interest, if any, to the Redemption Date, and thereafter at a redemption price of 100 percent of the principal amount thereof, plus accrued interest, if any, to the Redemption Date.
  If, on the Mode Change Date, the remaining term of the Bonds, in the case of Fixed Rate Bonds, or the length of the Interest Period, in the case of Term Rate Bonds, is equal to or less than five (5) years, the Bonds will be subject to redemption on or after the first Stated Interest Payment Date (whichever is earlier) to follow the second anniversary of the Mode Change Date at a redemption price equal to 100 percent of the principal amount thereof, plus accrued interest, if any, to the Redemption Date, and prior thereto will not be subject to optional redemption.
  In connection with a change to Term Rate Mode or Fixed Rate Mode, the Borrower may waive or otherwise alter its rights to direct the redemption of any such Bonds so changed at any time without premium; provided that notice describing the waiver or alteration shall be submitted to the Paying Agent, the Trustee and the Remarketing Agent, together with a Favorable Opinion of Bond Counsel, addressed to them.
  419. Mandatory Sinking Fund Redemption. The Bonds are not subject to mandatory sinking fund redemption prior to maturity.
  420. Mandatory Taxability Redemption.
  The Outstanding Bonds are subject to mandatory redemption at any time at a redemption price of 100% of the principal amount of the Bonds so redeemed plus accrued interest to the redemption date in the event (i) the Borrower delivers to the Trustee and the provider of the Credit Facility (if such Bonds are supported by a Credit Facility) an opinion of Bond Counsel stating that interest on the Bonds is or will become includable in gross income of the owners thereof for federal income tax purposes, or (ii) it is finally determined by the Internal Revenue Service or a court of competent jurisdiction, as a result of (A) a proceeding in which the Borrower has participated or been given notice and an opportunity to participate, and (B) either a failure by the Borrower to observe any covenant or agreement undertaken in or pursuant to this Agreement, or the inaccuracy of any representation made by the Borrower in or pursuant to this Agreement, that interest payable on the Bonds is includable for federal income tax purposes in the gross income of any owner thereof (other than an owner which is a "substantial user" or a "related person" within the meaning of 1954 Code §103(b)(13). Any determination under clause (ii) above will not be considered final for this purpose until the earliest of the conclusion of any appellate review, the denial of appellate review or the expiration of the period for seeking appellate review. Redemption under this Section 420 shall be in whole unless not later than forty-five (45) days prior to the redemption date the Borrower delivers to the Trustee and the provider of the Credit Facility (if such Bonds are supported by a Credit Facility) an opinion of Bond Counsel to the effect that a redemption of less than all of the Bonds will preserve the tax-exempt status of interest on the remaining Bonds Outstanding subsequent to such redemption. Except as provided in the next sentence, any redemption under this Section 420 shall be made on the sixtieth (60th) day after the date on which the opinion described in clause (i) is delivered or the determination described in clause (ii) becomes final or on such earlier date as the Borrower may designate by notice given to the Trustee at least forty-five (45) days prior to such designated date. Any Bond in the Commercial Paper Mode or the Term Rate Mode that has a Purchase Date prior to the redemption date established for that Bond pursuant to the preceding sentence shall be redeemed on that Purchase Date. If such redemption shall occur in accordance with the terms of this Agreement, then such failure by the Borrower to observe such covenant or agreement, or the inaccuracy of any such representations, will not, in and of itself, constitute a Default hereunder.
  If the Trustee receives written notice from any Bondowner stating that (i) such Bondowner has been notified in writing by the Internal Revenue Service that it proposes to include the interest on the Bonds in the gross income of such owner for federal income tax purposes, or any other proceeding has been instituted against such owner which may lead to a like determination, and (ii) such owner will afford the Borrower the opportunity to participate at its own expense in the proceeding, either directly or in the name of such owner, until the conclusion of any appellate review, and the Trustee has examined such written notice and it appears to be accurate on its face, then the Trustee shall promptly give notice thereof to the Borrower, the Issuer and each Bondowner whose Bonds may be affected. The Trustee shall thereafter keep itself reasonably informed of the progress of any administrative proceedings or litigation relating to such notice.
  The Borrower shall keep the Trustee informed of the progress of any proceeding referred to in subclause (ii)(A) of Section 420(a) and shall give written notice to the Trustee within forty-five (45) days after it has actual knowledge of a final determination as described in clause (ii) of Section 420(a).
  421. Selection of Bonds for Redemption; Notice of Redemption.
  The Bonds shall be subject to redemption prior to maturity under the circumstances, in the manner and subject to the conditions provided in this section, in Article IV and in the form of Bonds. Whenever Bonds are called for redemption, the accrued interest thereon shall become due on the redemption date. If less than all of the Bonds are to be redeemed, the Bonds to be redeemed shall be selected (subject to subsection (d)(vi) of Section 301) by the Trustee by lot or in any customary manner of selection as determined by the Trustee, provided that the Trustee shall redeem prior to any other Bonds (i) Bonds that are Standby Bonds at the time of selection for redemption and (ii) after the redemption of such Standby Bonds, Bonds that are held by or for the account of the Borrower pursuant to subsection (a)(iii) of Section 426 at the time of selection for redemption. Subject to the preceding sentence, if less than all of the Bonds are to be redeemed, the Trustee shall select Bonds for redemption pursuant to this Agreement in the order of maturity as directed by the Borrower.
  Except as otherwise provided herein, notice of redemption shall be given by mail by the Trustee to the Remarketing Agent, the Paying Agent, the Owners of any Bonds designated for redemption in whole or in part and to the Securities Depository no less than fifteen (15) nor more than thirty (30) days (or thirty (30) days and forty-five (45) days, respectively, in the case of Term Rate Bonds or Fixed Rate Bonds) prior to the Redemption Date. Each notice of redemption shall state the Redemption Date, the redemption place and the redemption price, the maturity dates of the Bonds to be redeemed and shall designate the numbers of the Bonds to be redeemed if less than all of the Outstanding Bonds of a maturity are to be redeemed, shall (in the case of any Bond called for redemption in part only) state the portion of the principal amount thereof which is to be redeemed, and shall state that the interest thereon or portions thereof designated for redemption shall cease to accrue from and after such Redemption Date and that on such Redemption Date there will become due and payable on each of the Bonds or portions thereof designated for redemption the redemption price thereon. The failure to mail such notice with respect to any Bond shall not affect the validity of the proceedings for the redemption of any other Bond with respect to which notice was so mailed.
  Any notice mailed as provided in this Section 421 will be conclusively presumed to have been given, whether or not actually received by any Owner. Failure by the Trustee (or the Paying Agent, if applicable) to give notice pursuant to this Section 421 to the Securities Depository, or the insufficiency of any such notice, shall not affect the validity of the proceedings for redemption.
  Any notice of optional redemption may state that it is conditional on the deposit with the Trustee, on or before the Redemption Date, of the redemption price and that if such deposit is not made, such notice will be of no effect and the Bonds will not be redeemed on the Redemption Date.
  In lieu of redemption under this Agreement, the Borrower may purchase some of or all of the Bonds called for redemption, if it gives a notice to the Trustee by the Business Day before the redemption date that it wishes to purchase Bonds up to the principal amount specified in such notice and provides sufficient funds to the Trustee for such purchase on or before the redemption date. Notwithstanding anything in this Agreement to the contrary, any Bonds so purchased shall remain Outstanding unless surrendered by the Borrower to the Trustee with instructions to cancel such Bonds.
  422. Optional Tender For Purchase.
  The Owners of Bonds in a Daily Mode or a Weekly Mode may elect to have their Bonds (or portions of those Bonds in amounts equal to an Authorized Denomination) purchased on any Business Day at a price equal to the Purchase Price, (i) in the case of Bonds in a Daily Mode, upon delivery of an irrevocable notice of tender to the Tender Agent by telephone, e-mail or other means acceptable to the Tender Agent not later than 11:00 A.M. on the Purchase Date specified by the Owner; and (ii) in the case of Bonds in a Weekly Mode, upon delivery of an irrevocable written notice of tender or irrevocable notice of tender to the Tender Agent by telephone, e-mail or other means acceptable to the Tender Agent, promptly confirmed in writing to the Remarketing Agent, not later than 4:00 P.M. on a Business Day not less than seven (7) days before the Purchase Date specified by the Owner in such notice. Such notices of tender shall state the CUSIP number, Bond number and the principal amount of such Bond and that such Bond shall be purchased on the Purchase Date specified above. The Bond shall be delivered (with all necessary endorsements) at or before 12:00 Noon on the Purchase Date at the office of the Tender Agent; provided, however, that payment of the Purchase Price shall be made pursuant to this Section 422 only if the Bond so delivered to the Tender Agent conforms in all respects to the description thereof in the notice described in this section. Payment of the Purchase Price with respect to purchases under this Section 422 shall be made to the Owners of tendered Bonds by wire transfer in immediately available funds by the Tender Agent by the close of business on the Purchase Date so long as the Tender Agent has received sufficient proceeds to make such payments. An Owner who gives the notice of tender as set forth above may repurchase the Bonds so tendered on such Purchase Dates if the Remarketing Agent agrees to sell the Bonds so tendered to such Owner. If such Owner decides to repurchase such Bonds and the Remarketing Agent agrees to sell the specified Bonds to such Owner, the delivery requirements set forth above shall be waived.
  The Tender Agent shall give the Trustee, the Remarketing Agent and the Borrower prompt notice by telephone, promptly confirmed in writing, of the receipt of any notice of tender.
  Any notice of tender shall be irrevocable. If a registered owner of Bonds fails to deliver the Bonds referred to in such notice to the Tender Agent on the Purchase Date therefor, such Bonds shall nevertheless be deemed to have been purchased on such Purchase Date, and, to the extent that there shall be on deposit with the Tender Agent on such Purchase Date an amount sufficient to pay the principal amount thereof, plus accrued interest, if any, no interest shall accrue on such Bonds from and after such Purchase Date and such registered owner of Bonds shall have no rights hereunder thereafter as the owner of such Bonds, except the right to receive the purchase price of such Bonds as provided in this Agreement. The Tender Agent shall have no other liability to the Bondowners except to make the payments otherwise due to them hereunder. The Tender Agent, so long as it is the Trustee, shall have all of the rights of the Trustee hereunder.
  423. Mandatory Tender for Purchase.
  Each Term Rate Bond shall be subject to mandatory tender for purchase, in accordance with the terms hereof, but only upon the request of the Borrower, in whole or from time to time in part, on the Business Day immediately following a Term Rate Interest Payment Date at a price equal to the principal amount thereof, together with interest accrued and unpaid thereon. The Trustee shall give notice of any mandatory tender for purchase pursuant to this subsection (a), not less than 30 (thirty) days prior to such Mandatory Purchase Date. In the event that less than all of the Term Rate Bonds shall be subject to mandatory tender for purchase, the Term Rate Bonds (or portions of Term Rate Bonds) to be so purchased shall be selected by the Trustee by lot or in any customary manner of selection as determined by the Trustee, provided that for so long as Cede & Co., as nominee of DTC, is the registered owner, the particular Term Rate Bonds (or portions thereof) to be purchased shall be selected by DTC, in such manner as DTC may determine, from all Term Rate Bonds Outstanding. Not later than 12:00 Noon, New York City time, on the third Business Day preceding any such Mandatory Purchase Date, the Borrower shall deposit with the Trustee an amount of money sufficient to pay the aggregate tender price, including accrued and unpaid interest to such Mandatory Purchase Date, of all the Term Rate Bonds or portions thereof subject to purchase on such Mandatory Purchase Date.
  Each Commercial Paper Bond shall be subject to mandatory purchase on the Purchase Date for the current Interest Period applicable to such Bond at the Purchase Price. Bonds purchased pursuant to this Section 423(b) shall be delivered by the Owners (with all necessary endorsements) to the office of the Tender Agent at or before 12:00 Noon on such Purchase Date, and payment of the Purchase Price shall be made by wire transfer in immediately available funds by the close of business on such Purchase Date. No notice of such mandatory purchase shall be given to the Owners.
  (i) Bonds to be changed from one Mode to another Mode are subject to mandatory purchase on the Mode Change Date at the Purchase Price as provided in this paragraph (i). Bonds purchased pursuant to this paragraph shall be delivered by the Owners (with all necessary endorsements) to the office of the Tender Agent at or before 12:00 Noon on the Mode Change Date and payment of the Purchase Price shall be made by wire transfer in immediately available funds by the close of business on the Mode Change Date. The Tender Agent shall give notice of such mandatory purchase by mail to the Owners of the Bonds subject to mandatory purchase no less than fifteen (15) days (or thirty (30) days in the case of Term Rate Bonds) prior to the Mandatory Purchase Date. The notice shall state the Mandatory Purchase Date, the Purchase Price, the numbers of the Bonds to be purchased if less than all of the Bonds owned by such Owner are to be purchased and that interest on Bonds subject to mandatory purchase shall cease to accrue from and after the Mandatory Purchase Date. The failure to mail such notice with respect to any Bond shall not affect the validity of the mandatory purchase of any other Bond with respect to which notice was so mailed. Any notice mailed will be conclusively presumed to have been given, whether or not actually received by any Owner.
(ii) Bonds to be changed to the Fixed Rate Mode or the Auction Rate Bond Mode are subject to mandatory purchase on the Mode Change Date at the Purchase Price as provided in this paragraph (ii). Bonds purchased pursuant to this paragraph shall be delivered by the Owners (with all necessary endorsements) to the office of the Tender Agent at or before 12:00 Noon on the Mode Change Date and payment of the Purchase Price shall be made by wire transfer of immediately available funds by the close of business on the Mode Change Date. The Tender Agent shall give notice of such mandatory purchase as part of the notice of change of Mode to be sent to the Owners pursuant to Section 404(b)(ii) hereof with regard to the Fixed Rate Mode and Sections 405(b)(ii) and (d) hereof with regard to the Auction Rate Bond Mode.
(iii) Bonds in an Auction Rate Bond Mode to be converted to another Mode shall be subject to mandatory tender at a purchase price equal to 100% of the principal amount thereof, plus accrued interest on the Mode Change Date. The purchase price of such Bonds so tendered shall be payable first, from the proceeds of the remarketing of such Bonds and second, from amounts made available by the Borrower. In the event that the conditions of a conversion are not satisfied as set forth herein under Section 405, including the failure to remarket all applicable Bonds on a mandatory tender date, the Bonds to have been converted will not be subject to mandatory tender, will be returned to their owners, will automatically convert to a seven-day Auction Period and will bear interest at the Maximum Auction Rate.
  The registered owners of Bonds shall be required to tender the Bonds to the Tender Agent on any Mandatory Purchase Date. If any such registered owner fails to properly deliver any Bonds on any Mandatory Purchase Date, such Bonds shall be deemed to have been properly tendered to the Tender Agent and, to the extent that there shall be on deposit with the Tender Agent on such Mandatory Purchase Date an amount sufficient to pay the principal amount thereof, no interest shall accrue on such Bonds from and after the Mandatory Purchase Date and such registered owner of Bonds shall have no rights hereunder thereafter as the owner of such Bonds, except the right to receive the purchase price of such Bonds as provided in Section 424.
  424. Payment of Purchase Price.
  On each Purchase Date and Mandatory Purchase Date, the Bonds tendered or deemed tendered to the Tender Agent for purchase shall be purchased by the Tender Agent with funds received by the Tender Agent hereunder for the purchase price thereof. Funds for the payment of the purchase price shall be paid by the Tender Agent solely from the following sources:
  in the case of an optional tender for purchase, first, proceeds of the sale of the Bonds remarketed pursuant to Section 425, and second, amounts made available by the Borrower;
  in the case of a mandatory tender for purchase pursuant to subsection (a) of Section 423, solely from amounts made available by the Borrower; and
  in the case of a mandatory tender for purchase pursuant to subsection (c) Section 423, first, proceeds of the sale of the Bonds remarketed, and, second, amounts made available by the Borrower.
The purchase price shall be payable by wire transfer upon delivery of the Bonds subject to optional or mandatory tender for purchase to the Tender Agent; provided that the Tender Agent shall have been provided with wire transfer instructions.
  If the ownership of the Bonds is no longer maintained in book-entry form by the Securities Depository, Bonds delivered for payment of the purchase price shall be accompanied by an instrument of transfer thereof in form satisfactory to the Tender Agent executed in blank by the owner thereof and with all signatures guaranteed by a bank, trust company or member firm of The New York Stock Exchange, Inc. The Tender Agent may refuse to accept delivery of any Bonds for which an instrument of transfer satisfactory to it has not been provided and shall have no obligation to pay the purchase price of such Bonds until a satisfactory instrument is delivered.
  The Tender Agent shall hold all Bonds delivered to it pursuant to Section 422 or 423 in trust for the benefit of the registered owners thereof until moneys representing the purchase price of such Bonds shall have been delivered to, or for the account of, or to the order of, such registered owners of Bonds, and, thereafter, shall deliver such Bonds in accordance with Section 426. The Tender Agent shall hold all remarketing proceeds received from the Remarketing Agent in a separate and segregated account pending payment of the purchase price of the Bonds. Moneys held to pay the Purchase Price of the Bonds do not constitute Revenues, shall not be commingled with other moneys and shall not be invested by the Tender Agent.
  425. Remarketing of Bonds.
  Upon the receipt by the Remarketing Agent of notice of the receipt by the Tender Agent of any notice of tender, the Remarketing Agent, subject to the terms of the Remarketing Agreement, shall offer for sale, and shall use its best efforts to sell, the Bonds in respect of which such notice has been given on the related Purchase Date. Unless otherwise instructed by the Borrower, the Remarketing Agent will offer for sale and use its best efforts to sell any Bonds subject to mandatory tender for purchase on the related Mandatory Purchase Date. Any such Bonds shall be offered: (i) at a purchase price equal to the principal amount thereof, plus accrued interest, if any, to the Purchase Date or Mandatory Purchase Date, as the case may be, and (ii) pursuant to terms calling for payment of the purchase price on such Purchase Date or Mandatory Purchase Date, as the case may be, against delivery of such Bonds. In addition, the Remarketing Agent shall, unless otherwise directed by the Borrower, and subject to the terms of the Remarketing Agreement, offer for sale, and use its best efforts to sell any Bonds purchased by the Borrower. Any such Bonds shall be offered at a purchase price equal to the principal amount thereof, plus accrued interest to the sale date.
  The Remarketing Agent shall not be required to remarket any Bonds after the occurrence and during the continuance of a default in the payment of the Bonds.
  By 10:30 A.M., New York City time, on any Purchase Date or Mandatory Purchase Date, the Remarketing Agent shall give notice by telephone of the principal amount of Bonds for which it has arranged a remarketing and the principal amount of Bonds subject to tender for purchase on such Purchase Date or Mandatory Purchase Date for which it has not arranged a remarketing to the Trustee, the Tender Agent and the Borrower. By 12:30 P.M., New York City time, on such Purchase Date or Mandatory Purchase Date, the Remarketing Agent shall transfer to the Tender Agent the proceeds of the remarketing of such Bonds. If by 12:30 P.M., New York City time, on any Purchase Date or Mandatory Purchase Date, the Tender Agent has not obtained sufficient remarketing proceeds to pay the purchase price of Bonds subject to tender for purchase on such Purchase Date or Mandatory Purchase Date, the Tender Agent shall immediately inform the Trustee and the Trustee shall immediately demand payment by the Borrower of moneys sufficient for such purchase. The Borrower shall deliver any such moneys to the Trustee by 2:30 P.M., New York City time, and the Trustee shall deliver any such moneys paid by the Borrower to the Tender Agent.
  426. Delivery of Remarketed or Purchased Bonds.
  Bonds purchased pursuant to Section 424 shall be delivered as follows:
  Bonds remarketed by the Remarketing Agent shall be delivered to the purchasers thereof;
  Auction Rate Bonds purchased pursuant to subsection (c)(iii) of Section 423 shall be delivered to or held by the Trustee for the account of the Borrower; and
  Bonds purchased by the Borrower shall, at the direction of the Borrower, be (A) delivered to or held by the Tender Agent for the account of the Borrower, (B) delivered to the Trustee for cancellation or (C) delivered to the Borrower.
  If, on any date prior to the release of Bonds held by or for the account of the Borrower pursuant to subsection (a)(iii) of Section 426, all Bonds are called for redemption or an acceleration of the Bonds occurs, such Bonds shall be deemed to have been paid and shall thereupon be cancelled by the Trustee.
  427. Standby Bonds.
  Terms. Pursuant to an agreement or agreements in effect from time to time (each a "Standby Agreement") between the Borrower and one or more banks or other lenders (each a "Standby Purchaser"), the Borrower may cause to be purchased by a Standby Purchaser Bonds which the Borrower has been advised pursuant to subsection (c) of Section 425 have not been remarketed ("Standby Bonds"). Standby Bonds shall be Bonds hereunder, including, without limitation, for purposes of Section 601(a)(ii) hereof. Standby Bonds shall be of such duration or shall have such interest periods (commencing and ending on a Business Day), shall bear interest at such rates, and such interest shall be payable on such dates, as shall be determined pursuant to a Standby Agreement, such determination to be evidenced in the instructions to the Tender Agent provided for in subsection (b) of this Section 427. Standby Bonds may be of differing durations, may have differing interest periods, may bear differing interest rates, and may have differing interest payments dates. Standby Bonds may be in any denominations determined by the Borrower. Designation of Bonds of a particular series, subseries or issue as Standby Bonds shall not alter the designation of such Bonds as part of such series, subseries or issue.
  Registration and Delivery. Standby Bonds shall be registered and delivered by the Tender Agent in accordance with instructions given by or on behalf of the Borrower by telephone, telegraph, telecopy, telex or other similar communication at or before 3:00 p.m., New York City time, on the date for purchase of Bonds which have not been remarketed and upon receipt of a purchase price therefor equal to 100% of the principal amount thereof from a Standby Purchaser, such purchase price to be applied to payment of the purchase price of Bonds which have not been remarketed in accordance with subsection (a) of Section 424.
  Mandatory and Optional Tenders for Purchase. Standby Bonds shall be subject to mandatory tender for purchase on the last day of their stated duration or on the last day of an interest period as provided in a Standby Agreement at a purchase price equal to 100% of the principal amount thereof. If permitted by a Standby Agreement, the Borrower may cause a Standby Purchaser to tender for purchase Standby Bonds prior to the last day of their stated duration or such interest period at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, payable in immediately available funds, on any Business Day pursuant to written notice of tender given by or on behalf of a Standby Purchaser to the Tender Agent at its principal office no later than 5:00 p.m. New York City time, on the Business Day next preceding the purchase date. Each notice of tender:
  shall state (x) the principal amount of the Standby Bonds to which the notice relates, (y) the date on which such Standby Bonds are to be purchased, and (z) payment instructions with respect to the purchase price; and
  shall automatically constitute (w) an irrevocable offer to sell each Standby Bond or portion thereof to which the notice relates on the purchase date to any purchaser selected by the Remarketing Agent, at a price equal to the principal amount thereof plus interest thereon accrued and unpaid as of the purchase date, (x) an irrevocable authorization and instruction to the Tender Agent to effect the transfer of such Standby Bond or portion thereof upon payment of such price to the Tender Agent on the purchase date, (y) an irrevocable authorization and instruction to the Tender Agent to effect the exchange of the Standby Bonds to be purchased in whole or in part for other Standby Bonds in an equal aggregate principal amount so as to facilitate the sale of such Standby Bonds to be purchased, and (z) an acknowledgment that such Standby Purchaser will have no further rights with respect to such Standby Bond or portion thereof upon payment of the purchase price thereof to the Tender Agent on the purchase date (other than such rights as may specifically be provided in the applicable Standby Agreement), except for the right to receive such purchase price upon surrender of such Standby Bond to the Tender Agent, and that in such event the Standby Purchaser will hold such Standby Bond as agent for the Tender Agent.
Not later than 11:00 A.M., New York City time, on the Business Day immediately following the date of receipt of such a notice, the Tender Agent shall notify, by telephone promptly confirmed in writing, the Trustee and the Remarketing Agent of the principal amount of Standby Bonds to be purchased and the date of purchase.
  Remarketing. Unless otherwise instructed by the Borrower, the Remarketing Agent shall offer for sale and use its best efforts to find purchasers for all Standby Bonds which are subject to mandatory tender for purchase or for which notice of tender has been received. The terms of any sale by the Remarketing Agent shall provide for the payment of the purchase price for tendered Standby Bonds by the Remarketing Agent to the Tender Agent in immediately available funds at or before 12:30 P.M., New York City time, on the purchase date. Not later than the deadline for payment of the proceeds of remarketing by the Remarketing Agent pursuant to subsection (c) of Section 425, the Borrower shall cause to be paid to the Tender Agent an amount equal to accrued and unpaid interest on remarketed Standby Bonds to the purchase date. In the event Standby Bonds are held by a Standby Purchaser and are tendered for purchase pursuant to a mandatory tender hereunder or under the applicable Standby Agreement, then, to the extent provided in the applicable Standby Agreement and on the terms and conditions set forth therein, at the direction of the Borrower, the Tender Agent shall offer such Standby Bonds for sale to Standby Purchasers. In the event that on the date of any such tender by a Standby Purchaser the Standby Purchasers are not obligated to purchase Standby Bonds, whether because the conditions to such purchase set forth in the applicable Standby Agreement have not been satisfied, or otherwise, and in the event such Standby Bonds are not remarketed to another purchaser, then the Borrower shall remain obligated pursuant to subsection (c) of Section 425 to deliver to the Tender Agent the amount of any deficiency in the amount received by the Tender Agent for the purchase of such tendered Standby Bonds.
  Exchange of Standby Bonds. If a Standby Agreement so provides, the Borrower may cause Standby Bonds to be exchanged for other Standby Bonds of like principal amount but with different terms without remarketing. The Tender Agent shall effect any such exchange upon receipt of and in accordance with a copy of the notice from the Borrower to a Standby Purchaser exercising the Borrower's right to cause such exchange.
  Approval of Standby Agreements. The Borrower shall not enter into a Standby Agreement or agree to an amendment to a Standby Agreement affecting the terms of any Standby Bonds without obtaining (i) the approval of the Issuer and (ii) an opinion of nationally recognized bond counsel to the effect that entering into or amending the Standby Agreement will not adversely affect the exclusion of interest on the Bonds from gross revenue for federal income tax purposes. The Issuer hereby approves the Standby Bond Purchase Agreement dated as of November __, 2004, among the Borrower, New England Power Company and Nantucket Electric Company, as borrowers thereunder, Citicorp USA, Inc., as Administrative Agent and the Lenders listed on the signature pages thereof, as a Standby Agreement under this Section 427. Bank Bonds issued thereunder shall be Standby Bonds.
  428. The Remarketing Agent.
  On or prior to the Business Day immediately preceding the effective date of a change to a Short-Term Mode, the Borrower shall appoint a Remarketing Agent who shall enter into a Remarketing Agreement at such time. The Remarketing Agent shall be a member of the National Association of Securities Dealers, Inc. having capitalization of at least $25,000,000, and be authorized by law to perform all the duties imposed upon it by this Agreement and the Remarketing Agreement. The Remarketing Agreement shall terminate on the Conversion Date to the Fixed Rate for all of the Bonds. The Remarketing Agent may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least 30 days' notice to the Issuer, the Borrower, the Trustee, the Paying Agent and the Tender Agent. The Remarketing Agent may be removed at any time by the Borrower by an instrument signed by the Borrower and filed with the Remarketing Agent, the Tender Agent, and the Paying Agent upon at least 30 days' notice; provided that, prior to the Conversion Date to the Fixed Rate for all of the Bonds, an agreement in substantially the form of the Remarketing Agreement shall be entered into with a successor Remarketing Agent.
  In the event that, prior to the Conversion Date to the Fixed Rate for all of the Bonds, the Remarketing Agent shall resign or be removed or dissolved, or if the property or affairs of the Remarketing Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Borrower shall use its best efforts to appoint a successor as Remarketing Agent.
  429. The Tender Agent.
  The Tender Agent shall be the Trustee, or such other person as the Borrower may appoint meeting the requirements of this Section 429. The Borrower shall appoint any successor Tender Agent for the Bonds, subject to the conditions set forth in subsection (b) of this Section 429. Any Tender Agent which is not also the Trustee shall designate its principal office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Borrower and the Trustee, in which the Tender Agent will agree, particularly:
  to hold all Bonds delivered to it pursuant to Sections 422 and 423, as agent and bailee of, and in escrow for the benefit of, the respective owners thereof until moneys representing the purchase price of such Bonds shall have been delivered to or for the account of or to the order of such owners;
  to hold all moneys (without investment thereof) delivered to it hereunder for the purchase of Bonds pursuant to Sections 424 as agent and bailee of, and in escrow for the benefit of, the person or entity which shall have so delivered such moneys until the Bonds purchased with such moneys shall have been delivered to or for the account of such person or entity;
  to hold Bonds for the account of the Borrower as contemplated by subsection (a)(iii) of Section 426; and
  to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Borrower and the Trustee at all reasonable times.
  The Tender Agent shall be a corporation duly organized under the laws of the United States of America or any state or territory thereof and shall be authorized by law to perform all the duties imposed upon it by this Agreement. The Tender Agent may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least sixty (60) days' notice to the Borrower, the Issuer, the Trustee and the Remarketing Agent. In the event that the Borrower shall fail to appoint a successor Tender Agent, upon the resignation or removal of the Tender Agent, the Trustee shall either appoint a Tender Agent or itself act as Tender Agent until the appointment of a successor Tender Agent. The Tender Agent may be removed at any time by an instrument signed by the Borrower, filed with the Trustee, the Issuer and the Remarketing Agent.
In the event of the resignation or removal of the Tender Agent, the Tender Agent shall deliver any Bonds and moneys held by it in such capacity to its successor or, if there is no successor, to the Trustee. The Trustee shall, within thirty (30) days of the resignation or removal of the Remarketing Agent or the Tender Agent or the appointment of a successor Remarketing Agent or Tender Agent, give notice thereof by first class mail, postage prepaid, to the registered owners of the Bonds.
  430. Broker-Dealers. The Auction Agent shall enter into a Broker-Dealer Agreement with Citigroup Global Markets Inc. ("Citigroup") as the initial Broker-Dealer upon conversion of the Bonds to the Auction Rate Bond Mode. The Borrower may select, with the approval of Citigroup or any successor so long as Citigroup or such successor is a Broker-Dealer (which approval will not be unreasonably withheld), from time to time one or more additional persons to serve as Broker-Dealers under Broker-Dealer Agreements. The Auction Agent shall terminate the Broker-Dealer Agreement with any Broker-Dealer if so instructed by the Borrower.
  431. Credit Ratings. The Borrower shall take all reasonable action necessary to enable at least two, while any Bonds are in the Auction Rate Period, or one, while all of the Bonds are in any other Mode, nationally recognized statistical rating organization(s) (as that term is used in the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act) to provide credit rating(s) for the Bonds.
ARTICLE V
RESERVED.

ARTICLE VI
DEFAULT AND REMEDIES.
  601. Default by the Borrower.
  Events of Default; Default. "Event of Default" in this Agreement means any one of the events set forth below and "default" means any Event of Default without regard to any lapse of time or notice.
  Debt Service. Failure to pay any installment of principal (including sinking fund installments), premium, if any, or interest on any Bonds when due.
  Purchase Price. Failure to pay any purchase price on any Bonds when due.
  Other Obligations. The Borrower shall fail to make any other required payment to the Trustee or the Issuer, and such failure is not remedied within seven (7) days after written notice thereof is given by the Issuer or the Trustee to the Borrower; or the Borrower shall fail to observe or perform any of its other agreements, covenants or obligations under this Agreement and such failure is not remedied within thirty (30) days after written notice thereof is given by the Issuer or the Trustee to the Borrower.
  Warranties. There shall be a material breach of warranty made herein by the Borrower as of the date it was intended to be effective and the breach is not cured within sixty (60) days after written notice thereof is given by the Trustee to the Borrower.
The Borrower agrees to notify the Issuer and the Trustee promptly in writing of the occurrence of any Default or Event of Default of which it has knowledge. Immediately after becoming aware of an Event of Default under (i) above, or within five (5) days or the next Business Day if such fifth day is not a Business Day after becoming aware of a Default or an Event of Default under (ii) or (iii) above, the Trustee will give notice to the Bondowners.
  Waiver. If the Trustee determines that a default has been cured before the entry of any final judgment or decree with respect to it, the Trustee may waive the default and its consequences, including any acceleration, by written notice to the Borrower and shall do so upon written instruction of the owners of at least twenty-five percent (25%) in principal amount of the Outstanding Bonds.
Notwithstanding anything in this section to the contrary, no action or failure to act by the Borrower which results in interest on the Bonds becoming includable in gross income of the owners thereof for federal income tax purposes shall constitute a Default or Event of Default under this Agreement so long as (i) the Borrower shall have delivered the opinion described in Section 420(a)(i) or shall have complied with Section 420(c) and (ii) the redemption provided by Section 420 occurs. In such event, no Bondowner shall be entitled to any claim for monetary damages hereunder and the redemption of the Bonds as provided under Section 420 shall be the exclusive recourse of Bondowners.
  602. Remedies for Events of Default. If an Event of Default occurs and is continuing:
  Acceleration. The Trustee may, and shall, upon written instruction of the Bondowners of at least twenty-five percent (25%) in principal amount of the Outstanding Bonds, by written notice to the Borrower declare immediately due and payable the principal amount of the Outstanding Bonds and the payments to be made by the Borrower therefor, and accrued interest on the foregoing, whereupon the same shall become immediately due and payable without any further action or notice.
  Rights as a Secured Party. The Trustee may exercise all of the rights and remedies of a secured party, under the UCC or otherwise, with respect to moneys in the Debt Service Fund and Redemption Fund, including the right to sell or redeem securities and the right to retain such securities in satisfaction of the obligations of the Borrower hereunder. Notice sent by registered or certified mail, postage prepaid, or delivered during business hours, to the Borrower at least ten (10) days before an event under UCC Section 9-611 or any successor provision of law shall constitute reasonable notification of such event.
  603. Court Proceedings. The Trustee may enforce the obligations of the Borrower under this Agreement by legal proceedings for the specific performance of any covenant, obligation or agreement contained herein, whether or not any breach has become an Event of Default, or for the enforcement of any other appropriate legal or equitable remedy, and may recover damages caused by any breach by the Borrower of the provisions of this Agreement, including (to the extent this Agreement may lawfully provide) court costs, reasonable attorneys' fees and other costs and expenses incurred in enforcing the obligations of the Borrower hereunder. The Issuer may likewise enforce obligations to it hereunder which it has not assigned to the Trustee.
  604. Revenues after Default. The proceeds from sale, redemption or retention of securities under Section 602(b) shall be remitted to the Trustee upon receipt and in the form received. After payment or reimbursement of the reasonable fees, expenses and indemnities of the Trustee and the Issuer in connection therewith, the same shall be applied, first to the remaining obligations of the Borrower hereunder (other than obligations to make payments to the Issuer for its own use) in such order as may be determined by the Trustee, and second, to any unpaid sums due the Issuer for its own use. Any surplus thereof shall be paid to the Borrower.
  605. Trustee May Perform Obligations. If the Borrower fails to observe or perform any covenant, condition, agreement or provision contained in this Agreement, whether or not there is an Event of Default hereunder, the Trustee may perform such covenant, condition, agreement or provision in its own name or in the Borrower's name, and is hereby irrevocably appointed the Borrower's attorney-in-fact for such purpose. The Trustee shall give at least seven (7) days' notice to the Borrower before taking action under this section, except that in the case of emergency as reasonably determined by the Trustee, the Trustee may act on lesser notice or give the notice promptly after rather than before taking the action. The reasonable cost of any such action by the Trustee shall be paid or reimbursed by the Borrower pursuant to Section 312(e).
  606. Remedies Cumulative. The rights and remedies under this Agreement shall be cumulative and shall not exclude any other rights and remedies allowed by law, provided there is no duplication of recovery. The failure to insist upon a strict performance of any of the obligations of the Borrower or of the Issuer or to exercise any remedy for any violation thereof shall not be taken as a waiver for the future of the right to insist upon strict performance or of the right to exercise any remedy for the violation.

ARTICLE VII
THE TRUSTEE.
  701. Corporate Organization, Authorization and Capacity. The Trustee represents and warrants that it is a national banking association with the capacity to exercise the powers and duties of the Trustee hereunder, and that by proper corporate action it has duly authorized the execution and delivery of this Agreement.
  702. Rights and Duties of the Trustee.
  Moneys to be Held in Trust. All moneys received by the Trustee under this Agreement shall be held by the Trustee in trust and applied subject to the provisions of this Agreement.
  Accounts. The Trustee shall keep proper accounts of its transactions hereunder (separate from its other accounts), which shall be open to inspection by the Issuer and the Borrower and their representatives duly authorized in writing.
  Performance of the Issuer's Obligations. If the Issuer shall fail to observe or perform any covenant or obligation contained in this Agreement, the Trustee may to whatever extent it deems appropriate for the protection of the Bondowners or itself, perform any such obligation in the name of the Issuer and on its behalf.
  Actions for Protection of Bondowners. The Trustee shall not be required to monitor the financial condition of the Borrower and, unless otherwise expressly provided, shall not have any responsibility with respect to reports, notices, certificates or other documents filed with it hereunder, except to make them available for inspection by Bondowners. Upon a failure of the Borrower to make a payment required of it under Sections 312(a) or 312(j) when the same becomes due and payable, the Trustee shall give written notice thereof to the Issuer and the Borrower. The Trustee shall not be required to take notice of any other breach or default by the Borrower or the Issuer except when given written notice thereof by the owners of at least ten percent (10%) in principal amount of the Outstanding Bonds. The Trustee shall give default notices under Section 601 and accelerate payments under Section 602 when instructed to do so by the written direction of the owners of at least twenty-five percent (25%) in principal amount of the Outstanding Bonds. The Trustee shall proceed under Section 602 or 603 for the benefit of the Bondowners in accordance with the written directions of the owners of a majority in principal amount of the Outstanding Bonds. The Trustee shall not be required, however, to take any remedial action (other than acceleration or the giving of notice) unless reasonable indemnity is furnished for any expense or liability to be incurred therein.
Upon receipt of written notice, direction or instruction and indemnity, as provided above, and after making such investigation, if any, as it deems appropriate to verify the occurrence of any event of which it is notified as aforesaid, the Trustee shall promptly pursue the remedy provided by this Agreement or any of such remedies (not contrary to any such direction) as it deems appropriate for the protection of the Bondowners, and in its actions under this paragraph, the Trustee shall act for the protection of the Bondowners with the same promptness and prudence as would be expected of a prudent person in the conduct of such person's own affairs.
  Responsibility. The Trustee shall be entitled to the advice of counsel (who may be counsel for any party) and shall not be liable for any action taken in good faith in reliance on such advice. The Trustee may rely conclusively on any notice, certificate or other document furnished to it under this Agreement and reasonably believed by it to be genuine. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and reasonably believed by it to be within the discretion or power conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed under this Agreement or omitted to be taken by it by reason of the lack of direction or instruction required for such action, or be responsible for the consequences of any error of judgment reasonably made by it. When any payment or consent or other action by the Trustee is called for by this Agreement, the Trustee may defer such action pending receipt of such evidence, if any, as it may reasonably require in support thereof. A permissive right or power to act shall not be construed as a requirement to act. The Trustee shall in no event be liable for the application or misapplication of funds, or for other acts or defaults, by any person, firm or corporation except by its own directors, officers, agents and employees. No recourse shall be had by the Borrower, the Issuer or any Bondowner for any claim based on this Agreement or the Bonds against any director, officer, agent or employee of the Trustee unless such claim is based upon the bad faith, fraud or deceit of such person.
  Ownership of Bonds. The Trustee may be or become the owner of or trade in Bonds with the same rights as if it were not the Trustee.
  Surety Bond. The Trustee shall not be required to furnish any bond or surety.
  Continuation Statements. It shall be the duty of the Trustee to execute and file, or cause to be executed and filed, such continuation statements as may be required by the UCC with respect to any financing statements naming the Trustee as secured party and of which the Trustee has knowledge, relating to any security interest granted to the Issuer hereunder for the benefit of the Bondowners.
  Financial Obligations. Nothing contained in this Agreement shall in any way obligate the Trustee to pay any debt or meet any financial obligations to any person in relation to the Project except from moneys received under the provisions of this Agreement or from the exercise of the Trustee's rights hereunder other than the moneys received for its own purposes.
  703. Fees and Expenses of the Trustee. The Borrower shall pay to the Trustee reasonable compensation for its services and pay or reimburse the Trustee for its reasonable expenses and disbursements, including attorneys' fees, hereunder. The Borrower shall indemnify and save the Trustee harmless against any expenses and liabilities which it may incur in the exercise of its duties hereunder and which are not due to its negligence or bad faith. Any fees, expenses, reimbursements, indemnities or other charges which the Trustee may be entitled to receive from the Borrower hereunder, if not paid when due, shall bear interest at the "base rate" of the Trustee (or, if none, the nearest equivalent), and if not otherwise paid, shall be a first lien upon any funds or other property then or thereafter held hereunder by the Trustee. The Trustee may apply any such funds to any of the foregoing items, and in that event the lien of this section shall continue to apply to any other such funds, and the Borrower shall remain liable for the same. Any subsequent payment of any such item by the Borrower shall be used to restore the funds so applied.
  704. Resignation or Removal of the Trustee. The Trustee may resign on not less than thirty (30) days' notice given in writing to the Issuer, the Bondowners and the Borrower, but such resignation shall not take effect until a successor has been appointed. The Trustee will promptly certify to the Issuer that it has mailed such notice to all Bondowners and such certificate will be conclusive evidence that such notice was given in the manner required hereby. The Trustee may be removed (i) by written notice from the owners of a majority in principal amount of the Outstanding Bonds to the Trustee, the Issuer and the Borrower, (ii) for cause by the Borrower with the approval of the Issuer if the Borrower is not in default or (iii) for cause by the Issuer.
  Successor Trustee. Any corporation or association which succeeds to the corporate trust business of the Trustee as a whole or substantially as a whole, whether by sale, merger, consolidation or otherwise, shall thereby become vested with all the property, rights and powers of the Trustee under this Agreement, without any further act or conveyance.
In case the Trustee resigns or is removed or becomes incapable of acting, or becomes bankrupt or insolvent, or if a receiver, liquidator or conservator of the Trustee or of its property is appointed, or if a public officer takes charge or control of the Trustee, or of its property or affairs, a successor shall be appointed by written notice from the Borrower with the written approval of the Issuer. The Issuer shall notify the Bondowners of the appointment in writing within twenty (20) days from the appointment. The Issuer will promptly certify to the successor Trustee that it has mailed such notice to all Bondowners and such certificate will be conclusive evidence that such notice was given in the manner required hereby. If no appointment of a successor is made within forty-five (45) days after the giving of written notice in accordance with Section 704 or after the occurrence of any other event requiring or authorizing such appointment, the outgoing Trustee or any Bondowner may apply to any court of competent jurisdiction for the appointment of such a successor, and such court may thereupon, after such notice, if any, as such court may deem proper, appoint such successor. Any successor Trustee appointed under this section shall be a trust company or a bank having the powers of a trust company, authorized to serve as Trustee under the Act, having a capital and surplus of not less than $50,000,000. Any such successor Trustee shall notify the Issuer and the Borrower of its acceptance of the appointment and, upon giving such notice, shall become Trustee, vested with all the property, rights and powers of the Trustee hereunder, without any further act or conveyance. Such successor Trustee shall execute, deliver, record and file such instruments as are required to confirm or perfect its succession hereunder and any predecessor Trustee shall from time to time execute, deliver, record and file such instruments as the incumbent Trustee may reasonably require to confirm or perfect any succession hereunder.
  705. Miscellaneous. The Trustee shall be given authority to act through agents or attorneys in the exercise of its duties contained herein; provided, further, that the Trustee will not be liable for the acts of such persons if reasonable care is exercised in their selection and supervision. The duties of the Trustee are expressly set forth herein and no implied duties or covenants on the part of the Trustee shall be read into this Agreement.
ARTICLE VIII
THE ISSUER.
  801. Corporate Organization, Authorization and Power. The Issuer represents and warrants as follows:
  it is a body politic and corporate and a public instrumentality of The Commonwealth of Massachusetts, established under Chapter 23G, with the power under and pursuant to the Act, to execute and deliver this Agreement and to perform its obligations hereunder, and to issue and sell the Bonds pursuant to this Agreement;
  it has taken all necessary action and has complied with all provisions of the Constitution of The Commonwealth of Massachusetts and the Act required to make this Agreement and the Bonds the valid obligations of the Issuer which they purport to be; and, when executed and delivered by the parties hereto, this Agreement will constitute a valid and binding agreement of the Issuer enforceable in accordance with its terms, except as enforceability may be subject to the exercise of judicial discretion in accordance with general equitable principles and to applicable bankruptcy, insolvency, reorganization, moratorium and other laws for the relief of debtors heretofore or hereafter enacted to the extent that the same may be constitutionally applied;
  when delivered to and paid for by the initial purchasers in accordance with the terms of this Agreement, the Bonds will constitute valid and binding special obligations of the Issuer enforceable in accordance with their terms, except as enforceability may be subject to the exercise of judicial discretion in accordance with general equitable principles and to applicable bankruptcy, insolvency, reorganization, moratorium and other laws for the relief of debtors heretofore or hereafter enacted to the extent that the same may be constitutionally applied, and will be entitled to the benefits of this Agreement; and
  the Issuer makes no other representations or warranties, either express or implied, of any nature or kind.
  802. Covenant as to Payment; Faith and Credit of Commonwealth Not Pledged. The Issuer covenants that it will promptly pay or cause to be paid the principal of, interest, premium, if any, and other charges, if any, on the Bonds at the place, on the dates and in the manner provided herein and in the Bonds, provided, however, that the Bonds do not now and shall never constitute a general obligation of the Issuer or a debt or pledge of the faith and credit of The Commonwealth of Massachusetts, and all covenants and undertakings by the Issuer hereunder and under the Bonds to make payments are special obligations of the Issuer payable solely from the revenues and funds pledged hereunder.
  803. Rights and Duties of the Issuer.
  Remedies of the Issuer. Notwithstanding any contrary provision in this Agreement, the Issuer shall have the right to take any action not prohibited by law or make any decision not prohibited by law with respect to proceedings for indemnity against the liability of the Issuer and its officers, directors, employees and agents and for collection or reimbursement of moneys due to it under this Agreement for its own account. The Issuer may enforce its rights under this Agreement which have not been assigned to the Trustee by legal proceedings for the specific performance of any obligation contained herein or for the enforcement of any other legal or equitable remedy, and may recover damages caused by any breach by the Borrower of its obligations to the Issuer under this Agreement, including court costs, reasonable attorney's fees and other costs and expenses incurred in enforcing such obligations.
  Limitations on Actions. Without limiting the generality of Section 803(c), the Issuer shall not be required to monitor the financial condition of the Borrower and shall not have any responsibility or other obligation with respect to reports, notices, certificates or other documents filed with it hereunder.
  Responsibility. The Issuer shall be entitled to the advice of counsel (who may be counsel for any party) and shall not be liable for any action taken or omitted to be taken in good faith in reliance on such advice. The Issuer may rely conclusively on any communication or other document furnished to it under this Agreement and reasonably believed by it to be genuine. The Issuer shall not be liable for any action (i) taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, or (ii) in good faith omitted to be taken by it because reasonably believed to be beyond the discretion or powers conferred upon it, (iii) taken by it pursuant to any direction or instruction by which it is governed under this Agreement or (iv) omitted to be taken by it by reason of the lack of direction or instruction required for such action, nor shall it be responsible for the consequences of any error of judgment reasonably made by it. It shall in no event be liable for the application or misapplication of funds, or for other acts or defaults by any person except its own directors, officers and employees. When any consent or other action by the Issuer is called for by this Agreement, the Issuer may defer such action pending such investigation or inquiry or receipt of such evidence, if any, as it may require in support thereof. It shall not be required to take any remedial action (other than the giving of notice) unless reasonable indemnity is provided for any expense or liability to be incurred thereby. It shall be entitled to reimbursement for expenses reasonably incurred or advances reasonably made, with interest at the "base rate" of the Trustee, as announced from time to time (or, if none, the nearest equivalent), in the exercise of its rights or the performance of its obligations hereunder, to the extent that it acts without previously obtaining indemnity. No permissive right or power to act shall be construed as a requirement to act; and no delay in the exercise of any such right or power shall affect the subsequent exercise of that right or power. The Issuer shall not be required to take notice of any breach or default by the Borrower under this Agreement except when given notice thereof by the Trustee. No recourse shall be had by the Borrower, the Trustee or any Bondowner for any claim based on this Agreement, the Bonds or any agreement securing the same against any director, officer, agent or employee of the Issuer alleging personal liability on the part of such person unless such claim is based upon the willful dishonesty of or intentional violation of law by such person. No covenant, stipulation, obligation or agreement of the Issuer contained in this Agreement shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future director, officer, employee or agent of the Issuer in his or her individual capacity, and no person executing a Bond shall be liable personally thereon or be subject to any personal liability or accountability by reason of the issuance thereof.
  Financial Obligations. Nothing contained in this Agreement is intended to impose any pecuniary liability on the Issuer nor shall it in any way obligate the Issuer to pay any debt or meet any financial obligations to any person at any time in relation to the Project except from moneys received under the provisions of this Agreement or from the exercise of the Issuer's rights hereunder other than moneys received for its own purposes.

ARTICLE IX
THE BONDOWNERS.
  901. Action by Bondowners.
Any request, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Bondowners may be contained in and evidenced by one or more writings of substantially the same tenor signed by the requisite number of Bondowners or their attorneys duly appointed in writing. Proof of the execution of any such instrument, or of an instrument appointing any such attorney, shall be sufficient for any purpose of this Agreement (except as otherwise herein expressly provided) if made in the following manner, but the Issuer or the Trustee may nevertheless in its discretion require further or other proof in cases where it deems the same desirable:
The fact and date of the execution by any Bondowner or his or her attorney of such instrument may be proved by the certificate, which need not be acknowledged or verified, of an officer of a bank or trust company satisfactory to the Issuer or to the Trustee or of any notary public or other officer authorized to take acknowledgements of deeds to be recorded in the state in which he or she purports to act, that the person signing such request or other instrument acknowledged to him or her the execution thereof, or by an affidavit of a witness of such execution, duly sworn to before such notary public or other officer. The authority of the person or persons executing any such instrument on behalf of a corporate Bondowner may be established without further proof if such instrument is signed by a person purporting to be the president or a vice president of such corporation with a corporate seal affixed and attested by a person purporting to be its clerk or secretary or an assistant clerk or secretary.
The ownership of Bonds and the amount, numbers and other identification, and date of holding the same shall be proved by the registry books for the Bonds maintained by the Paying Agent.
Any request, consent or vote of the owner of any Bond shall bind all future owners of such Bond. Bonds owned or held by or for the account of the Issuer or the Borrower shall not be deemed Outstanding Bonds for the purpose of any consent or other action by Bondowners.
  902. Proceedings by Bondowners. No Bondowner shall have any right to institute any legal proceedings for the enforcement of this Agreement or any applicable remedy hereunder, unless the Bondowners have directed the Trustee to act and furnished the Trustee indemnity as provided in Section 702(d) and have afforded the Trustee reasonable opportunity to proceed, and the Trustee shall thereafter fail or refuse to take such action.
Subject to the foregoing, any Bondowner may by any available legal proceedings enforce and protect its rights hereunder and under the laws of The Commonwealth of Massachusetts.

ARTICLE X
THE BORROWER.
  1001. Corporate Organization, Authorization and Powers; Eligibility for Financing. The Borrower represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts with the power to enter into and perform this Agreement and that by proper corporate action it has duly authorized the execution and delivery of this Agreement. The Borrower further represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of or default under any bond, indenture, note or other evidence of indebtedness of the Borrower, the charter or by-laws of the Borrower, any gifts, bequests or devises pledged to or received by the Borrower, or any contract, lease or other instrument to which the Borrower is a party or by which it is bound or cause the Borrower to be in violation of any applicable statute or rule or regulation of any governmental authority.
  1002. Tax Status.
  The Borrower shall not take or omit to take any action if such action or omission would (i) cause the Bonds to be "arbitrage bonds" under 1986 Code §148, or (ii) cause the Bonds to cease to be bonds described in 1954 Code §103(b)(4).
  The Borrower represents and warrants that no arrangement, formal or informal, has been, and covenants that none shall be, authorized, permitted or made for the purchase of any of the Bonds by the Borrower or any "related party" (as defined in Treas. Reg. §1.150-1(b)) in an amount related to the amount loaned by the Issuer to the Borrower.
  Partly in furtherance of the foregoing, the Issuer and the Borrower are entering into the Tax Certificate with respect to matters of federal tax law pertaining the Bonds issued under this Agreement. Each such Tax Certificate, as executed and delivered from time to time, will be treated as incorporated by reference herein and the Borrower shall comply with the covenants therein.
  The proceeds of the Bonds will be applied solely to the redemption of the 1993 Bonds as provided in the Tax Certificate.
  1003. Project is a "Project. The Project was at the time of the issuance of the Series 1993 Bonds and, to the best of the Borrower's knowledge, is, a "project" within the definition of such term in the Act.
  1004. Annual Reports and Continuing Disclosure Agreement. The Borrower shall from time to time render such reports concerning compliance with this Agreement as the Trustee or the Issuer may reasonably request. The Borrower hereby covenants and agrees that it will comply with and carry out all of the provisions of the Continuing Disclosure Agreement applicable to it. The Issuer shall have no liability to the Bondowners or any other person with respect to such disclosure matters. Notwithstanding any other provision of this Agreement, failure of the Borrower or the Trustee to comply with the Continuing Disclosure Agreement shall not be considered an Event of Default. The Borrower shall furnish to the agencies rating the Bonds such information as they may reasonably require for current reports to their subscribers.
  1005. Maintenance of Corporate Existence. The Borrower shall maintain its existence as a corporation qualified to do business in Massachusetts and shall not dissolve, dispose of or spin off all or substantially all of its assets, or consolidate with or merge into another entity or entities, or permit one or more other entities to consolidate with or merge into it, except that it may consolidate with or merge into one or more other entities or permit one or more other entities to consolidate with or merge into it, or transfer all or substantially all of its assets to one or more other entities (and thereafter dissolve or not dissolve as it may elect), if (a) the surviving, resulting or transferee entity or entities each is a corporation having the status and powers set forth in Sections 1001 and 1002, (b) the transaction does not result in a conflict, breach or default referred to in Section 1001; and (c) the surviving, resulting or transferee entity or entities each (i) assumes by written agreement with the Issuer and the Trustee all the obligations of the Borrower hereunder and (ii) notifies the Issuer and the Trustee of any change in the name of the Borrower.

ARTICLE XI
MISCELLANEOUS.
  1101. Amendment. (a) This Agreement may be amended by the parties without Bondowner consent for any of the following purposes: (i) to provide for the establishment of a book entry system of registration for the Bonds through a securities depository (which may or may not be DTC), (ii) to add to the covenants and agreements of the Borrower or to surrender or limit any right or power of the Borrower, (iii) to cure any ambiguity or defect, or to add provisions which are not inconsistent with this Agreement and which do not impair the security for the Bonds or (iv) to make any necessary changes to this Agreement to facilitate the conversion of Bonds to another Mode or in connection with the provision of any Credit Facility. In addition, this Agreement may be amended by the parties without Bondowner consent on any Mandatory Purchase Date in any respect. The Borrower acting alone may amend the Maximum Rate to a higher interest rate without Bondowner consent.
(b) In addition, with the consent of each Broker-Dealer, the provisions of this Agreement concerning the Auction Procedures, including without limitation the mandatory tender provisions and amending the Auction Period, Auction Date and Interest Payment Dates as provided in this Agreement, and the definitions applicable thereto, including without limitation, the definitions of Maximum Auction Rate, All Hold Rate and Auction Rate, may be amended (i) by obtaining the written consent of the Trustee if the Trustee determines that such amendment does not materially adversely affect the rights of any Bondowner (it being agreed that in making such determination the Trustee may conclusively rely upon a certificate to such effect of each Broker-Dealer) or (ii) by obtaining the consent of the beneficial owners of the Bonds, or (iii) on any Auction Date on which Sufficient Clearing Bids have been made or all of the Auction Rate Bonds are subject to Submitted Hold Orders. In the case of clause (iii) above, if on the first Auction Date occurring at least 20 days after the date on which the Trustee mailed notice to the registered owners of the Auction Rate Bonds as required by this Agreement, Sufficient Clearing Bids have been received or all of the Auction Rate Bonds are subject to Submitted Hold Orders, the proposed amendment shall be deemed to have been consented to by the owners of all Auction Rate Bonds.
(c) Except as provided in the foregoing paragraphs of this section, this Agreement may be amended only with the written consent of the owners of at least a majority in principal amount of the Outstanding Bonds; provided, however, that no amendment of this Agreement may be made without the unanimous written consent of the affected Bondowners for any of the following purposes: (i) to extend the maturity of any Bond, (ii) to reduce the principal amount or interest rate of any Bond, (iii) to make any Bond redeemable other than in accordance with its terms, (iv) to create a preference or priority of any Bond or Bonds over any other Bond or Bonds, (v) to reduce the percentage of the Bonds required to be represented by the Bondowners giving their consent to any amendment, or (vi) to alter the provisions for optional or mandatory tender for purchase or payment of Purchase Price (except as provided in subsection (a) of this Section 1101 on any Mandatory Purchase Date).
(d) When the Trustee determines that the requisite number of consents have been obtained for an amendment which requires Bondowner consents, it shall, within ninety (90) days, file a certificate to that effect in its records and mail notice to the Bondowners. No action or proceeding to invalidate the amendment shall be instituted or maintained unless it is commenced within sixty (60) days after such mailing. The Trustee will promptly certify to the Issuer that it has mailed such notice to all Bondowners and such certificate will be conclusive evidence that such notice was given in the manner required hereby. A consent to an amendment may be revoked by a notice given by the Bondowner and received by the Trustee prior to the Trustee's certification that the requisite consents have been obtained. The Trustee shall be entitled to receive, and may conclusively rely upon, an opinion of Bond Counsel that any amendment is authorized or permitted by this Section 1101.
  1102. Successors and Assigns. The rights and obligations of the parties to this Agreement shall inure to their respective successors and assigns.
  1103. Notices. Unless otherwise expressly provided, all notices to the Issuer, the Trustee, the Paying Agent and the Borrower shall be in writing and shall be deemed sufficiently given if sent by registered or certified mail, postage prepaid, or delivered during a Business Day as follows: (a) to the Issuer, 160 Federal Street, Boston, Massachusetts, attention of General Counsel, (b) to the Trustee and Paying Agent at One Federal Street, 3rd Floor, Boston, Massachusetts 02110, attention of Corporate Trust Services, (c) to the Borrower at 25 Research Drive, Westborough, Massachusetts 01582, attention of Robert G. Seega, (d) to the underwriter at Citigroup, 338 Greenwich Street, New York, NY 10013, attention: James A. Brodt or Kevin V. Stowe, (e) to S&P at 55 Water Street, New York, New York 10041, attention of Public Finance, or, as to all of the foregoing, to such other address as the addressee shall have indicated by prior written notice to the one giving notice. All notices to a Bondowner shall be in writing and shall be deemed sufficiently given if sent by mail, postage prepaid, to the Bondowner at the address shown on the registration books maintained by the Paying Agent. A Bondowner may direct the Paying Agent to change its address as shown on the registration books by written notice to the Paying Agent.
Notice hereunder may be waived prospectively or retrospectively by the person entitled to the notice, but no waiver shall affect any notice requirement as to other persons.
  1104. Agreement Not for the Benefit of Other Parties. This Agreement is not intended for the benefit of and shall not be construed to create rights in parties other than the Borrower, the Issuer, the Trustee and the Bondowners.
  1105. Severability. In the event that any provision of this Agreement shall be held to be invalid in any circumstance, such invalidity shall not affect any other provisions or circumstances.
  1106. Counterparts. This Agreement may be executed and delivered in any number of counterparts, each of which shall be deemed to be an original, but such counterparts together shall constitute one and the same instrument.
  1107. Captions. The captions and table of contents of this Agreement are for convenience only and shall not affect the construction hereof.
  1108. Governing Law. This instrument shall be governed by the laws of The Commonwealth of Massachusetts.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed under seal all as of the date first above written.

(Seal)	MASSACHUSETTS DEVELOPMENT FINANCE AGENCY
By:

President and Chief Executive Officer/ Executive Vice President and Chief Operating Officer/Senior Executive Vice President/ Treasurer and Executive Vice President of Finance and Administration and Chief Financial Officer/Secretary and General Counsel/ Executive Vice President for Finance Programs/Executive Vice President for Real Estate/Senior Vice President, Investment Banking

(Seal)	MASSACHUSETTS ELECTRIC COMPANY
By: Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By: Authorized Officer